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TABLE OF CONTENTS 2

As filed with the Securities and Exchange Commission on February 10, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Amendment No. 1

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE
ACT OF 1934

Carey Credit Income Fund
(Exact Name of Registrant as Specified in its Charter)

Trevor P. Bond
Chief Executive Officer

Delaware (State or Other Jurisdiction of Incorporation or Organization)	47-2039472 (I.R.S. Employer Identification No.)
50 Rockefeller Plaza, New York, New York (Address of Principal Executive Offices)	10020 (Zip Code)

(212) 492-1100
(Registrant's telephone number, including area code)

with copies to:
Wilmington Trust, National Association 1100 North Market Street Wilmington, Delaware 19890	Richard Horowitz, Esq. Dechert LLP 1095 Avenue of the Americas New York, NY 10036 Telephone: (212) 698-3500 Facsimile: (212) 698-3599

        Securities to be registered pursuant to Section 12(b) of the Act:

None

        Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)
Common Stock, par value $0.001 per share

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filer" and "small reporting company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

        Carey Credit Income Fund is filing this registration statement on Form 10 (the "Registration Statement") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on a voluntary basis to permit it to file an election to be regulated as a business development company ("BDC"), under the Investment Company Act of 1940, as amended (the "1940 Act"), and to provide current public information to the investment community. In this Registration Statement, the "Company," "we," "us," and "our" refer to Carey Credit Income Fund, unless otherwise specified.

        Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the Exchange Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

        After the effectiveness of this Registration Statement and the Registration Statements of the Feeder Funds (as defined below), we will file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

        We will serve as the master fund in a master/feeder structure in that one or more feeder funds (each, a "Feeder Fund"), which will be separate externally managed, non-diversified closed-end management investment companies with the same investment objectives and strategies as our investment objectives and strategies, will invest substantially all of their assets in our common shares ("Shares"). We anticipate that our only shareholders will be our Advisors (as defined below) (or an affiliate thereof) and the Feeder Funds. We have a board of trustees (the "Board of Trustees") that has overall responsibility for overseeing our management and operations. The same Trustees also serve on the Feeder Funds' Board of Trustees where they have the overall responsibility for overseeing the Feeder Funds' management and operations.

        While we expect to continuously offer our Shares and have an indefinite life, the Feeder Funds will have specific offering periods, unless otherwise extended for up to 90 days by the Board of Trustees, and will also have a finite term of no more than five years from the closing of their offerings.

        We will make the investments described in this Registration Statement with the proceeds we receive from the sale of our Shares to our Advisors and to the Feeder Funds.

FORWARD-LOOKING STATEMENTS

        Some of the statements in this Registration Statement may constitute forward-looking statements because they relate to future events or our future financial conditions. Words such as "anticipate," "believe," "expect," and "intend" indicate a forward-looking statement, although not all forward-looking statements include these words. The use of forecasts in this offering is prohibited. Any representations to the contrary or any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in this program is not permitted. The forward-looking statements contained in this Registration Statement involve risks and uncertainties, including statements as to:

  •
  our future operating results;

  •
  our business prospects and the prospects of our portfolio companies;

  •
  the effect of investments that we expect to make;

  •
  our contractual arrangements and relationships with third parties;

  •
  actual and potential conflicts of interest with Carey Credit Advisors, LLC ("W. P. Carey") and Guggenheim Partners Investment Management, LLC ("Guggenheim") (W. P. Carey and Guggenheim collectively, the "Advisors") and their respective affiliates;

  •
  the dependence of our future success on the general economy and its effect on the industries in which we invest;

  •
  the ability of our portfolio companies to achieve their objectives;

  •
  the use of borrowed money to finance a portion of our investments;

  •
  the adequacy of our financing sources and working capital;

  •
  the timing of cash flows, if any, from the operations of our portfolio companies;

  •
  the ability of our Advisors to locate suitable investments for us and to monitor and administer our investments;

  •
  the ability of our Advisors and their respective affiliates to attract and retain highly talented professionals;

  •
  our ability to qualify and maintain our qualification as a regulated investment company (a "RIC") and as a BDC; and

  •
  the effect of changes to tax legislation and our tax position.

        We caution you that forward-looking statements are not guarantees. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic downturn, increased direct competition, changes in government regulations or accounting rules, changes in local, national, and global capital market conditions, our ability to obtain or maintain credit lines or credit facilities on satisfactory terms, changes in interest rates, availability of offering proceeds, our ability to identify suitable investments, our ability to close on identified investments, inaccuracies of our accounting estimates, our ability to locate suitable borrowers for our loans, and the ability of such borrowers to make payments under their respective loans.

        Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we file with the SEC in the future, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

        The forward-looking statements and projections contained in this Registration Statement or in periodic reports we file under the Exchange Act are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Exchange Act.

        The use of investor return forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in this offering is not permitted.

Item 1.    Business

(a)
General Development of Business

        We were formed on September 5, 2014 as a statutory trust under the laws of the State of Delaware. We expect to conduct private offerings (each, a "Private Offering") of our Shares to the Feeder Funds in reliance on exemptions from the registration requirements of the Securities Act. At the closing of any Private Offering, each Feeder Fund will make a capital contribution to purchase our Shares pursuant to a subscription agreement entered into with the Company. See "Item 1(c). Description of Business—The Private Offering." We anticipate commencing our loan origination and investment activities contemporaneously with the Private Offering, which is expected to occur in the first quarter of 2015.

        Upon the effectiveness of this Registration Statement and the Registration Statements of the Feeder Funds, we will elect to be treated as a BDC under the 1940 Act. We also intend to elect to be treated for federal income tax purposes, beginning with the taxable year ending [December 31, 2015], and intend to qualify annually thereafter, as a RIC under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As a BDC and a RIC, we are required to comply with certain regulatory requirements. See "Item 1(c). Description of Business—Regulation as a Public Business Development Company" and "Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences."

(b)
Financial Information about Industry Segments

        Our operations comprise only a single reportable segment. See "Item 2. Financial Information."

(c)
Description of Business

General

        We are a specialty finance investment company. Our investment objectives are to provide our shareholders with current income, capital preservation, and, to a lesser extent, long-term capital appreciation. We intend to meet our investment objectives by investing primarily in large, privately-negotiated loans to private middle market U.S. companies. Specifically, we expect a typical borrower to have earnings before interest, taxes, depreciation, and amortization ("EBITDA") of $25 million to $100 million and annual revenue ranging from $50 million to $1 billion. We seek to invest in businesses that have a strong reason to exist and have demonstrated competitive and strategic advantages. These companies generally possess distinguishing business characteristics such as a leading competitive position in a well-defined market niche, unique brands, sustainable profitability and cash flow, and experienced management. We anticipate that our investments will sit senior, generally as senior secured debt, in a borrower's capital structure and have re-payment priority over other parts of a borrower's capital structure (i.e., subordinated debt, preferred and common equity). By investing in a more senior point of a borrower's capital structure we expect to gain superior principal protection with less risk, which provides the opportunity for a better risk /return profile than that of a typical middle market or private equity alternative investment. In addition to privately-negotiated loans we intend to invest in opportunities that could include more broadly syndicated assets such as bank loans and corporate bonds. In this instance, we intend to take our directly originated model and apply it to our syndicated loan and bond relationships, where we believe we will be able to create stronger packages of risk and reward for our investors. Our portfolio is expected to focus on floating-rate investments, whose revenue streams may increase in a rising interest rate environment and on investments that have other characteristics including closing fees, pre-payment premiums, lender- friendly control provisions, and strong lender-friendly covenants. We may also invest in fixed-rate investments, options or other forms of equity participation, and, to a limited extent and not as a principal investment strategy, structured products such as collateralized loan obligations ("CLOs") and collateralized debt obligations ("CDOs").

        We intend to invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as "junk," have predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. They may also be illiquid and difficult to value. A material amount of our debt investments may contain interest reset provisions that may make it more difficult for the borrowers to make debt repayments to us. In addition, a material amount of our debt investments may not pay down principal until the end of their lifetimes, which could result in a substantial loss to us if the portfolio companies are unable to refinance or repay their debts at maturity.

        Our investment strategy leverages our Advisors' deep research teams with relative value perspective across all corporate credit asset types. This creates a larger, proprietary opportunity set that lends itself to generating best risk-adjusted investment ideas to us. The strategy strives to create investments with a more attractive combination of risk and reward, better economics, and stronger protections than those offered in traditional transactions.

        There can be no assurances that any of the investment objectives, benefits or expectations described in the preceding paragraphs will be achieved.

        Because we intend to be a BDC, and we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See "Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences."

        We may borrow money from time to time within the levels permitted by the 1940 Act (which generally allows us to incur leverage for up to one-half of our assets). In determining whether to borrow money, we will analyze the maturity, covenant package, and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. The use of borrowed funds or the proceeds of preferred stock offerings to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our Shares. See "Item 1A. Risk Factors—Risks Relating to Our Business—The amount of any distributions we may make is uncertain. We may not be able to pay you distributions or be able to sustain distributions at any particular level, and our distributions per share may not grow over time or may decline. We have not established any limit on the extent to which we may use borrowings, if any, or offering proceeds to fund distributions (which may reduce the amount of capital we ultimately invest in portfolio companies)."

        We will be subject to periodic examination by the SEC for compliance with the 1940 Act.

  Our Advisors

        Our investment advisors are W. P. Carey, which is responsible for the overall management of our activities, and Guggenheim, which is responsible for the day-to-day management of our investment portfolio. Under the overall supervision of our Board of Trustees, W. P. Carey provides its investment advisory services under an investment advisory agreement with us (as amended, the "Investment Advisory Agreement"), and its administrative services under an administrative services agreement with us (the "Administrative Services Agreement"). Guggenheim provides its services under a sub-advisory agreement with W. P. Carey and us (the "Investment Sub-Advisory Agreement"). See "Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administrative Services Agreement." Furthermore, as required by the Omnibus Guidelines adopted by the North American Securities Administrators Association, our Advisors and their parent entities have an aggregate net worth in excess of $6.8 million. No portion of such net worth will be available to us to satisfy any of our liabilities or other obligations.

  About W. P. Carey

        Our Advisor is an affiliate of W. P. Carey Inc., and is a registered investment adviser with the SEC under the Investment Advisers Act of 1940, as amended. Founded in 1973, W. P. Carey Inc. is a publicly traded real estate investment trust (NYSE: WPC) that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. W. P. Carey Inc. has expertise in credit and real estate underwriting, with more than 35 years of experience in evaluating credit and real estate investment opportunities. A capital provider to growing U.S. companies since its inception, W. P. Carey Inc. owns and manages a global investment portfolio of more than $18 billion as of September 30, 2014. W. P. Carey Inc. is subject to the information and reporting requirements of the Exchange Act. As a result, it files periodic reports and financial statements with the SEC, copies of which are available on the SEC's website at www.sec.gov.

        For four decades, W. P. Carey Inc. has provided companies around the globe with capital to expand their businesses, make acquisitions, invest in research and development, or fund other corporate initiatives. Its corporate finance-focused credit and underwriting process is a constant that has been leveraged across a wide variety of companies and industries. W. P. Carey Inc.'s investment process has largely focused on identifying companies with stable and improving credit profiles using a top down and bottom up approach, without relying on outside rating agencies. Credit-quality characteristics, capital structure, operating history, margin and ratio analysis, industry market share, and management team are all key considerations in evaluating and determining investment suitability of potential credits.

        We believe that W. P. Carey Inc.'s reputation and track record of sourcing and consummating investment opportunities over its more than 40 year history, both directly and on behalf of its investment programs, its credit underwriting experience and infrastructure, and its experience in managing similar companies through all phases of their life cycles will benefit us as we seek to implement our investment objectives.

  About Guggenheim

        Guggenheim Investments represents the investment management businesses of Guggenheim Partners and includes Guggenheim, an SEC registered investment adviser. Guggenheim Partners is a privately held, global financial services firm with over 2,500 employees and more than $220 billion in assets under management as of September 30, 2014. It produces customized solutions for its clients, which include institutions, governments and agencies, corporations, investment advisors, family offices, and individual investors.

        Guggenheim Investments manages $194 billion in assets across fixed income, equity, and alternatives as of September 30, 2014. Its 250+ investment professionals perform research to understand market trends and identify undervalued opportunities in areas that are often complex and underfollowed. This approach to investment management has enabled Guggenheim to deliver long-term results to its clients.

        Within Guggenheim Investments is the $67 billion Guggenheim Corporate Credit Team who is responsible for all corporate credit strategies. A unified credit platform is utilized for all strategies and is organized by industry as opposed to asset class which increases their ability to uncover relative value opportunities and to identify and source opportunities. The scale of the platform, combined with the expertise across a wide range of industries and extensive legal resources, allows Guggenheim to be a solution provider to the market, creating a pipeline of investment opportunities.

  The Board of Trustees

        Our business is managed under the direction of our Board of Trustees. The responsibilities of the Board of Trustees include the oversight of our investment activities, quarterly valuations of our assets, financing arrangements, and corporate governance activities. The Board of Trustees currently has an Independent Trustee Committee, an audit committee, and a nominating and governance committee, and it may establish additional committees from time to time as necessary to fulfill their obligations. Our Board of Trustees consists of five members, three of whom are not "interested persons" as defined in the 1940 Act, which means that they are not affiliated with either us or our Advisors (our "Independent Trustees"). The same Trustees also serve on the Feeder Funds' Board of Trustees.

        Our Board of Trustees, including the Independent Trustees, oversees and monitors our investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, will annually review the compensation we pay to W. P. Carey and the compensation W. P. Carey pays to Guggenheim to determine that the provisions of the Investment Advisory Agreement and the Investment Sub-Advisory Agreement, respectively, are carried out.

  Investment Advisory Agreement; Investment Sub-Advisory Agreement

        Under the terms of the Investment Advisory Agreement and the Investment Sub-Advisory Agreement, our Advisors will be responsible for the following:

  •
  determining the composition and allocation of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such strategies;

  •
  identifying, evaluating, negotiating, and structuring the investments we make;

  •
  performing due diligence on prospective portfolio companies;

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  executing, closing, servicing, and monitoring the investments we make;

  •
  determining the securities and other assets that we will purchase, retain or sell; and

  •
  providing us with such other investment advisory, research, and related services as we may, from time to time, reasonably require for the investment of our capital.

        Guggenheim will be primarily responsible for initially identifying, evaluating, negotiating, and structuring our investments. These activities will be carried out by its investment teams and are subject to the oversight of Guggenheim's senior investment personnel. Each investment that we make will require the approval of both our Advisors. Certain affiliated co-investment transactions may require the additional approval of our Independent Trustee Committee.

        Additionally, as a BDC, we must offer managerial assistance to our eligible portfolio companies ("EPCs"). This managerial assistance may include monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of our EPCs, and providing other organizational and financial guidance. Our Advisors or our administrator make available such managerial assistance, on our behalf, to our EPCs, whether or not they request this assistance. We may receive fees for these services and will reimburse our Advisors for their allocated costs in providing such assistance, subject to review and approval by our Board of Trustees.

        The compensation payable to our Advisors will be approved by our Board of Trustees, consistent with the exercise of the requisite standard of care applicable to trustees under Delaware law. Such compensation is payable, in most cases, regardless of the quality of the assets acquired, the services provided or whether we make distributions to our shareholders.

        The Company will pay W. P. Carey a fee for its services under the Investment Advisory Agreement. The fee will consist of two components: a management fee and an incentive fee. The Investment Sub-Advisory Agreement between W. P. Carey and Guggenheim will provide that Guggenheim will receive 50% of all fees payable to W. P. Carey under the Investment Advisory Agreement. We believe that this fee structure benefits shareholders by aligning the compensation of both of our Advisors with our overall investment performance. The cost of both the management fee and the incentive fee is ultimately borne by our shareholders.

  Management Fee

        The management fee will be calculated at the following annual rates based on the simple average of our gross assets (i.e., total assets) at the end of the two most recently completed calendar months and will be payable monthly in arrears:

Annual Rate

2.000% on the portion of assets below $1 billion

1.875% on the portion of assets between $1 billion and $2 billion

1.750% on the portion of assets above $2 billion

        The determination of gross assets will reflect changes in the fair value of portfolio investments, including both realized and unrealized capital appreciation. Although we do not anticipate making significant investments in derivative financial instruments, the fair value of any such investments, which will not necessarily equal their notional value, will be included in our calculation of gross assets.

  Incentive Fee

        The incentive fee consists of two parts: (i) a subordinated incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

        The subordinated incentive fee on income will be earned on pre-incentive fee net investment income and shall be determined and payable in arrears as of the end of each calendar quarter during which the Investment Advisory Agreement is in effect. In the case of a liquidation or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.

        The subordinated incentive fee on income for each quarter will be calculated as follows:

  •
  No subordinated incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.875% on average adjusted capital (the "quarterly preferred return").

  •
  All pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 2.344% on average adjusted capital in any quarter, will be payable to the Advisors (the "catch-up"). The catch-up is intended to provide an incentive fee of 20% on all pre-incentive fee net investment income when pre-incentive fee net investment income reaches 2.344% on average adjusted capital in any quarter.

  •
  For any quarter in which pre-incentive fee net investment income exceeds 2.344% on average adjusted capital, the subordinated incentive fee on income shall equal 20% of the amount of pre-incentive fee net investment income, because the preferred return and catch up will have been achieved.

  •
  Pre-incentive fee net investment income is defined as interest income, dividend income, fee income, and any other income, including net interest received on derivatives or swaps, accrued during the calendar quarter, minus operating expenses for the quarter, including the management fee, expenses payable under the Administrative Services Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, and corporate taxes related to investment activities, if any, but excluding (i) the incentive fee; (ii) any expense support payments under the Expense Support Agreement with the Advisors (See "Fees and Expenses"); (iii) any reimbursement of expense support payments under the Expense Support Agreement with the Advisors; and (iv) any corporate taxes directly related to distribution decisions made by the Board of Trustees. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of computing the subordinated incentive fee on income, the calculation methodology will look through derivatives or swaps as if the Company owned the reference assets directly. Therefore, net interest, if any, associated with a derivative or swap (which represents the difference between (i) the interest income and fees received in respect of the reference assets of the derivative or swap and (ii) the interest expense or financing charges paid by the Company to the derivative or swap counterparty) will be included in the calculation of quarterly pre-incentive fee net investment income for purposes of the subordinated incentive fee on income.

  •
  Average adjusted capital is defined as the daily average of (i) cumulative proceeds generated from sales of our Shares, (ii) reduced for (A) distributions paid to our shareholders that represent return of capital on a tax basis and (B) the cumulative historical proceeds originally generated from sales of our Shares that have been repurchased pursuant to the share repurchase program or a liquidity event.

        The following is a graphical representation of the calculation of the quarterly subordinated incentive fee on income:

Quarterly Subordinated Incentive Fee on
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of average adjusted capital)

Percentage of Pre-Incentive Fee Net Investment Income
Allocated to Quarterly Incentive Fee

        The incentive fee on capital gains will be earned on liquidated investments and shall be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal 20% of realized capital gains on a cumulative basis from inception, net of (i) all realized capital losses and unrealized depreciation on a cumulative basis from inception and (ii) the aggregate amount, if any, previously paid incentive fees on capital gains as calculated in accordance with GAAP.

        For purposes of computing the incentive fee on capital gains, the calculation methodology will look through derivatives or swaps as if the Company owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative or swap, will be included on a cumulative basis in the calculation of the incentive fee on capital gains.

        Because of the structure of the subordinated incentive fee on income and the incentive fee on capital gains, it is possible that we may pay such fees in a quarter where it incurs a net loss. For example, if we receive pre-incentive fee net investment income in excess of the 1.875% on average adjusted capital for a quarter, it will pay the applicable incentive fee even if it has incurred a net loss in the quarter due to a realized or unrealized capital loss. Our Advisors will not be under any obligation to reimburse us for any part of the incentive fee they receive that is based on prior period accrued income that we never receive as a result of a subsequent decline in the value of its portfolio or any borrower default.

        The fees that are payable under the Investment Advisory Agreement for any partial period will be appropriately prorated. The fees are calculated using a detailed policy and procedure approved by our Advisors and our Board of Trustees, including a majority of the Independent Trustees, and such policy and procedure are consistent with the description of the calculation of the fees set forth above.

        Our Advisors may elect to defer or waive all or a portion of the fees that would otherwise be paid to them in their sole discretion. Any portion of a fee not taken as to any month, quarter or year will be deferred without interest and may be taken in any such other month (prior to the occurrence of a liquidity event) as our Advisors may determine in their sole discretion. To the extent that Guggenheim elects to receive its allocable share of the fees or waive or defer all or any portion of its allocable share of the fees, W. P. Carey will make the election on its behalf and any amounts due to Guggenheim under the Investment Sub-Advisory Agreement will be adjusted accordingly.

Examples of the two-part incentive fee:

        Example 1—Subordinated Incentive Fee on pre-incentive fee net investment income for each quarter

Scenarios expressed as a percentage of average adjusted capital	Scenario 1	Scenario 2	Scenario 3
Pre-incentive fee net investment income	0.5500%	1.9500%	2.8000%
Catch up incentive fee (maximum of 0.469%)	—	(0.0750)%	(0.4690)%
Split incentive fee (20% above 2.344%)	—	—	(0.0912)%

Net Investment income	0.5500%	1.8750%	2.2398%

  Scenario 1—Subordinated Incentive Fee on Income

        Pre-incentive fee net investment income does not exceed the 1.875% preferred return rate, therefore there is no catch up or split incentive fee on pre-incentive fee net investment income.

  Scenario 2—Subordinated Incentive Fee on Income

        Pre-incentive fee net investment income falls between the 1.875% preferred return rate and the catch up of 2.344%, therefore the incentive fee on pre-incentive fee net investment income is 100% of the pre-incentive fee above the 1.875% preferred return at 0.0750%.

  Scenario 3—Subordinated Incentive Fee on Income

        Pre-incentive fee net investment income exceeds the 1.875% preferred return and the 2.344% catch up provision. Therefore the catch up provision is fully satisfied by the 0.4690% of pre-incentive fee net investment income above the 1.875% preferred return rate and there is a 20% incentive fee on pre-incentive fee net investment income above the 2.344% threshold. This provides a 0.560% incentive fee, which represents 20% of pre-incentive fee net investment income.

  Example 2—Incentive Fee on Capital Gains

  Assumptions

Year 1: No net realized capital gains or losses

Year 2: 6% realized capital gains and 1% realized capital losses and unrealized capital depreciation; capital gain incentive fee = 20% × (realized capital gains for year computed net of all realized capital losses and unrealized capital depreciation at year end)
Year 1 Incentive Fee on Capital Gains	= 20% × (0)
= 0
= No Incentive Fee on Capital Gains
Year 2 Incentive Fee on Capital Gains	= 20% × (6% -1%)
= 20% × 5%
= 1%

  Administrative Services Agreement

        Under the terms of the Administrative Services Agreement, W. P. Carey performs or oversees the performance of various administrative services that we require. These include investor services, general ledger accounting, fund accounting, maintaining required financial records, calculating our net asset value, filing tax returns, preparing and filing SEC reports, preparing, printing and disseminating shareholder reports, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. W. P. Carey also provides us with facilities and access to personnel necessary for our business and these services. For providing these services, facilities, and personnel, we will reimburse W. P. Carey for administrative expenses it incurs in performing its obligations.

        Each of the Investment Advisory Agreement, the Investment Sub-Advisory Agreement, and the Administrative Services Agreement were approved by our Board of Trustees on [                        ], 2015 and will become effective as of [            ]. A discussion regarding the basis for our Board of Trustees' approval of these agreements will be included in the first periodic report we file with the SEC following the commencement of this offering. Unless earlier terminated as described below, each agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of our Independent Trustees and either our Board of Trustees or the holders of a majority of our outstanding voting securities.

        Each of the Investment Advisory Agreement, the Investment Sub-Advisory Agreement, and the Administrative Services Agreement will automatically terminate in the event of its assignment. In accordance with the 1940 Act, we may terminate the Investment Advisory Agreement and the Administrative Services Agreement with W. P. Carey and cause W. P. Carey to terminate the Investment Sub-Advisory Agreement with Guggenheim upon 60 days' written notice. The decision to terminate any agreement may be made by a majority of our Independent Trustees or the holders of a majority of our outstanding Shares. W. P. Carey and Guggenheim have separately agreed between themselves that, in the event that one of them is removed as investment advisor (other than for cause), the other will also terminate its advisory agreement.

        W. P. Carey will be permitted to voluntarily terminate the Investment Advisory Agreement and the Administrative Services Agreement, and Guggenheim will be permitted to voluntarily terminate the Investment Sub-Advisory Agreement, upon 120 days' prior written notice. W. P. Carey may not terminate the Investment Sub-Advisory Agreement without the consent of our Board of Trustees or the holders of a majority of our outstanding Shares. See "Item 1A. Risk Factors—Risks Relating to Our

Business—Our ability to achieve our investment objectives depends on the Advisors' ability to manage and support our investment process. If the Advisors were to lose a significant number of their respective key professionals, or terminate the Investment Advisory and/or Investment Sub-Advisory Agreement, our ability to achieve our investment objectives could be significantly harmed."

        The Investment Advisory Agreement and the Investment Sub-Advisory Agreement provide that W. P. Carey and Guggenheim and each of its officers, trustees, persons associated with each advisor, shareholders (and owners of the shareholders), controlling persons, and agents are entitled to indemnification from us for any damages, liabilities, costs, and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation, or other proceedings arising out of, or otherwise based on the performance of any of, such advisor's duties or obligations under the Investment Advisory Agreement or the Investment Sub-Advisory Agreement, as applicable, or otherwise as our investment advisor, (i) to the extent such damages, liabilities, costs, and expenses (A) are not fully reimbursed by insurance and (B) do not arise by reason of willful misfeasance, bad faith, or gross negligence in such advisor's performance of such duties or obligations, or such advisor's reckless disregard of such duties or obligations, and (ii) otherwise to the fullest extent such indemnification is consistent with the provisions of our Declaration of Trust, as amended ("Declaration of Trust"), the 1940 Act, the laws of the State of Delaware, and other applicable law.

  Market Opportunity

        Our investment objectives are to provide our shareholders with current income, capital preservation, and, to a lesser extent, long-term capital appreciation. We intend to meet our investment objectives by investing primarily in large, privately-negotiated loans to private middle market U.S. companies. We believe there are and will continue to be attractive investment opportunities for a variety of reasons, including the following:

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  Scarcity of Capital for Middle Market Companies.  Middle market companies' access to capital has not improved at the same pace as larger companies' access. Because middle market borrowers have fewer options than larger borrowers, lenders to this segment achieve attractive economic terms and strong structural protections. This middle market financing gap is likely to persist as credit demand outstrips supply. Future middle market financing demand will likely increase due to impending maturities and more leveraged buyout activity which will be met by fewer capital providers. Commercial banks are making fewer cash flow loans, instead focused in many cases on asset based loans. Hedge funds, a primary middle market capital source in past years, have largely exited the market. Mezzanine capital remains available but is largely unsuitable as a one-stop capital solution due to the high costs.

 Share of Primary Middle Market Loans

Source: S&P LCD, Barclays (as of September 30, 2014)

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  Attractive Middle Market Segment.  We believe the need for middle market financing combined with the lack of supply of capital to the middle market segment has created and will continue to create compelling investment opportunities. Compared to larger companies, middle market companies often offer more attractive economic terms and flexibility in the structuring of transactions, which we believe allows us to create more attractive debt instruments. Middle market investments are more likely to have tighter covenants and loan documentation, more attractive fees, and enhanced pricing compared to financing packages of larger companies.

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  Significant Amounts of Middle Market Debt Coming Due.  We believe that over $530 billion of debt to middle market companies will face upcoming maturities and need to be refinanced over the next five years. We believe that the large amount of maturities combined with the scarcity of capital for middle market companies should increase demand and provide attractive investment opportunities.

Middle Market Maturities (Sbn)

Source: S&P LCD, Barclays (as of September 30, 2014)

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  Changes in the Regulatory Landscape Increasing the Demand for Additional Sources of Debt Financing.  The post-crisis sector of commercial banking, driven by heightened oversight and regulatory pressure, is one that is marked by dramatically increased risk management practices and requirements to increase capital and to deleverage. The Dodd Frank Act, Volcker Rule, Basel III, and Leveraged Lending Guidelines attempt to remove systematic risk in the commercial banking market. We believe this provides a need for non-traditional sources of debt financing to fill the gap where traditional sources play a reduced role. We believe the scale of our platform allows us to fulfill a differentiated role in deals that capitalize on these secular shifts in the debt capital markets, including but not limited to an active role in syndicated deals.

  Our Potential Competitive Strengths

        As a BDC with a particular focus on lending activities, we may experience competition from other BDCs, commercial banks, specialty finance companies, open-end and closed-end investment companies, opportunity funds, private equity funds, and institutional investors, many of which generally have had greater financial resources than we do for the purposes of lending to U.S. businesses within our stated investment focus. These competitors may also have a lower cost of capital, may be subject to less regulatory oversight, and may have lower overall operating costs. The level of competition impacts our ability to raise capital, find suitable corporate borrowers that meet our investment criteria, and acquire and originate loans to these corporate borrowers. We may also face competition from other funds in which affiliates of our Advisors participate or advise.

        We believe we have the following competitive strengths over other capital providers in our markets which will allow us to capitalize on attractive market opportunities:

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  Corporate Credit Expertise.  Together our Advisors have over 50 years of investing in corporate finance-focused credit and real estate underwriting. For four decades, W. P. Carey Inc. has provided companies around the globe with capital to expand their businesses, make acquisitions, invest in research and development, or fund other corporate initiatives. Its corporate finance-focused credit and underwriting process is a constant that has been leveraged across a wide variety of companies and industries. Furthermore, Guggenheim's core team has been together since 2001, managing more than $67 billion in corporate credit strategies. This has allowed them to become a market leader in structuring and investing in private middle market private debt with approximately $6.2 billion in 126 privately-negotiated debt transactions since 2002.

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  Breadth of Corporate Credit Platform and Sourcing Capabilities.  Guggenheim's corporate credit team invests across the spectrum with investment grade, high yield, bank loans, and private debt all on one platform. This structure, along with our Advisor's 40-year track record of sourcing and consummating investment opportunities, gives us perspective on relative value, access to better information and more detailed diligence on potential investments, and provides us with more sourcing opportunities. Our Advisors have extensive investing experience and, as a result, maintain relationships with a number of important investment sources, such as private equity sponsors, investment banks, insurance companies, and commercial banks, as well as corporate entities and high net worth individuals. The depth and breadth of our Advisors' resources and capabilities allow us to analyze complex transactions in a short time frame and give us the ability to finance entire or large portions of capital structures providing a one stop solution for the borrower.

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  Ability to Evaluate, Structure and Execute Solutions.  Our Advisors' experience and expertise in evaluating, structuring, and executing investments allows us to implement a strategy with an attractive combination of risk and reward. Our Advisors' deep resources, including Guggenheim's 15-person internal legal team, enable us to create investments with privately-negotiated economic terms and strong structural protections.

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  Depth of Corporate Credit Research Capabilities.  Our investment process is designed to utilize the collective insight of W. P. Carey Inc. and Guggenheim. W. P. Carey Inc. has extensive expertise in credit and real estate underwriting, with more than 35 years of experience in evaluating credit and real estate investment opportunities. A capital provider to growing U.S. companies since its inception, W. P. Carey Inc. owns and manages a global investment portfolio of more than $18 billion as of September 30, 2014. Guggenheim's team is comprised of over 90 investment professionals with a database of more than 1,000 companies investing across all levels of a company's capital structure. Their combined investment process will include rigorous company and financial analysis and be coupled with a legal due diligence team, which will have an active role in structuring transactions. This allows our Advisors to select investments they believe to have the best risk/return profile, with adequate investor protection, and to quickly commit to term sheets in order to capitalize on those opportunities.

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  Focus on Protecting Capital.  With our Advisors' large credit platform and deal structuring expertise, they are able to heavily negotiate economic terms and secure stronger structural protections for our investments. Stress testing companies in various environments is a critical part of our Advisors screening process, and the Advisors intend to subject each company to a sensitivity analysis that considers many factors that could affect investment performance. After establishing a company's enterprise value, our Advisors focus on asset coverage, cash flow, liquidation preference, and rules to determine the areas of a company's capital structure that deliver the best packages of risk and return. For each potential investment, the legal team works closely with industry analysts to create a worst-case scenario that determines the level of control we would have and that ensures we would be fairly compensated given our position in the capital structure.

  Investment Strategy

        Our investment strategy leverages our Advisors' deep research teams with a relative value perspective across all corporate credit asset types and industries, creating a larger, proprietary opportunity set that lends itself to generating best ideas. This strategy focuses on investing primarily in large, privately-negotiated loans to private middle market U.S. companies. We seek to invest in businesses that have a strong reason to exist and have demonstrated competitive and strategic advantages. These companies generally possess distinguishing business characteristics such as a leading competitive position in a well-defined market niche, unique brands, sustainable profitability and cash flow, and experienced management. We anticipate that our investments will sit senior, generally as senior secured debt, in a borrower's capital structure and have re-payment priority over other parts of a borrower's capital structure (i.e., subordinated debt, preferred and common equity). In addition to privately-negotiated loans we intend to invest in opportunities that could include more broadly syndicated assets such as bank loans and corporate bonds. In this instance, we intend to take our directly originated model and apply it to our syndicated loan and bond relationships where we believe we will be able to create stronger packages of risk and reward for our investors. Our portfolio is expected to focus on floating-rate investments, whose revenue streams may increase in a rising interest rate environment, and on investments that have other characteristics including closing fees, pre-payment premiums, lender- friendly control provisions, and strong lender-friendly covenants. We may also invest in fixed-rate investments, options or other forms of equity participation, and, to a limited extent and not as a principal investment strategy, structured products such as CLOs and CDOs.

  Investment Focus

        We intend to meet our investment objectives by investing primarily in large, privately-negotiated loans to private middle market U.S. companies. Specifically, we expect a typical borrower to have EBITDA of $25 million to $100 million and annual revenue ranging from $50 million to $1 billion. When investing in a privately originated deal we seek to represent the majority of the capital structure. The diagram below illustrates our intended investment focus versus the syndicated Loan and High Yield Market.

  Typical Leveraged Capital Structure

        Corporations may finance their businesses through two distinct methods; they can borrow money or sell an interest in the company. The aggregation of debt (borrowing) and equity (sale of interest in company) construct a company's capital structure. Our approach is to invest in debt that sits senior in the capital structure and has priority in payment over other types of investments such as junior debt or equity. By investing in a more senior point of a borrower's capital structure we expect to gain superior principal protection with less risk since senior debt has a higher level of certainty that creditors will be repaid in the event of default. Senior secured debt is secured by a company's assets, and it generally has the lowest loss rate compared to other securities. These features provide the opportunity for a better risk/return profile than that of a typical middle market or private equity alternative investment.

The diagram below illustrates the placement of a typical investment in the capital structure of a portfolio company.

  Investment Approach

        Our Advisors operate on the principle thesis that a disciplined, research-intensive process can uncover compelling investment opportunities. Guggenheim's research team is organized by industry and assesses opportunities across a company's entire capital structure. By analyzing a broad set of opportunities up and down the capital structure, as well as overlaying macroeconomic research, our Advisors gain better insight into the dynamics of the business, enterprise value, and where we seek to deliver the best packages of risk and return. Our Advisors' rigorous research process is outlined in detail below:

Our Investment Process

  Sourcing

        The depth of our Advisors' industry coverage, combined with the size and scope of their capital markets footprint, relationships with private equity sponsors, banks, and corporate entities allows us to source transactions from multiple sources. This network of relationships enables us to source investment opportunities for not only privately-negotiated investment but also attractive opportunities in the syndicated loan market. The chart below illustrates our Advisors' broad networks which we believe will produce a significant pipeline of attractive investment opportunities.

  Rigorous Due Diligence

        Our Advisors distinguish themselves by their industry expertise and valuation insights, which enable them to identify relative value and investment opportunities across the entire capital structure of a borrower. The investment process begins with our Advisors' research teams performing deep fundamental research on the companies within their industries. This includes meeting with management teams, visits to company facilities and discussions with customers, suppliers, competitors, and industry experts. Our Advisors' extensive financial analysis focuses on understanding the industry and company fundamentals, enterprise value, downside scenarios, and capital market dynamics within varying capital structures.

  Transaction Structuring and Execution

        In addition to detailed due diligence, our Advisors believe that protecting capital through structuring transactions is equally important. Guggenheim's investment team includes a dedicated group of 15 in-house attorneys (as of September 30, 2014) that play an active role in reviewing and negotiating credit agreements and all legal documentation relating to a particular investment. In addition to the structuring of privately originated documents our Advisors strive to play an active role in the negotiation of documentation for broadly syndicate deals. Our Advisors work with the sponsor and management teams involved in the transaction to actively negotiate covenants, deal structures, and pricing in a way that attempts to mitigate downside risk and enhance total return while providing a solution that meets the need of the prospective borrower. Privately-negotiated investments will typically include financial covenants, which are closely monitored, and allow our Advisors to proactively manage our investments and protect our invested capital.

        Each investment that we make will require the approval of both of our Advisors. Certain affiliated co-investment transactions may also require review and approval by our Independent Trustees. Specifically, the 1940 Act imposes significant limits on co-investment with affiliates such as other funds or pools of capital managed by W. P. Carey or Guggenheim, and we generally will not be permitted to co-invest alongside our affiliates in privately-negotiated transactions unless such transactions are permitted pursuant to an exemptive order from the SEC or is otherwise permitted under existing regulatory guidance (such as syndicated transactions where price is the only negotiated term). We will adopt Guggenheim's allocation policy, which is designed to fairly and equitably distribute investment opportunities among funds or pools of capital managed by Guggenheim. Such allocation policy will provide that once an investment has been approved and is deemed to be in our best interest, we will receive a pro rata share of the investment. The adoption of this allocation policy will ensure that we will be presented with all investment opportunities that fit within our investment strategy and that we will have the ability to invest in those opportunities alongside the other clients of Guggenheim on equal terms.

  Ongoing Monitoring

        Both of our Advisors' investment professionals take an active approach to monitoring investments, including continuous financial review, industry analysis, and regular discussions with management and industry participants. For instance, Guggenheim's investment team meets daily in order to discuss and review positions in our portfolio. They take an investigative approach to all news, announcements, and credit developments to achieve a detailed reporting and monitoring process. When our Advisors' investment analysts receive new financial information or news on a company they update financial models and projections and assess how the investment is performing compared to the thesis at the time the original investment was made. In addition to company-specific news and reporting, our Advisors' investment teams are continuously monitoring the overall industry in which they focus to be aware of trends and how they may affect investments within our portfolios.

  Exiting Investments

        Our Advisors' approach to structuring investments enables them to be as proactive as possible to work with management teams in order to identify the best ways to preserve capital and/or identify an effective exit strategy. We seek to invest in companies that have demonstrated strong cash flow profiles and leading business characteristics that allow them to repay their loans and offer attractive exit possibilities. We have the ability to influence investment outcomes by using our network of resources to make introductions in order to create opportunities that can lead to M&A and recapitalizations. Additionally, we will also seek to make investments in syndicated opportunities which can be sold in a secondary market allowing us to exit our position.

  Characteristics of Investments

        While we intend to consider each investment opportunity independently, we generally focus on portfolio companies that share the following characteristics:

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  Upper Middle Market Focus.  We will seek to invest in private middle market U.S. companies, which typically have better credit characteristics than their smaller peers. Although there are no strict lower or upper limits on the size of a company in which we may invest, we expect to focus on companies with EBITDA of $25 million to $100 million and annual revenue ranging from $50 million to $1 billion.

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  Favorable Position in the Capital Structure.  Our portfolio will generally consist of senior secured debt investments. Our investment process enables us to look at investments up and down the capital structure allowing us to make investments at points in the capital structure where we believe we can participate in the best risk-adjusted return profile.

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  Experienced Management Team and Strong Equity Owner Support.  We seek to invest in companies with management teams and equity owners that are experienced and exhibit a strong operating track record. We favor companies in which management's incentives are tied closely to the long term goals of the business. Additionally, we seek to invest in businesses where we believe the owners will continue to support the company.

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  Sustainable Profitability and Cash Flow.  We intend to invest in companies that have an established track record of strong profitability and stable positive cash flow. We believe these businesses will be well positioned to maintain cash flow to cover interest and principal payments due to us, and also to take advantage of growth opportunities for their businesses. Specifically, we do not intend to invest in early stage or seed companies. As a BDC, we generally must invest at least 70% of our total assets in "qualifying assets," which, under relevant SEC rules, includes all private U.S. companies, companies whose securities are not listed on a national securities exchange.

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  Well-defined Market Niche and Industry Focus.  We intend to invest in businesses that have a strong reason to exist and have demonstrated competitive and strategic advantages in their respective industry. We expect to invest across industries and not focus on any specific industry.

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  Broad Target Geography with a Sizeable Concentration in the U.S.  As a BDC under the 1940 Act, we will focus on and invest at least 70% of our total assets in U.S. companies. To the extent we invest in foreign companies, we intend to do so in accordance with 1940 Act limitations and only in jurisdictions with established legal frameworks and a history of respecting creditor rights.

        While we believe that the criteria listed above are important in identifying and investing in portfolio companies, we will consider each investment on a case-by-case basis. It is possible that not all of these criteria will be met by each portfolio company in which we invest. There is no limit on the maturity or duration of any investment in our portfolio. We anticipate that substantially all of the investments held in our portfolio will have either a sub-investment grade rating by Moody's Investors Service and/or Standard & Poor's or will not be rated by any rating agency. Debt securities rated below investment grade are generally regarded as having predominantly speculative characteristics and may carry a greater risk with respect to a borrower's ability to pay interest and repay principal. Investment sizes will vary as our capital base changes and will ultimately be at the discretion of our Advisors subject to oversight by our Board of Trustees.

  Temporary Investments

        Pending investment in privately-negotiated and syndicated loans, we intend to invest our cash primarily in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment. We expect to maintain cash reserves from time to time for investment opportunities, working capital and distributions.

  Securities Issued by Investment Companies

        Our investments in securities issued by any registered investment company are restricted by the 1940 Act. Under these limits, except for registered money market funds, we generally cannot acquire more than 3% of the voting stock of any registered investment company, invest more than 5% of the value of our total assets in the securities of one registered investment company or invest more than 10% of the value of our total assets in the securities of more than one registered investment company. With regard to that portion of our portfolio invested in securities issued by registered investment companies, it should be noted that such investments might indirectly subject our shareholders to additional expenses as they will indirectly be responsible for the costs and expenses of such companies.

  Other Terms

        Our Advisors will seek to tailor the terms of each privately-negotiated investment in a manner that attempts to protect our rights and manage risk appropriately while creating incentives for the portfolio company to achieve its business plan and improve its profitability. We intend to limit the downside risk exposure of our investment portfolio by:

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  applying our investment strategy guidelines for portfolio investments;

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  requiring a total return on investments (including both interest and potential equity appreciation) that adequately compensates for credit risk;

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  diversifying our portfolio, size permitting, with an adequate number of companies, across different industries, with different types of collateral;

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  seeking collateral or superior positions in the portfolio company's capital structure where possible;

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  incorporating "put" rights and "call protection" into the investment structure where possible; and

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  negotiating covenants that may include affirmative and negative covenants, as well as default penalties, lien protection, change of control provisions, and board rights that protect us while affording portfolio companies flexibility in managing their businesses consistent with preservation of capital.

        Additionally, we may seek, but are not required, to impose significant prepayment penalties in order to reduce or eliminate prepayment risk. Such prepayment penalties may be in the form of fees or repurchase premiums. We may also enter into interest rate or currency exchange rate hedging transactions at the sole discretion of our Advisors. Such transactions should enable us to selectively modify interest rate or currency exchange rate exposure as market conditions dictate.

        Affirmative covenants require borrowers to take actions that are meant to ensure the solvency of the company, facilitate the lender's monitoring of the borrower, and ensure payment of interest and loan principal due to lenders. Examples of affirmative covenants include requiring portfolio companies to maintain adequate insurance, accounting and tax records, and to make frequent financial reports available to the lender.

        Negative covenants impose restrictions on the borrower and are meant to protect lenders from actions that the borrower may take that could harm the credit quality of the lender's investments. Examples of negative covenants include restrictions on the payment of dividends and on the issuance of additional debt securities without the lender's approval. In addition, certain negative covenants restrict a borrower's activities by requiring it to meet certain earnings interest coverage ratio, leverage ratio or net worth requirements.

  Fees and Expenses

        We expect our primary annual operating expenses to include advisor fees and the reimbursement of expenses under the Investment Advisory Agreement and the Administrative Services Agreement with W. P. Carey. W. P. Carey will be responsible for compensating Guggenheim for its investment sub-advisory services and we will not be directly responsible for paying such amounts. We will bear all other expenses, which are expected to include, among other things:

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  corporate, organizational, and offering expenses relating to offerings of our Shares, subject to limitations included in the Investment Advisory Agreement;

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  the cost of calculating our net asset value, including the related fees and cost of any third-party valuation services;

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  the cost of effecting sales and repurchases of our Shares and other securities;

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  fees payable to third parties relating to, or associated with, monitoring our financial and legal affairs, and making and valuing investments (including fees and expenses associated with performing due diligence reviews of prospective investments);

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  interest payable on debt, if any, incurred to finance our investments;

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  transfer agent and custodial fees;

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  fees and expenses associated with marketing efforts;

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  federal and state registration fees, and any stock exchange listing fees;

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  federal, state, and local taxes;

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  Independent Trustees' fees and expenses, including travel expenses;

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  costs of Trustee and shareholder meetings, proxy statements, and shareholders' reports and notices;

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  costs of fidelity bonds, Trustees and officers errors and omissions liability insurance, and other types of insurance;

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  direct costs (including those relating to printing of shareholder reports and advertising or sales materials) mailing, long distance telephone, and staff;

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  fees and expenses associated with independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the 1940 Act and applicable federal and state securities laws;

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  brokerage commissions for our investments;

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  annual fees of the Delaware Trustee

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  all other expenses incurred by us or the Advisors in connection with administering our business, including expenses incurred by our Advisors in performing their obligations (to the extent that each such reimbursement amount is annually approved by our Independent Trustee Committee and subject to the limitations included in the Administrative Services Agreement).

        We have had no operating history and therefore this statement concerning additional expenses is an estimate and may not match our actual results of operations in the future.

        We have entered into an Expense Support and Conditional Reimbursement Agreement (the "Expense Support Agreement"), pursuant to which the Advisors jointly and severally have agreed to pay to us a portion of our operating Expenses (an "Expense Support Payment") for each month during the Expense Support Payment Period in which our Board of Trustees declares a distribution to its shareholders. The Advisors are entitled to be reimbursed promptly by us (a "Reimbursement Payment") for such payments, subject to the limitation that no Reimbursement Payment may be made by us to the extent that it would cause our other operating expenses to exceed [            ]% of net assets attributable to our Shares. The Advisors will not be entitled to reimbursement if the Company's distribution rate is lower than the distribution rate made at the time the expenses were reimbursed or if the expense ratio at the time of reimbursement exceeds the expense ratio that was in effect at the time the expenses were reimbursed. For this purpose, "other operating expenses" means all of our operating expenses, excluding organizational and offering expenses, advisor fees and advisor incentive fees, financing fees and interest, and brokerage commissions and extraordinary expenses. In addition, our obligation to reimburse each Expense Support Payment will terminate [three years] from the end of the fiscal year in which such Expense Support Payment is made. The Expense Support Agreement may be terminated by the Advisors acting jointly, without payment of any penalty, upon written notice to us. In addition, the Expense Support Agreement will automatically terminate in the event of (i) our termination of either the Investment Advisory Agreement or the Investment Sub-Advisory Agreement, or (ii) our dissolution or liquidation. If the Expense Support Agreement is terminated due to our termination of either the Investment Advisory Agreement or the Investment Sub-Advisory Agreement, then we must make a Reimbursement Payment to the Advisors, based on the aggregate unreimbursed Expense Support Payments made by the Advisors. The fee waivers and expense reimbursements may not be made for the purpose or effect of increasing the amount of the incentive fee to be paid by the Company to the Advisors (and indirectly borne by the Feeder Funds).

  Capital Resources and Borrowings

        We anticipate cash to be generated from the Private Offering and other future offerings of securities, and cash flows from operations, including interest earned from the temporary investment of cash in cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less. Additionally, we will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. Furthermore, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit any distribution to our shareholders or the repurchase of such securities or Shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. In connection with borrowings, our lenders may require us to pledge assets, investor commitments to fund capital calls and/or the proceeds of those capital calls. In addition, the lenders may ask us to comply with positive or negative covenants that could have an effect on our operations.

  Distribution Reinvestment Plan

        Any investor may elect to participate in our Distribution Reinvestment Plan by making a written election to participate in such plan on the investor's order form at the time the investor subscribes for Shares.

        Subject to our Board of Trustees' discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a weekly, semi-monthly, or monthly basis and intend to pay such declared distributions on a monthly basis. We have adopted an "opt-in" Distribution Reinvestment Plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional Shares. There will be no selling commissions or other sales charges to you if you elect to participate in the Distribution Reinvestment Plan. We will pay the reinvestment agent's fees under the plan.

        Participation in the Distribution Reinvestment Plan will commence with the next distribution paid after receipt of an investor's written election to participate in the plan and to all other calendar months thereafter, provided such election is received at least 15 business days prior to the last day of the calendar month.

        We reserve the right to amend, suspend or terminate the Distribution Reinvestment Plan. Any purchases of our Shares pursuant to our Distribution Reinvestment Plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient's home state. Participants in our Distribution Reinvestment Plan are free to elect or revoke reinstatement in the distribution plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions we declare in cash. For example, if our Board of Trustees authorizes, and we declare, a cash distribution, then if you have

"opted in" to our Distribution Reinvestment Plan you will have your cash distributions reinvested in additional Shares, rather than receiving the cash distributions.

        The reinvestment purchase price will be the net asset value per share. Shares issued pursuant to our Distribution Reinvestment Plan will have the same voting rights as our Shares offered pursuant to this Registration Statement.

        If you wish to receive your distribution in cash, no action will be required on your part to do so. If you are a registered shareholder, you may elect to have your entire distribution reinvested in additional Shares by notifying DST Systems, Inc., the reinvestment agent and our transfer agent and registrar, in writing so that such notice is received by the reinvestment agent no later than the record date for distributions to shareholders. If you elect to reinvest your distributions in additional Shares, the reinvestment agent will set up an account for Shares you acquire through the plan and will hold such Shares in non-certificated form. If your Shares are held in a broker-controlled account, you may "opt-in" to our Distribution Reinvestment Plan by notifying your broker of your election.

        We intend to make our ordinary distributions in the form of cash out of assets legally available for distribution, unless shareholders elect to receive distributions in additional Shares under our Distribution Reinvestment Plan. Any Shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which such Shares are credited to your account.

        During each quarter, but in no event later than 30 days after the end of each calendar quarter, our transfer agent or another designated agent will mail and/or make electronically available to each participant in the Distribution Reinvestment Plan, a statement of account describing, as to such participant, the distributions received during such quarter, the number of Shares purchased during such quarter, and the per share purchase price for such Shares. At least annually, we will include tax information for income earned on all Shares in your account, including Shares acquired under the Distribution Reinvestment Plan, on a Form 1099-DIV that is mailed to shareholders subject to Internal Revenue Service ("IRS") tax reporting requirements. If your Shares are held in a broker-controlled account, your broker will generate the distribution statement on Form 1099-DIV. Any distributions reinvested through the issuance of Shares through our Distribution Reinvestment Plan will increase our gross assets on which the management fee and the incentive fee are determined and paid under the Investment Advisory Agreement.

  Employees

        We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees of our Advisors or their affiliates, pursuant to the terms of the Investment Advisory Agreement and the Administrative Services Agreement. Each of our executive officers described under "Item 5. Trustees and Executive Officers" will be an employee of our Advisors or their affiliates. Our day-to-day investment operations will be managed by our Advisor. The services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by our Advisors or their affiliates. W. P. Carey will oversee our day-to-day operations, including the provision of general ledger accounting, fund accounting, investor relations and other administrative services. W. P. Carey will also perform, or oversee the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our shareholders and reports filed with the SEC.

        For providing these services, facilities and personnel, we will reimburse W. P. Carey for administrative expenses it incurs in performing its obligations. The amount of this reimbursement is set at the lesser of (i) W. P. Carey's actual costs and (ii) the amount that we would be required to pay for comparable administrative services in the same geographic location. W. P. Carey is required to allocate the cost of such services to us based on objective factors such as total assets, revenues, time allocations and/or other reasonable metrics. Our Board of Trustees assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to us of obtaining similar services from third-party providers known to be available. In addition, our Board of Trustees considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, our Board of Trustees compares the total amount paid to W. P. Carey for such services as a percentage of our net assets to the same ratio as reported by other comparable BDCs. We will not reimburse W. P. Carey for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of W. P. Carey. See "Item 1(c). Description of Business—General—Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administrative Services Agreement."

The Private Offering

        We expect to enter into separate subscription agreements with each Feeder Fund providing for the private placement of the Company's Shares pursuant to the Private Offering. Each Feeder Fund will make a capital contribution to purchase our Shares pursuant to the subscription agreement.

        The Shares issued by us to the Feeder Funds will possess identical characteristics, rights, priorities and preferences.

Regulation as a Business Development Company

        We intend to be regulated as a BDC under the 1940 Act. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisors or sub-advisors), principal underwriters and affiliates of those affiliates or underwriters. In addition, a BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by public shareholders and from other sources to make long-term, private investments in businesses. As a BDC, we are subject to certain risks and uncertainties. See "Item 1A. Risk Factors—Risks Relating to Our Business."

        As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our Trustees must be persons who are not "interested persons," as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any Trustee or officer against any liability to us or our shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. As a BDC, we are also required to meet a coverage ratio of the value of total assets to total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, of at least 200%.

        We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company's voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

        We may invest up to 100% of our assets in securities acquired directly from, or loans originated directly to, issuers in privately-negotiated transactions. We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, the Company generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject our shareholders to additional expenses. Our investment portfolio is also subject to diversification requirements by virtue of our status as a RIC for U.S. tax purposes; the related requirements are set forth below. See "Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations—Taxation of Our Company."

        We are generally not able to issue and sell our Shares at a price below net asset value per share. See "Item 1A. Risk Factors—Risks Relating to an Investment in Our Shares—A shareholder's interest in us will be diluted if we issue additional Shares, which could reduce the overall value of an investment in us." We may, however, sell our Shares, or warrants, options or rights to acquire our Shares, at a price below the current net asset value of our Shares if our Board of Trustees and Independent Trustees determine that such sale is in our best interests and the best interests of our shareholders, and our shareholders, including a majority of those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Trustees, closely approximates the fair value of such securities. If we raise additional funds by issuing Shares or senior securities convertible into, or exchangeable for, our Shares, then the percentage ownership of our shareholders at that time will decrease and you will experience dilution.

        Opportunities for co-investments may arise when our Advisors or their respective affiliates become aware of investment opportunities that may be appropriate for us and our affiliates' other clients. As a BDC, we are substantially limited in our ability to co-invest in privately-negotiated transactions with our affiliates' other clients unless we obtain an exemptive order from the SEC. We expect to apply for an exemptive order from the SEC that would permit us to, among other things, co-invest with other funds, including funds managed by Guggenheim and certain of its affiliates. Any such order, if issued, will be subject to certain terms and conditions and there can be no assurance that such order will be granted by the SEC. Accordingly, we cannot assure you that we will be permitted to co-invest with other accounts or other entities managed by Guggenheim, other than in the limited circumstances currently permitted by applicable SEC staff guidance and interpretations or in the absence of a joint transaction. See "Item 7. Certain Relationships and Related Transactions, and Trustee Independence."

  Qualifying Assets

        Under the 1940 Act, a BDC may not acquire any assets other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company's total assets. The principal categories of qualifying assets relevant to our business are the following:

  •
  Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an EPC, or from any person who is, or has been during the preceding 13 months, an affiliated person of an EPC, or from any other person, subject to such rules as may be prescribed by the SEC. An EPC is defined in the 1940 Act as any issuer which:

  •
  is organized under the laws of, and has its principal place of business in, the United States;

  •
  is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

    •
    satisfies either of the following:

    •
    has a market capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange; or

    •
    is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a trustee of the eligible portfolio company.

  •
  Securities of any EPC that we control.

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  Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

  •
  Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the EPC.

  •
  Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of warrants or rights relating to such securities.

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  Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

  Limitations on Leverage

        As a BDC, the Company generally must have 200% asset coverage for its debt after incurring any new indebtedness, meaning that the total value of the Company's assets must be at least twice the amount of the debt (i.e., 50% leverage). However, we intend to use less than this amount of allowed leverage.

  Managerial Assistance to Portfolio Companies

        A BDC must be operated for the purpose of making investments in the types of securities described under "Qualifying Assets," above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its trustees, officers or employees, offers to provide, and, if accepted, does in fact provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

  Ongoing Relationships with Portfolio Companies; Valuation

        The Advisor will monitor the Company's portfolio companies on an ongoing basis. The Advisor will monitor the financial trends of each portfolio company to determine if it is meeting its business plans and to assess the appropriate course of action for each company.

        Our Board of Trustees may utilize the services of independent third-party valuation firms to aid it in determining the fair value of any securities. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by our Board of Trustees may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

        See "Item 9. Market Price of and Distributions on the Registrant's Common Equity and Related Shareholder Matters—Valuation of Investments."

  Temporary Investments

        Pending investment in privately-negotiated and syndicated loans, we intend to invest our cash primarily in cash, cash equivalents, U.S. government securities, money market funds, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment. We expect to maintain cash reserves from time to time for investment opportunities, working capital and distributions.

  Senior Securities

        We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, we may be prohibited from making distributions to our shareholders or the repurchasing of such securities or Shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. See "Item 1A. Risk Factors—Risks Relating to Our Investments," for a discussion of the risks associated with leverage.

        The 1940 Act imposes limitations on a BDC's issuance of preferred shares, which are considered "senior securities" and thus are subject to the 200% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common shareholders (one share, one vote); and (ii) preferred shareholders must have the right, as a class, to appoint trustees to the board of trustees.

  Code of Ethics

        We have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions. Persons subject to this code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code's requirements. Our code of ethics is included as an exhibit to our Registration Statement for this offering. A copy of our code of ethics is also available on our website: www.careycredit.com. You may also read and copy our code of ethics at the SEC's Public Reference Room located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, our code of ethics is available on the EDGAR Database on the SEC's Internet site at http://www.sec.gov. You may also obtain copies of our code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address:

publicinfo@sec.gov, or by writing the SEC's Public Reference Section, 100 F Street, NE, Washington, DC 20549.

  Compliance Policies and Procedures

        We and our Advisors have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

  The Sarbanes-Oxley Act

        The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on certain publicly held companies and their insiders. Assuming certain requirements are met, many of these requirements affect us. For example:

  •
  pursuant to Rule 13a-14 of the Exchange Act, our chief executive officer and chief financial officer would have to certify the accuracy of the financial statements contained in our periodic reports;

  •
  pursuant to Item 307 of Regulation S-K, our periodic reports would have to disclose our conclusions about the effectiveness of our disclosure controls and procedures;

  •
  pursuant to Rule 13a-15 of the Exchange Act, subject to certain assumptions, our management will in the future be required to prepare an annual report regarding its assessment of our internal control over financial reporting and, depending on our accelerated filer status, this report may be required to be audited by our independent registered public accounting firm; and

  •
  pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

        The Sarbanes-Oxley Act will require us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

  Proxy Voting Policies and Procedures

        We have delegated the proxy voting responsibility for investments we own to our Advisors. Our Advisors will vote proxies according to our proxy voting policies and procedures, which are set forth below. These guidelines will be reviewed periodically by the Advisors as well as our Board of Trustees, and accordingly, are subject to change.

        As investment advisers registered under the 1940 Act, our Advisors have a fiduciary duty to act solely in the best interests of their clients. As part of this duty, they recognize that they must vote client securities in a timely manner free of conflicts of interest and in the best interests of their clients. These policies and procedures for voting proxies for the investment advisory clients of our Advisors are intended to comply with Section 206 of, and Rule 206(4)-6 under, the 1940 Act.

        Our Advisors will vote proxies relating to our securities in a manner that they believe, in their discretion, to be in the best interest of our shareholders. They will review on a case-by-case basis each proposal submitted for a shareholder vote, taking into account relevant factors, including: (i) the impact on the value of the securities; (ii) the anticipated costs and benefits associated with the proposal; (iii) the effect on liquidity; and (iv) customary industry and business practices. Although our Advisors will generally vote against proposals that may have a negative impact on their clients' portfolio securities, they may vote for such a proposal if there exists compelling long-term reasons to do so.

        The proxy voting decisions of our Advisors are made by its portfolio managers and investment professionals under the supervision of their legal/compliance department. To ensure that its vote is not the product of a conflict of interest, it will require that: (i) the recommended vote be approved by a member of one of our Advisors' legal/compliance department prior to being submitted to the custodian; (ii) associates involved in the decision making process or vote administration are prohibited from revealing how our Advisors intends to vote on a proposal in order to reduce any attempted influence from interested parties; and (iii) where a material conflict of interest exists, the chief compliance officer will designate an individual or group who can impartially help to resolve such conflict.

        You may obtain information, without charge, regarding how our Advisors voted proxies with respect to our portfolio securities by making a written request for proxy voting information to: Chief Compliance Officer, c/o Carey Credit Income Fund, 50 Rockefeller Plaza, New York, New York 10020.

  Privacy Policies

        We collect nonpublic personal information about our shareholders in the ordinary course of establishing and servicing their accounts. Nonpublic personal information means personally identifiable financial information that is not publicly available and any list, description or other grouping of shareholders that is derived using such information. For example, it includes a shareholder's address, social security number, account balance, income, investment activity and bank account information. We collect this information from the following sources:

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  account applications or other required forms, correspondence (written or electronic), or from telephone contacts with customers inquiring about us;

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  transaction history of a shareholder's account; and

  •
  service providers.

        We will not disclose nonpublic personal information about our shareholders or their account(s) to anyone without their consent other than to:

  •
  Our service providers, including our Advisors, as necessary for the servicing of your account. Our service providers in turn have an obligation to protect the confidentiality of your personal information.

  •
  Companies that may perform marketing services on our behalf or pursuant to joint marketing agreements. These marketing companies also have an obligation to protect confidential information.

  •
  Government officials or other persons unaffiliated with us, to the extent required by federal or Delaware law or our Declaration of Trust, including in accordance with subpoenas, court orders and requests from government regulators.

        If you decide to close your account(s), we will still adhere to the practices described in this notice.

        If you invest in our Shares through a financial intermediary, such as a broker-dealer, bank or trust company, the privacy policy of your financial intermediary will govern how your nonpublic personal information will be shared with other parties.

        We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information.

  Reporting Obligations

        Within 45 days after the end of each fiscal quarter, we are required to file our quarterly report on Form 10-Q. Within 90 days after the end of each fiscal year, we are required to file our annual report on Form 10-K. We will also file with or submit to the SEC current reports on Form 8-K, proxy statements and other information meeting the informational requirements of the Exchange Act. In addition, we will distribute our annual report on Form 10-K to all shareholders within 120 days after the end of each fiscal year. These reports, including communications with shareholders, should not be considered a part of or as incorporated by reference in the Registration Statement. You may inspect and copy these reports, proxy statements and other information, as well as the Registration Statement and related exhibits and schedules, at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549-0102. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. We maintain a website at www.careycredit.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. Information contained on our website is not incorporated into this Registration Statement, and you should not consider information on our website to be part of this Registration Statement. You may also obtain such information by contacting us in writing at 50 Rockefeller Plaza, New York, New York 10020. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, 100 F Street, NE, Washington, DC 20549-0102.

        Within 75 days after the end of each fiscal year, we will provide shareholders with all information necessary for the preparation of shareholder's federal income tax returns.

        Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (collectively, "documents") electronically by so indicating on your order form, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

Share Repurchase Program

        We do not currently intend to list our Shares on any securities exchange and we do not expect a secondary market in the Shares to develop. As a result, if you purchase Shares, your ability to sell your Shares will be limited. We intend to commence a share repurchase program following the completion of our first full quarter of operations in which we intend to repurchase, during each calendar quarter, up to 2.5% of the weighted average number of Shares outstanding in the prior four calendar quarters (or such fewer calendar quarters during our first year) at a price estimated to be equal to our net asset value per share as of the end of the preceding calendar quarter. At the discretion of our Board of Trustees, we intend to limit the number of Shares to be repurchased during any calendar year to the number of Shares we can repurchase with cash on hand, cash available from borrowings and cash from the sale of our investments as of the end of the applicable period to repurchase Shares. Our Board of Trustees may amend, suspend, or terminate the share repurchase program upon 30 days' notice. All Shares purchased by us pursuant to the share repurchase program will be retired and thereafter will be authorized and unissued Shares.

        The Feeder Funds' assets will consist primarily of their interest in the Company's Shares. Therefore, in order for the Feeder Funds to finance their repurchase of Shares, they will seek to liquidate a portion of their interests in the Company each quarter. Thus, each of the Feeder Funds' quarterly repurchase offers will be conducted in parallel with similar repurchase offers made by us. Our Board of Trustees also serves as the Board of Trustees for the Feeder Funds and we expect to conduct quarterly repurchase offers in order to permit the Feeder Funds to meet their quarterly repurchase obligations. The Feeder Funds cannot make a repurchase offer larger than that made by the Company, and we expect that each quarterly repurchase offer by the Company will generally apply to up to 2.5% of the Company's average number of Shares outstanding in the prior four calendar quarters (or such fewer calendar quarters during the Company's first year). The Company may borrow money or issue debt obligations to finance its repurchase obligations pursuant to any quarterly repurchase offer.

Certain U.S. Federal Income Tax Consequences

        The following is a summary of certain U.S. federal income tax consequences to a shareholder who purchases our Shares pursuant to this offering. This summary is subject to change by legislative or administrative action, and any change may be retroactive. The discussion does not purport to deal with all of the U.S. federal income tax consequences applicable to us, or which may be important to particular shareholders in light of their individual investment circumstances or to some types of shareholders subject to special tax rules (such as financial institutions, broker-dealers, insurance companies, tax-exempt organizations, partnerships or other pass-through entities); persons holding our Shares in connection with a hedging, straddle, conversion or other integrated transactions; persons engaged in a trade or business in the United States; or persons who have ceased to be U.S. citizens or to be taxed as resident aliens; or shareholders who contribute assets to us in exchange for our Shares. This discussion assumes that the shareholders hold their Shares as capital assets for U.S. federal income tax purposes (generally, assets held for investment). No attempt is made to present a detailed explanation of all U.S. federal income tax aspects affecting us and our shareholders, and the discussion set forth herein does not constitute tax advice. No ruling has been or will be sought from the IRS regarding any matter discussed herein. Tax counsel has not rendered any legal opinion regarding any tax consequences relating to us or our shareholders. Shareholders are urged to consult their own tax advisors to determine the U.S. federal, state, local and foreign tax consequences of investing in our Shares.

  Taxation of our Company

        Beginning with our taxable year ending [December 31, 2015], we intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code. To qualify as a RIC, we must: (a) qualify as a BDC under the 1940 Act at all times during the taxable year; (b) derive in each taxable year at least 90% of our gross income from dividends; interest (including tax-exempt interest); payments with respect to certain securities loans; gains from the sale or other disposition of stock, securities or foreign currencies; other income (including but not limited to gain from options, futures and forward contracts) derived with respect to our business of investing in stock, securities or currencies; or net income derived from an interest in a "qualified publicly traded partnership" (a "QPTP"); and (c) diversify our holdings so that, at the end of each quarter of each taxable year: (i) at least 50% of the market value of our total assets is represented by cash and cash items, U.S. government securities, the securities of other regulated investment companies, and other securities (with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, subject to the exception described below), and (ii) not more than 25% of the market value of our total assets is invested in the securities of any issuer (other than U.S. government securities and the securities of other regulated investment companies), the securities of any two or more issuers that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or the securities of one or more QPTPs.

        In addition, as a RIC, we must distribute to our shareholders, for each taxable year, at least 90% of our "investment company taxable income," which is generally our net ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses. In this Registration Statement, we refer to this distribution requirement as the annual distribution requirement. A RIC can elect to treat as paid, during the taxable year, certain dividends actually paid by the RIC in the subsequent taxable year. Such dividends commonly are referred to as spillback dividends. This election affects only the tax treatment of the RIC. The shareholders generally are taxed on dividends in the year such dividends are actually distributed. Any dividend declared by us in October, November or December of any calendar year, payable to shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by us and received by our U.S. shareholders on December 31 of the calendar year in which the dividend was declared.

        As a RIC, in any fiscal year with respect to which we distribute at least 90% of the sum of our: (i) "investment company taxable income," which includes, among other items, dividends, interest, the excess of any net realized short-term capital gains over net realized long-term capital losses, and other taxable income (other than any net capital gain), reduced by deductible expenses, determined without regard to the deduction for dividends and distributions paid, and (ii) net tax exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions), we (but not our shareholders) generally will not be subject to U.S. federal income tax on investment company taxable income and any realized net long-term capital gains in excess of realized net short-term capital losses, or "net capital gains," distributed to our shareholders. We intend to distribute, in cash and/or our own Shares, annually, all or substantially all of such income. To the extent that we retain our net capital gains for investment or any investment company taxable income, we will be subject to U.S. federal income tax. We may choose to retain our net capital gains for investment or any investment company taxable income, and pay the associated federal corporate income tax, including the federal excise tax described below.

        We may retain some or all of our net capital gains and designate such retained net capital gains as a "deemed distribution." In that case, among other consequences, we will pay tax on the retained amount each U.S. shareholder will be required to include his, her, or its share of the deemed distribution in income as if it had been actually distributed to the U.S. shareholder, and the U.S. shareholders will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. shareholder's cost basis for his, her, or its Shares. Since we expect to pay tax on any retained net capital gains at our regular corporate tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual shareholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. shareholder's other federal income tax obligations or may be refunded to the extent it exceeds a shareholder's liability for federal income tax. A shareholder that is not subject to federal income tax or otherwise required to file a federal income tax return would be required to file a federal income tax return on the appropriate form to claim a refund with respect to the allocable share of the taxes that we have paid. For federal income tax purposes, the tax basis of Shares owned by a shareholder will be increased by an amount equal to the excess of the amount of undistributed capital gains included in the shareholder's gross income and the tax deemed paid by the shareholder as described in this paragraph. To utilize the deemed distribution approach, we must provide written notice to shareholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of its investment company taxable income as a "deemed distribution." We may also make actual distributions to our shareholders of some or all of realized net long-term capital gains in excess of realized net short-term capital losses.

        Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. To avoid this tax, we must distribute (or be deemed to have distributed) during each calendar year an amount at least equal to the sum of:

  1.
  at least 98% of our ordinary income (taking into account certain deferrals and elections) for the calendar year;

  2.
  at least 98.2% of the amount by which our capital gains exceed our capital losses (adjusted for certain ordinary losses) for a one-year period generally ending on October 31 of the calendar year (unless an election is available and made by us to use our taxable year); and

  3.
  certain undistributed amounts from previous years on which we paid no U.S. federal income tax.

        While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed to avoid entirely the imposition of the tax. In that event, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

        We intend to qualify as a RIC. Failure of the Company to so qualify will have an adverse effect on our qualification as a RIC. Distributions by the Company and repurchases of Shares in the Company may result in taxable distributions to our shareholders of ordinary income or capital gains. If Company Shares are acquired within 30 days before or after the repurchase of other Shares of the Company at a loss, all or part of that loss will not be deductible by us and, instead, will increase our basis in the newly acquired Company Shares.

        If, in any particular taxable year, we do not satisfy the annual distribution requirement or otherwise were to fail to qualify as a RIC (for example, because we fail the 90% annual gross income requirement described above), all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to shareholders, and distributions generally will be taxable to the shareholders as ordinary dividends to the extent of our current and accumulated earnings and profits.

        We may decide to be taxed as a regular corporation even if we would otherwise qualify as a RIC if we determine that treatment as a regular corporation for a particular year would be in our best interests.

  Taxation of U.S. Shareholders

        For purposes of this discussion, a "U.S. shareholder" is a holder or a beneficial holder of Shares that is for U.S. federal income tax purposes: (i) a person who is a citizen or resident of the U.S., (ii) a domestic corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if: (A) a U.S. court is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (B) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. A "Non-U.S. shareholder" is a holder or beneficial owner of Shares that is not a U.S. shareholder. If a partnership or other entity classified as a partnership for U.S. tax purposes holds the Shares, the tax treatment of the partnership and each partner generally will depend on the activities of the partnership and the activities of the partner. Partnerships acquiring Shares, and partners in such partnerships, should consult their own tax advisors. Prospective investors that are not U.S. shareholders are urged to consult their own tax advisors with respect to the U.S. federal income tax consequences of an investment in our Shares, including the potential application of U.S. withholding taxes.

        Distributions we pay to our shareholders from our ordinary income or from an excess of net realized short-term capital gains over net realized long-term capital losses, which together we refer to in this Registration Statement as "ordinary income dividends," are generally taxable to you as ordinary income to the extent of our earnings and profits, whether paid in cash or reinvested in additional Shares. Due to our expected investments, in general, distributions will not be eligible for the "dividends received" deduction allowed to corporate shareholders and will not qualify for the reduced rates of tax for qualified dividend income allowed to individuals. Distributions made to you from an excess of net realized long-term capital gains over net realized short-term capital losses, which we refer to in this Registration Statement as "capital gain dividends," including capital gain dividends credited to you but retained by us, are taxable to you as long-term capital gains if they have been properly designated by us, regardless of the length of time you have owned our Shares, whether paid in cash or reinvested in additional Shares. Distributions in excess of our earnings and profits will first reduce the adjusted tax basis of your Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gains to you (assuming the Shares are held as a capital asset). The reduction in the tax basis of Shares by the amount of any return of capital distributions, which will generally result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of Shares. Generally, you will be provided with a written notice designating the amount of any ordinary income dividends and capital gain dividends or other distributions as promptly as practicable after the close of the taxable year.

        In the event that we retain any net capital gains, we may designate the retained amounts as undistributed capital gains in a notice to our shareholders. If a designation is made, shareholders would include in income, as long-term capital gains, their proportionate share of the undistributed amounts, but would be allowed a credit or refund, as the case may be, for their proportionate share of the corporate tax paid by us. In addition, the tax basis of Shares owned by a U.S. shareholder would be increased by an amount equal to the difference between: (i) the amount included in the U.S. shareholder's income as long-term capital gains and (ii) the U.S. shareholder's proportionate share of the corporate tax paid by us.

        If, in January of any calendar year, we pay our shareholders a dividend that was declared during the final calendar quarter of the preceding year to our shareholders of record as of a specified date in such calendar quarter, then the dividend will be treated for tax purposes as being paid by us and received by our shareholders on December 31 of such preceding calendar year (i.e. , the calendar year in which the dividend was declared). Dividends and other taxable distributions are taxable to our shareholders even if they are reinvested in additional Shares. In addition, to the extent that a shareholder purchases additional Shares within the Distribution Reinvestment Plan at a discount to fair value of the Shares, the shareholder will be treated for tax purposes as having received an additional distribution equal to the amount of the purchase price discount. A shareholder designating a distribution for reinvestment will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or as a return of capital. In that event, such designated portion of the distribution will be taxed as long-term capital gain or as a return of capital, respectively. Any stock received in a purchase under our Distribution Reinvestment Plan will have a holding period for tax purposes commencing on the day following the day on which Shares are credited to your account. If you are purchasing our Shares pursuant to a reduction in selling commissions or other fees, as set forth elsewhere in this Registration Statement, you should consult with your own tax advisor before electing to participate in the Distribution Reinvestment Plan.

        A U.S. shareholder will realize gain or loss on the sale or exchange of our Shares in an amount equal to the difference between the U.S. shareholder's adjusted basis in the Shares sold or exchanged and the amount realized on their disposition. Generally, a gain or loss recognized by a U.S. shareholder on the sale or other disposition of our Shares will result in capital gain or loss to such shareholder, and will be a long-term capital gain or loss if the Shares have been held for more than one year at the time of sale. Any loss realized by a shareholder upon the sale or exchange of our Shares held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by such shareholder. A loss realized on a sale or exchange of our Shares will be disallowed if other substantially identical Shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the Shares are disposed of. In this case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss. Present law taxes both long-term and short-term capital gains of corporations at the rates applicable to ordinary income.

        The repurchase or transfer of our Shares may result in a taxable gain or loss to a tendering shareholder. Different tax consequences may apply to tendering and non-tendering shareholders in connection with a repurchase offer. For example, if a shareholder does not tender all of his or her Shares, such repurchase may not be treated as an exchange for U.S. federal income tax purposes, and may instead constitute a distribution subject to evaluation as a deemed dividend. Alternatively, shareholders who tender all of their Shares (including Shares deemed owned by such shareholders through application of the constructive ownership rules) will be treated as having sold their Shares and generally will realize a capital gain or loss.

        An additional 3.8% Medicare tax will be imposed in respect of the net investment income of certain individuals and on the undistributed net investment income of certain estates and trusts. For these purposes, "net investment income" will generally include, among other things, dividends (including dividends paid with respect to our Shares to the extent paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of our Shares), but will be reduced by any deductions properly allocable to such income or net gain. Shareholders are advised to consult their own tax advisors regarding the additional taxation of net investment income.

        Federal law generally requires us to report our shareholders' cost basis, gain/loss and holding period to the IRS on Form 1099-Bs when "covered" securities are sold. For purposes of these reporting requirements, all of our Shares acquired by non-tax exempt and non-corporate shareholders, including those acquired through our Distribution Reinvestment Plan, will be considered covered securities. We have chosen FIFO (first-in, first-out) as our standing (default) tax lot identification method for all shareholders. A tax lot identification method is the way we will determine which specific Shares are deemed to be sold when there are multiple purchases on different dates at differing transaction prices and the entire position is not sold at one time. To the extent you are subject to IRS tax reporting, our standing tax lot identification method is the method covered securities will be reported on your Form 1099 if you do not select a specific tax lot identification method. In such case, you may choose a method different than our standing method and will be able to do so from the time you are admitted as a shareholder up through and until the sale of the covered securities. For those securities defined as "covered" under current IRS cost basis tax reporting regulations, we are responsible for maintaining accurate cost basis and tax lot information for tax reporting purposes. We are not responsible for the reliability or accuracy of the information for those securities that are not "covered." We encourage you to refer to the appropriate IRS regulations or consult your tax advisor with regard to your personal circumstances and any decisions you may make with respect to choosing a tax lot identification method.

        As required by the Code, we will send each of our U.S. shareholders, as promptly as possible after the end of each calendar year, a notice detailing the amounts includible in such U.S. shareholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year's distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the "qualified dividend income" rate). Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. shareholder's particular situation. As described above, dividends distributed by us generally will not be eligible for the qualified dividend income rate (with respect to individual shareholders) or the corporate dividends received deduction (with respect to corporate shareholders).

        If a shareholder recognizes a loss with respect to our Shares in excess of certain prescribed thresholds (generally, $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder), the shareholder must file with the IRS a disclosure statement on Form 8886. Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted. The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

        We may be required to withhold federal income tax, which we refer to in this Registration Statement as backup withholding, currently at a rate of 28%, from all taxable distributions to any non-corporate U.S. shareholder: (i) who fails to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such shareholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual's taxpayer identification number is typically his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. shareholder's federal income tax liability, provided that proper information is provided to the IRS.

        We will be treated as a "publicly offered regulated investment company" (within the meaning of Section 67 of the Code) if either (i) our Shares and our preferred stock collectively being held by at least 500 persons at all times during a taxable year or (ii) our Shares being treated as regularly traded on an established securities market. If we are not treated as a publicly offered regulated investment company for any calendar year, for purposes of computing the taxable income of U.S. shareholders that are individuals, trusts or estates, (i) our earnings will be computed without taking into account such U.S. shareholders' allocable shares of the management and incentive fees paid to our Advisor and certain of our other expenses, (ii) each such U.S. shareholder will be treated as having received or accrued a dividend from us in the amount of such U.S. shareholder's allocable share of these fees and expenses for the calendar year, (iii) each such U.S. shareholder will be treated as having paid or incurred such U.S. shareholder's allocable share of these fees and expenses for the calendar year and (iv) each such U.S. shareholder's allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. shareholder. Miscellaneous itemized deductions generally are deductible by a U.S. shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. shareholder's miscellaneous itemized deductions exceeds 2% of such U.S. shareholder's adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 67 of the Code.

        Shareholders should consult their own tax advisors with respect to the U.S. federal income tax and withholding tax, and state, local, and foreign tax consequences of an investment in our Shares.

Taxation of Non-U.S. Shareholders

        Whether an investment in our Shares is appropriate for a Non-U.S. shareholder will depend upon that person's particular circumstances. An investment in our Shares by a Non-U.S. shareholder may have adverse tax consequences. Non-U.S. shareholders should consult their tax advisors before investing in our Shares.

        Distributions of our "investment company taxable income" to Non-U.S. shareholders (including interest income, net short-term capital gain or foreign-source dividend and interest income, which generally would be free of withholding if paid to Non-U.S. shareholders directly) will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless the distributions are effectively connected with a U.S. trade or business of the Non-U.S. shareholder, in which case the distributions will generally be subject to U.S. federal income tax at the rates applicable to U.S. persons. In that case, we will not be required to withhold U.S. federal tax if the Non-U.S. shareholder complies with applicable certification and disclosure requirements. Special certification requirements apply to a Non-U.S. shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisors.

        Actual or deemed distributions of our net capital gains to a Non-U.S. shareholder, and gains realized by a Non-U.S. shareholder upon the sale of our Shares, will not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. shareholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. shareholder in the United States or, in the case of an individual Non-U.S. shareholder, the shareholder is present in the United States for 183 days or more during the year of the sale or capital gain dividend and certain other conditions are met.

        If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder's allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. shareholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. shareholder, distributions (both actual and deemed), and gains realized upon the sale of our Shares that are effectively connected with a U.S. trade or business may, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or at a lower rate if provided for by an applicable treaty).

        A Non-U.S. shareholder who is a non-resident alien individual, and who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. shareholder provides us or the dividend paying agent with an applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. shareholder or otherwise establishes an exemption from backup withholding.

        Effective July 1, 2014, we are required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends and (effective January 1, 2017) repurchase proceeds and certain capital gain dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive new reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to us to enable us to determine whether withholding is required.

        An investment in Shares by a non-U.S. person may also be subject to U.S. federal estate tax. Non-U.S. persons should consult their own tax advisors with respect to the U.S. federal income tax, U.S. federal estate tax, withholding tax and state, local and foreign tax consequences of acquiring, owning or disposing of Shares.

  Taxation of Investments

        Certain investment practices of the Company are subject to special and complex U.S. federal income tax provisions that may: (i) disallow, suspend, or otherwise limit the allowance of certain losses or deductions, including the dividends received deduction; (ii) convert lower taxed long-term capital gains and qualified dividend income into higher taxed short-term capital gains or ordinary income; (iii) convert ordinary loss or a deduction into capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not qualify as good income for purposes of the 90% annual gross income requirement described above. We will monitor the Company's transactions and may decide to have the Company make certain tax elections, may require the Company to borrow money, or may require the Company to dispose of securities to mitigate the effect of these rules and prevent the Company's disqualification as a RIC.

        Investments made by the Company in securities issued at a discount or providing for deferred interest or paid-in-kind interest are subject to special tax rules that will affect the amount, timing and character of distributions to our shareholders. For example, with respect to securities issued at a discount, the Company will generally be required to accrue daily, as income, a portion of the discount and to distribute such income to us each year to maintain its qualification as a RIC and to avoid U.S. federal income and excise taxes. Since in certain circumstances the Company may recognize income before or without receiving cash representing such income, the Company may have difficulty making distributions in the amounts necessary to satisfy the requirements for maintaining its RIC status and avoiding U.S. federal income and excise taxes. Accordingly, the Company may have to sell some of its investments at times the Company would not consider advantageous, raise additional debt or equity capital, distribute its own Shares, or reduce new investment originations to meet these distribution requirements. If the Company is not able to obtain cash from other sources and fails to qualify as a RIC, we may thereby be subject to corporate-level income tax.

        In the event the Company invests in foreign securities, the Company may be subject to withholding and other foreign taxes with respect to those securities.

        The Company may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes). Thus, it is possible that one or more such entities in which the Company invests could be treated under the Code and the U.S. Treasury regulations as a "passive foreign investment company" or a "controlled foreign corporation." The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require the Company to recognize income where the Company does not receive a corresponding payment in cash and make distributions with respect to such income in order to maintain its status as a RIC. Under such circumstances, the Company may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. Furthermore, under certain circumstances, an investment in a passive investment company could result in a tax imposed on the Company and/or an increase in the amount of taxable distributions by the Company.

Item 1A.    Risk Factors

        Investing in our Shares involves a number of significant risks. In addition to the other information contained in this Registration Statement, you should consider carefully the following information before making an investment in our Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, the net asset value and trading price, if any, of our Shares could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

        We have a limited operating history.

        We are a new company and are subject to all of the business risks and uncertainties associated with any business with a relatively short operating history, including the risk that we will not achieve or sustain our investment objectives and that the value of our Shares could decline substantially.

         We have not identified any specific investments that we will make with the proceeds from this offering. As a result, this may be deemed to be a "blind pool" offering and you will not have the opportunity to evaluate historical data or assess any investments prior to purchasing our Shares.

        Neither we nor any of the Advisors has presently identified, made or contracted to make investments on our behalf. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing our Shares. You must rely on our Advisors and our Board of Trustees to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments rather than evaluating our investments in advance of purchasing Shares. Because investors are not able to evaluate our investments in advance of purchasing our Shares, this offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

         Price declines in the corporate leveraged loan market may adversely affect the fair value of our portfolio, reducing our net asset value through increased net unrealized depreciation and the incurrence of realized losses.

        Prior to the onset of the financial crisis that began in 2007, securitized investment vehicles, hedge funds and other highly leveraged non-bank financial institutions comprised the majority of the market for purchasing and holding senior and subordinated debt. As the trading price of the loans underlying these portfolios began to deteriorate beginning in the first quarter of 2007, we believe that many institutions were forced to raise cash by selling their interests in performing assets in order to satisfy margin requirements or the equivalent of margin requirements imposed by their lenders. This resulted in a forced deleveraging cycle of price declines, compulsory sales, and further price declines, with falling underlying credit values, widespread repurchase requests, and other constraints resulting from the credit crisis generating further selling pressure.

        Conditions in the U.S. corporate debt market may experience similar disruption or deterioration in the future, which may cause pricing levels to similarly decline or be volatile. As a result, our net asset value could decline through an increase in unrealized depreciation and incurrence of realized losses in connection with the sale of our investments, which could have a material adverse impact on our business, financial condition and results of operations.

         Our ability to achieve our investment objectives depends on the Advisors' ability to manage and support our investment process. If the Advisors were to lose a significant number of their respective key professionals, or terminate the Investment Advisory and/or Investment Sub-Advisory Agreement, our ability to achieve our investment objectives could be significantly harmed.

        We do not have employees. Additionally, we have no internal management capacity other than our appointed executive officers and will be dependent upon the investment expertise, skill and network of business contacts of our Advisors to achieve our investment objectives. Our Advisors will evaluate, negotiate, structure, execute, monitor and service our investments. Our success will depend on to a significant extent on the continued service and coordination of our Advisors, including their respective key professionals. The departure of a significant number of key professionals from W. P. Carey or Guggenheim could have a material adverse effect on our ability to achieve our investment objectives.

        Our ability to achieve our investment objectives also depends on the ability of our Advisors to identify, analyze, invest in, finance and monitor companies that meet our investment criteria. Our Advisors' capabilities in structuring the investment process, providing competent, attentive and efficient services to us, and facilitating access to financing on acceptable terms depend on the involvement of investment professionals in an adequate number and of adequate sophistication to match the corresponding flow of transactions. To achieve our investment objectives, our Advisors may need to retain, hire, train, supervise and manage new investment professionals to participate in our investment selection and monitoring process. Our Advisors may not be able to find qualified investment professionals in a timely manner or at all. Any failure to do so could have a material adverse effect on our business, financial condition and results of operations.

        In addition, both the Investment Advisory Agreement and the Investment Sub-Advisory Agreement have termination provisions that allow the agreements to be terminated by us upon 60 days' notice without penalty. The Investment Advisory Agreement may be terminated at any time, without penalty, by W. P. Carey upon 120 days' notice to the Company. The Investment Sub-Advisory Agreement may be terminated at any time, without the payment of any penalty, by Guggenheim upon 120 days' notice and may be terminated, without the payment of penalty, by W. P. Carey upon 60 days' notice if our Board of Trustees or holders of a majority of our outstanding Shares so direct. In addition, W. P. Carey and Guggenheim have agreed that, in the event that one of them is removed other than for cause, or the advisory agreement of either of them is not renewed, the other will also terminate its agreement with the Company. The termination of either agreement may adversely affect the quality of our investment opportunities. In addition, in the event either agreement were terminated, it may be difficult for the Company to replace W. P. Carey or for W. P. Carey to replace Guggenheim.

        Because our business model depends to a significant extent upon relationships with corporations, financial institutions and investment firms, the inability of the Advisors to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.

        We expect that W. P. Carey and Guggenheim will depend on their relationships with corporations, financial institutions and investment firms, and we will rely indirectly to a significant extent upon these respective relationships to provide us with potential investment opportunities. If either W. P. Carey or Guggenheim fails to maintain its existing respective relationships or develop new relationships or sources of investment opportunities, we may not be able to grow our investment portfolio. In addition, individuals with whom W. P. Carey and Guggenheim have relationships are not obligated to provide us with investment opportunities, and, therefore, there is no assurance that such relationships will generate investment opportunities for us.

        The amount of any distributions we may make is uncertain. We may not be able to pay you distributions or be able to sustain distributions at any particular level, and our distributions per share may not grow over time or may decline. We have not established any limit on the extent to which we may use borrowings, if any, or offering proceeds to fund distributions (which may reduce the amount of capital we ultimately invest in portfolio companies).

        Subject to our Board of Trustees' discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a weekly, semi-monthly, or monthly basis and intend to pay such declared distributions on a monthly basis. We expect to pay distributions out of assets legally available for distribution based on our investment performance. However, we cannot assure you that we will achieve investment results that will allow us to make a consistent targeted level of cash distributions or year-to-year increases in cash distributions. Our ability to pay distributions might be adversely affected by the impact of the risks described in this Registration Statement. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC can limit our ability to pay distributions. Distributions from offering proceeds or from borrowings also could reduce the amount of capital we ultimately invest in interests of portfolio companies. We cannot assure you that we will pay distributions to our shareholders in the future.

         Our distributions may exceed our taxable earnings and profits, particularly during the period before we have substantially invested the net proceeds from our public offering. Therefore, portions of the distributions that we pay may represent a return of capital to you, which will lower your tax basis in your Shares and reduce the amount of funds we have for investment in portfolio companies.

        In the event that we encounter delays in locating suitable investment opportunities, we may pay our distributions from offering proceeds or from borrowings in anticipation of future cash flow, which may constitute a return of your capital and will lower your tax basis in your Shares. Distributions from offering proceeds or from borrowings also could reduce the amount of capital we ultimately have available to invest in interests of portfolio companies.

         We may face increasing competition for investment opportunities, which could delay further deployment of our capital, reduce returns and result in losses.

        We may compete for investments with other BDCs and investment funds (including registered investment companies, private equity funds and mezzanine funds), as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, continue to increase their investment focus in our target market of privately owned U.S. companies. Moreover, we have experienced, and may continue to experience, increased competition from banks and investment vehicles who may continue to lend to the middle market, including lending activity in our target market of privately-owned U.S. companies. Additionally, the Federal Reserve and other bank regulators may periodically provide incentives to U.S. commercial banks to originate more loans in the middle market for private companies. As a result of these new entrants and regulatory incentives, competition for investment opportunities in privately owned U.S. companies may intensify. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do.

        We may lose investment opportunities if we do not match our competitors' pricing, terms and investment structure criteria. If we are forced to match these competitors' investment terms criteria, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss. A significant increase in the number and/or the size of our competitors in this target market could force us to accept less attractive investment terms. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to maintain our RIC status. The competitive pressures we face, and the manner in which we react or adjust to these competitive pressures, may have a material adverse effect on our business, financial condition, results of operations, effective yield on investments, investment returns, leverage ratio and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time. Also we may not be able to identify and make investments that are consistent with our investment objectives.

         A significant portion of our investment portfolio will be recorded at fair value as determined in good faith in accordance with procedures established by our Board of Trustees and, as a result, there is and will be uncertainty as to the value of our portfolio investments.

        Under the 1940 Act, we are required to carry our portfolio investments at market value or, if there is no readily available market value, at fair value as determined in accordance with procedures established by our Board of Trustees. There is not a public market or active secondary market for many of the securities of the privately held companies in which we intend to invest. The majority of our investments may not be publicly traded or actively traded on a secondary market but, instead, may be traded on a privately-negotiated, over-the-counter secondary market for institutional investors. As a result, we will value a significant portion of these securities quarterly at fair value as determined in good faith in accordance with procedures established by our Board of Trustees.

        The determination of fair value, and thus the amount of unrealized gains or losses we may recognize in any year, is to a degree subjective, and our Advisors have a conflict of interest in making recommendations of fair value. We will value these securities quarterly at fair value as determined in good faith in accordance with procedures established by our Board of Trustees based on input from our Advisors and our audit committee. Our Board of Trustees may utilize the services of independent third-party valuation firms to aid it in determining the fair value of any securities. The types of factors that may be considered in determining the fair values of our investments include the nature and realizable value of any collateral, the portfolio company's ability to make payments and its earnings, the markets in which the portfolio company does business, comparison to publicly traded companies, discounted cash flow, current market interest rates and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, the valuations may fluctuate significantly over short periods of time due to changes in current market conditions. The determinations of fair value in accordance with procedures established by our Board of Trustees may differ materially from the values that would have been used if an active market and market quotations existed for these investments. Our net asset value could be adversely affected if the determinations regarding the fair value of our investments were materially higher than the values that we ultimately realize upon the disposal of such investments.

        Any unrealized losses we experience on our portfolio may be an indication of future realized losses, which could reduce our income available for distribution.

        As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at the fair value as determined in good faith in accordance with procedures established by our Board of Trustees. Decreases in the market values or fair values of our investments relative to amortized cost will be recorded as unrealized depreciation. Any unrealized losses in our loan portfolio could be an indication of a portfolio company's inability to meet its repayment obligations to us with respect to the affected loans. This could result in realized losses in the future and ultimately in reductions of our income available for distribution in future periods. In addition, decreases in the market value or fair value of our investments will reduce our net asset value. See "Item 9. Market Price of and Distributions on the Registrant's Common Equity and Related Shareholder Matters—Valuation of Investments."

        Our Board of Trustees may change our operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse to our shareholders.

        Our Board of Trustees has the authority to modify or waive our current operating policies, investment criteria and strategies without prior notice and without shareholder approval. We cannot predict the effect any changes to our current operating policies, investment criteria and strategies would have on our business, net asset value, operating results and the value of our Shares. However, the effects might be adverse, which could negatively impact our ability to pay you distributions and cause you to lose all or part of your investment. Moreover, we will have significant flexibility in investing the net proceeds of this offering and may use the net proceeds from this offering in ways that our investors may not agree with.

         Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.

        We and our portfolio companies will be subject to regulation at the local, state and federal levels. Changes to the laws and regulations governing our permitted investments may require a change to our investment strategy. Such changes could differ materially from our strategies and plans as set forth in this Registration Statement and may shift our investment focus from the areas of expertise of our Advisors. Thus, any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.

         We may experience fluctuations in our quarterly results.

        We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable and default rates on the debt securities we acquire, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. These occurrences could have a material adverse effect on our results of operations, the value of your investment in us and our ability to pay distributions to you and our other shareholders.

         We are a non-diversified investment company within the meaning of the 1940 Act and therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

        We are classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we hold large positions in the securities of a small number of issuers, or within a particular industry, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the issuer's financial condition or the market's assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. However, we will be subject to the diversification requirements applicable to RICs under Subchapter M of the Code. See "Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations—Taxation of Our Company."

        Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect our results of operations.

        We, directly or through our Advisors, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on our ability to make, dispose of, increase the amount of or otherwise take action with respect to, an investment in those companies. The impact of these restrictions on our ability to take action with respect to our investments could have an adverse effect on our results of operations.

Risks Related to Our Investments

         Our investments in portfolio companies may be risky and we could lose all or part of our investment.

        We intend to pursue a strategy focused on investing primarily in the debt of privately owned U.S. companies with a focus on originated transactions sourced through the networks of our Advisors. The following are risks associated with our investments:

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  Senior Secured Loans and Second Lien Loans.  When we invest in senior secured term loans and second lien loans, we will generally seek to take a security interest in the available assets of these portfolio companies, including the equity interests of their subsidiaries. We expect this security interest to help mitigate the risk that we will not be repaid. However, there is a risk that the collateral securing our loans may decrease in value over time or lose its entire value, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the portfolio company to raise additional capital. Also, in some circumstances, with respect to our second lien loans our security interest could be subordinated to claims of other creditors. In addition, deterioration in a portfolio company's financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that we will receive principal and interest payments according to the loan's terms, or at all, or that we will be able to collect on the loan should we be forced to enforce our remedies.

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  Subordinated Debt.  Our subordinated, or mezzanine, debt investments will rank junior in priority of payment to senior loans and will generally be unsecured. These characteristics may result in a heightened level of risk and volatility or a loss of principal, which could lead to the loss of the entire investment. These investments may involve additional risks that could adversely affect our investment returns. To the extent interest payments associated with such debt are deferred, such debt may be subject to greater fluctuations in valuations, and such debt could subject us and our shareholders to non-cash income, including PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term, and original issue discount. Loans structured with these features may represent a higher level of credit risk than loans that require interest to be paid in cash at regular intervals during the term of the loan. Since we generally will not receive any principal repayments prior to the maturity of some of our subordinated debt investments, such investments will have greater risk than amortizing loans.

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  Structured Products.  We may also invest, to a limited extent, in structured products, which may include CDOs, CLOs, structured notes and credit-linked notes. These investment entities may be structured as trusts or other types of pooled investment vehicles. They may also involve the deposit with or purchase by an entity of the underlying investments and the issuance by that entity of one or more classes of securities backed by, or representing interests in, the underlying investments or referencing an indicator related to such investments. CDOs and CLOs are types of asset-backed securities issued by special purpose vehicles created to reapportion the risk and return characteristics of a pool of assets. The underlying pool for a CLO, for example, may include domestic and foreign senior loans, senior unsecured loans and subordinate corporate loans. Generally these are not qualified as EPCs.

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  Equity Investments.  We expect to make selected equity investments in the common or preferred stock of a company. In addition, when we invest in senior and subordinated debt, we may acquire warrants or options to purchase equity securities or benefit from other types of equity participation. Our goal is ultimately to dispose of these equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.

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  Investments in Private Investment Funds.  We may invest in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities. In valuing our investments in private investment funds, we rely primarily on information provided by managers of such funds. Valuations of illiquid securities, such as interests in certain private investment funds, involve various judgments and consideration of factors that may be subjective. There is a risk that inaccurate valuations provided by managers of private investment funds could adversely affect the value of our Shares. We may not be able to withdraw our investment in certain private investment funds promptly after we have made a decision to do so, which may result in a loss to us and adversely affect our investment returns.

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  Derivatives.  We may invest in derivative investments, which have risks, including: the imperfect correlation between the value of such instruments and the underlying assets of the Company, which creates the possibility that the loss on such instruments may be greater than the gain in the value of the underlying assets in our portfolio; the loss of principal; the possible default of the other party to the transaction; and illiquidity of the derivative investments. If a counterparty becomes bankrupt or otherwise fails to perform its obligations under a derivative contract due to financial difficulties, we may experience significant delays in obtaining any recovery under the derivative contract in a bankruptcy or other reorganization proceeding, or may not recover at all. In addition, in the event of the insolvency of a counterparty to a derivative transaction, the derivative contract would typically be terminated at its fair value. If we are owed this fair value in the termination of the derivative contract and its claim is unsecured, we will be treated as a general creditor of such counterparty and will not have any claim with respect to the underlying security. Certain of the derivative investments in which we may invest may, in certain circumstances, give rise to a form of financial leverage, which may magnify the risk of owning such instruments. The ability to successfully use derivative investments depends on the ability of the Advisors to predict pertinent market movements, which cannot be assured. In addition, amounts paid by us as premiums and cash or other assets held in margin accounts with respect to our derivative investments would not be available to us for other investment purposes, which may result in lost opportunities for gain.

        Most debt securities in which we intend to invest will not be rated by any rating agency and, if they were rated, they would be rated as below investment grade quality. Debt securities rated below investment grade quality are generally regarded as having predominantly speculative characteristics and may carry a greater risk with respect to a borrower's capacity to pay interest and repay principal.

        Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.

        We intend to pursue a strategy focused on investing primarily in the debt of privately owned U.S. companies with a focus on originated transactions sourced through the networks of our Advisors. Our portfolio companies may have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt in which we invest. By their terms, such debt instruments may entitle the holders to receive payment of interest or principal on or before the dates on which we are entitled to receive payments with respect to the debt instruments in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution. After repaying such senior creditors, such portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt instruments in which we invest, we would have to share on an equal basis any distributions with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.

         Subordinated liens on collateral securing debt investments that we will make to our portfolio companies may be subject to control by senior creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay in full both the first priority creditors and us.

        Certain debt investments that we will make in portfolio companies will be secured on a second priority basis by the same collateral securing senior debt of such companies. The first priority liens on the collateral will secure the portfolio company's obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the debt. The holders of obligations secured by the first priority liens on the collateral will generally control the liquidation of and be entitled to receive proceeds from any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from the sale or sales of all of the collateral would be sufficient to satisfy the debt obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds are not sufficient to repay amounts outstanding under the debt obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company's remaining assets, if any.

        We may also make unsecured debt investments in portfolio companies, meaning that such investments will not benefit from any interest in collateral of such companies. Liens on such portfolio companies' collateral, if any, will secure the portfolio company's obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured debt agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured debt obligations after payment in full of all secured debt obligations. If such proceeds were not sufficient to repay the outstanding secured debt obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors' claims against the portfolio company's remaining assets, if any.

        The rights we may have with respect to the collateral securing the debt investments we make in our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more inter-creditor agreements that we enter into with the holders of senior debt. Under such an inter-creditor agreement, at any time that obligations having the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens: the ability to cause the commencement of enforcement proceedings against the collateral; the ability to control the conduct of such proceedings; the approval of amendments to collateral documents; releases of liens on the collateral; and waivers of past defaults under collateral documents. We may not have the ability to control or direct such actions, even if our rights are adversely affected.

         There may be circumstances where our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.

        Although we intend to generally structure certain of our investments as senior debt, if one of our portfolio companies were to go bankrupt, depending on the facts and circumstances, including the extent to which we provided managerial assistance to that portfolio company or a representative of us or the Advisors sat on the Board of Trustees of such portfolio company, a bankruptcy court might re-characterize our debt investment and subordinate all or a portion of our claim to that of other creditors. In situations where a bankruptcy carries a high degree of political significance, our legal rights may be subordinated to other creditors.

        In addition, a number of U.S. judicial decisions have upheld judgments obtained by borrowers against lending institutions on the basis of various evolving legal theories, collectively termed "lender liability." Generally, lender liability is founded on the premise that a lender has violated a duty (whether implied or contractual) of good faith, commercial reasonableness and fair dealing, or a similar duty owed to the borrower, or has assumed an excessive degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. Because of the nature of our investments in portfolio companies (including that, as a BDC, we may be required to provide managerial assistance to those portfolio companies), we may be subject to allegations of lender liability.

         We generally will not control the business operations of our portfolio companies and, due to the illiquid nature of our holdings in our portfolio companies, may not be able to dispose of our interest in our portfolio companies.

        We do not expect to control most of our portfolio companies, although we may have board representation or board observation rights, and our debt agreements may impose certain restrictive covenants on our borrowers. As a result, we are subject to the risk that a portfolio company in which we invest may make business decisions with which we disagree and the management of such company, as representatives of the holders of their common equity, may take risks or otherwise act in ways that do not serve our interests as debt investors. Due to the lack of liquidity for our investments in private companies, we may not be able to dispose of our interests in our portfolio companies as readily as we would like or at an appropriate valuation. As a result, a portfolio company may make decisions that could decrease the value of our portfolio holdings.

         We will be exposed to risks associated with changes in interest rates.

        We are subject to financial market risks, including changes in interest rates. Because we may borrow money to finance a portion of our investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income. In periods of rising interest rates when we have debt outstanding, our cost of funds will increase, which could reduce our net investment income.

        In addition, interest rates have recently been at or near historic lows. In the event of a significant rising interest rate environment, our portfolio companies with adjustable-rate loans could see their interest payments increase and there may be a significant increase in the number of our portfolio companies who are unable or unwilling to pay interest and repay their loans. Our investment portfolio of adjustable-rate loans may also decline in value in response to rising interest rates if the adjustable interest rates do not rise as much, or as quickly, as market interest rates in general. Similarly, during periods of rising interest rates, our investments with fixed interest will likely decline in value.

        In periods of market volatility, the market values of fixed income securities, and portfolio companies with adjustable-rate loans, may be more sensitive to changes in interest rates. We may use interest rate risk management techniques in an effort to limit our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent such activities are not prohibited by the 1940 Act. These activities may limit our ability to participate in the benefits of lower interest rates with respect to the hedged portfolio. Adverse developments resulting from changes in interest rates or hedging transactions could have a material adverse effect on our business, financial condition and results of operations.

        General interest rate fluctuations may have a substantial negative impact on our investments, our incentive fee, the value of our Shares and our rate of return on invested capital. During periods of declining interest rates, borrowers or issuers may exercise their option to prepay principal earlier than scheduled. For fixed rate securities, such payments often occur during periods of declining interest rates, forcing the Company to reinvest in lower yielding securities, resulting in a possible decline in the Company's income and distributions to shareholders.

         International investments create additional risks.

        We expect to make investments in portfolio companies that are domiciled outside of the United States. We anticipate that up to 30% of our investments may be in these types of assets. Our investments in foreign portfolio companies will be deemed "non-qualifying assets," which means, as required by the 1940 Act, they may not constitute more than 30% of our total assets at the time of our acquisition of any asset, after giving effect to the acquisition. Notwithstanding the limitation on our ownership of foreign portfolio companies, such investments may subject us to many of the same risks as our domestic investments, as well as certain additional risks, including the following:

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  foreign governmental laws, rules and policies, including those restricting the ownership of assets in the foreign country or the repatriation of profits from the foreign country to the United States;

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  foreign currency devaluations that reduce the value of and returns on our foreign investments;

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  adverse changes in the availability, cost and terms of investments due to the varying economic policies of a foreign country in which we invest;

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  adverse changes in tax rates, the tax treatment of transaction structures and other changes in operating expenses of a particular foreign country in which we invest;

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  the assessment of foreign-country taxes (including withholding taxes, transfer taxes and value added taxes, any or all of which could be significant) on income or gains from our investments in the foreign country;

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  adverse changes in foreign-country laws, including those relating to taxation, bankruptcy and ownership of assets;

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  changes that adversely affect the social, political and/or economic stability of a foreign country in which we invest;

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  high inflation in the foreign countries in which we invest, which could increase the costs to us of investing in those countries;

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  deflationary periods in the foreign countries in which we invest, which could reduce demand for our assets in those countries and diminish the value of such investments and the related investment returns to us; and

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  legal and logistical barriers in the foreign countries in which we invest that materially and adversely limit our ability to enforce our contractual rights with respect to those investments.

        In addition, we may make investments in countries whose governments or economies may prove unstable. Certain of the countries in which we may invest may have political, economic and legal systems that are unpredictable, unreliable or otherwise inadequate with respect to the implementation, interpretation and enforcement of laws protecting asset ownership and economic interests. In some of the countries in which we may invest, there may be a risk of nationalization, expropriation or confiscatory taxation, which may have an adverse effect on our portfolio companies in those countries and the rates of return we are able to achieve on such investments. We may also lose the total value of any investment which is nationalized, expropriated or confiscated. The financial results and investment opportunities available to us, particularly in developing countries and emerging markets, may be materially and adversely affected by any or all of these political, economic and legal risks.

         To the extent original issue discount ("OID") and payment-in-kind ("PIK") interest income constitute a portion of our income, we will be exposed to risks associated with the deferred receipt of cash representing such income.

        Our investments may include OID and PIK instruments. To the extent OID and PIK constitute a portion of our income, we will be exposed to risks associated with such income being required to be included in an accounting income and taxable income prior to receipt of cash, including the following:

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  OID instruments may have unreliable valuations because the accruals require judgments about collectability.

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  OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower.

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  For accounting purposes, cash distributions to shareholders that include a component of OID income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of OID income may come from the cash invested by the shareholders, the 1940 Act does not require that shareholders be given notice of this fact.

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  The presence of OID and PIK create the risk of non-refundable cash payments to the Advisors in the form of subordinated incentive fees on income based on non-cash OID and PIK accruals that may never be realized.

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  In the case of PIK "toggle" debt, the PIK election has the simultaneous effects of increasing the investment income, thus increasing the potential for realizing incentive fees.

         Our investments in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities, subject us indirectly to the underlying risks of such private investment funds and additional fees and expenses.

        Our investments in private investment funds, including hedge funds, private equity funds, limited liability companies and other business entities expose us to the risks associated with the businesses of such funds or entities. These private investment funds are not registered investment companies and, thus, are not subject to protections afforded by the 1940 Act, covering, among other areas, liquidity requirements, governance by an independent board, affiliated transaction restrictions, leverage limitations, public disclosure requirements and custody requirements.

        We rely primarily on information provided by managers of private investment funds in valuing our investments in such funds. There is a risk that inaccurate valuations provided by managers of private investment funds could adversely affect the value of our Shares. In addition, there can be no assurance that a manager of a private investment fund will provide advance notice of any material change in such private investment fund's investment program or policies and thus, our investment portfolio may be subject to additional risks which may not be promptly identified by our Advisors.

        Investments in the securities of private investment funds may also involve duplication of advisory fees and certain other expenses. By investing in private investment funds indirectly through us, you bear a pro rata portion of our advisory fees and other expenses, and also indirectly bear a pro rata portion of the advisory fees, performance-based allocations and other expenses borne by us as an investor in the private investment funds.

        In addition, certain private investment funds may not provide us with the liquidity we require and would thus subject us to liquidity risk. Further, even if an investment in a private investment fund is deemed liquid at the time of investment, the private investment fund may, in the future, alter the nature of its investments and cease to be a liquid investment fund, subjecting us to liquidity risk.

         We may acquire various structured financial instruments for purposes of "hedging" or reducing our risks, which may be costly and ineffective and could reduce our cash available for distribution to our shareholders.

        We may seek to hedge against interest rate and currency exchange rate fluctuations and credit risk by using structured financial instruments such as futures, options, swaps and forward contracts, subject to the requirements of the 1940 Act. Use of structured financial instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the asset being hedged, which could result in losses both on the hedging transaction and on the instrument being hedged. Use of hedging activities may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available to pay distributions to our shareholders.

        Defaults by our portfolio companies will harm our operating results.

        A portfolio company's failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its debt financing and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize a portfolio company's ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.

        An investment strategy focused primarily on privately held companies presents certain challenges, including the lack of available information about these companies.

        We intend to invest primarily in privately held companies. Investments in private companies pose certain incremental risks as compared to investments in public companies, including that they:

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  have reduced access to the capital markets, resulting in diminished capital resources and ability to withstand financial distress;

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  may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;

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  may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors' actions and changing market conditions, as well as general economic downturns;

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  are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us; and

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  generally have less predictable operating results; may from time to time be parties to litigation; may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence; and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position. In addition, our executive officers, Trustees and members of the Advisors' management may, in the ordinary course of business, be named as defendants in litigation arising from our investments in the portfolio companies.

        Finally, little public information generally exists about private companies and these companies may not have third-party credit ratings or audited financial statements. We must therefore rely on the ability of our Advisors to obtain adequate information through due diligence to evaluate the creditworthiness and potential returns from investing in these companies. Additionally, these companies and their financial information will not generally be subject to the Sarbanes-Oxley Act and other rules that govern public companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision and we may lose money on our investments.

        The lack of liquidity in our investments may adversely affect our business.

        We may acquire a significant percentage of our portfolio company investments from privately held companies in directly negotiated transactions. The securities of private companies are not publicly traded or actively traded on the secondary market and are, instead, traded on a privately-negotiated, over-the-counter secondary market for institutional investors. These over-the-counter secondary markets may be inactive during an economic downturn or a credit crisis. In addition, the securities in these companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than publicly traded securities. We typically would be unable to exit these investments unless and until the portfolio company has a liquidity event such as a sale, refinancing or IPO.

        The illiquidity of our investments may make it difficult or impossible for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments, which could have a material adverse effect on our business, financial condition and results of operations.

        Moreover, securities purchased by us that are liquid at the time of purchase may subsequently become illiquid due to events relating to the issuer of the securities, market events, economic conditions or investor perceptions.

        We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we, our Advisors or any of their respective affiliates have material nonpublic information regarding such portfolio company or where the sale would be an impermissible joint transaction. The reduced liquidity of our investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

        We may not have the funds or ability to make additional investments in our portfolio companies or to fund our unfunded commitments.

        After our initial investment in a portfolio company, we may be called upon from time to time to provide additional funds to such company or have the opportunity to increase our investment through the exercise of a warrant or other right to purchase Shares. There is no assurance that we will make, or will have sufficient funds to make, follow-on investments. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, we prefer other opportunities, we are limited in our ability to do so by compliance with BDC requirements, or we desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by our Advisors' allocation policies. Any decisions not to make a follow-on investment or any inability on our part to make such an investment may have a negative impact on a portfolio company in need of such an investment, may result in a missed opportunity for us to increase our participation in a successful operation or may reduce the expected return on the investment.

         Prepayments of our debt investments by our portfolio companies could adversely impact our results of operations and reduce our return on equity.

        We are subject to the risk that the investments we make in our portfolio companies may be repaid prior to maturity. When this occurs, we will generally reinvest these proceeds in temporary investments, pending their future investment in new portfolio companies. These temporary investments will typically have substantially lower yields than the debt being prepaid and we could experience significant delays in reinvesting these amounts. Any future investment in a new portfolio company may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elect to prepay amounts owed to us. Additionally, prepayments, net of prepayment fees, could negatively impact our return on equity.

        To the extent that we borrow money, the potential for gain or loss on amounts invested in us will be magnified and may increase the risk of investing in us. Borrowed money may also adversely affect the return on our assets, reduce cash available for distribution to our shareholders and result in losses.

        The use of borrowings, also known as leverage, increases the volatility of investments by magnifying the potential for gain or loss on invested equity capital. If we use leverage to partially finance our investments, through borrowing from banks and other lenders, you will experience increased risks of investing in our Shares. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would if we had not borrowed and employed leverage. Similarly, any decrease in our income would cause net income to decline more sharply than it would have if we had not borrowed and employed leverage. Such a decline could negatively affect our ability to make distributions to our shareholders. In addition, our shareholders will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the management or incentive fees payable to the Advisors. The Company's portfolio must experience an annual return of [        ]% in order to cover annual interest and dividend payments as of [                    ], 2015.

        The amount of leverage that we employ will depend on our Advisors' and our Board of Trustees' assessment of market and other factors at the time of any proposed borrowing. There can be no assurance that leveraged financing will be available to us on favorable terms or at all. However, to the extent that we use leverage to finance our assets, our financing costs will reduce cash available for distributions to shareholders. Moreover, we may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. In such an event, we may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses.

        As a BDC, we are required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred stock that we may issue in the future, of at least 200%. If this ratio declines below 200%, we cannot incur additional debt and could be required to sell a portion of our investments to repay some debt when it is disadvantageous to do so. This could have a material adverse effect on our operations and we may not be able to make distributions.

         Economic recessions or downturns could impair our portfolio companies and harm our operating results.

        Many of our portfolio companies may be susceptible to economic slowdowns or recessions and may be unable to repay our debt investments during these periods. Therefore, our non-performing assets may increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may also decrease the value of any collateral securing our senior or second lien loans. A severe recession may further decrease the value of such collateral and result in losses of value in our portfolio and a decrease in our revenues, net income, assets and net worth. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us on terms we deem acceptable. These events could prevent us from increasing investments and harm our operating results.

        A return of recessionary conditions and/or continued negative developments in the domestic and international credit markets may significantly affect the markets in which we do business, the value of our loans and investments, and our ongoing operations, costs and profitability. Any such unfavorable economic conditions, including rising interest rates, may also increase our funding costs, limit our access to capital markets or negatively impact our ability to obtain financing, particularly from the debt markets. In addition, any future financial market uncertainty could lead to financial market disruptions and could further impact our ability to obtain financing. These events could limit our investment originations, limit our ability to grow and negatively impact our operating results and financial condition.

         The Advisors' decision to securitize loans may impact the Feeder Funds.

        A decision by our Advisors to securitize loans may affect the Feeder Funds in the following ways: (i) the securitization vehicle would be required to have separate financial statements, (ii) the securitized loan would be included in the Company's 30% "bucket" of non-Qualifying Assets, and (iii) securitization involves added fees and costs.

Risks Related to Our Advisors and Their Respective Affiliates

         The Advisors have not managed a BDC.

        Our Advisors have no experience managing a vehicle regulated as a BDC and may not be able to operate our business successfully or achieve our investment objectives. As a result, an investment in our Shares may entail more risk than the Shares of a comparable company with a substantial operating history.

        The 1940 Act and the Code impose numerous constraints on the operations of BDCs and RICs that do not apply to the other types of investment vehicles previously managed by the Advisors. For example, under the 1940 Act, BDCs are generally required to invest at least 70% of their total assets primarily in securities of qualifying U.S. private or thinly traded companies. Moreover, qualification for RIC tax treatment under Subchapter M of the Code requires satisfaction of source-of-income, asset diversification and other requirements. The failure to comply with these provisions in a timely manner could prevent us from qualifying as a BDC or RIC or could force us to pay unexpected taxes and penalties, which could be material. The Advisors' lack of experience in managing a portfolio of assets under such constraints may hinder their ability to take advantage of attractive investment opportunities and, as a result, achieve our investment objectives.

         The Advisors and their respective affiliates, including our officers and some of our Trustees, may face conflicts of interest caused by compensation arrangements with us and our affiliates, which could result in increased risk-taking by us.

        The Advisors and their respective affiliates will receive substantial fees from us in return for their services, including certain incentive fees based on the amount of appreciation of our investments. These fees could influence the advice provided to us. Generally, the more equity we sell in public offerings and the greater the risk assumed by us with respect to our investments, the greater the potential for growth in our assets and profits (and, correlatively, the fees payable by us to the Advisors). These compensation arrangements could affect our Advisors' or their respective affiliates' judgment with respect to public offerings of equity and investments made by us, which allow the Advisors to earn increased asset management fees.

         The time and resources that individuals associated with the Advisors devote to us may be diverted, and we may face additional competition due to the fact that neither W. P. Carey nor Guggenheim is prohibited from raising money for or managing another entity that makes the same types of investments that we target.

        The Advisors currently manage other investment entities and are not prohibited from raising money for and managing future investment entities that make the same types of investments as those we target. As a result, the time and resources that our Advisors devote to us may be diverted, and during times of intense activity in other programs, they may devote less time and resources to our business than is necessary or appropriate. In addition, we may compete with any such investment entity for the same investors and investment opportunities.

         The Advisors will experience conflicts of interest in connection with the management of our business affairs.

        Our Advisors will experience conflicts of interest in connection with the management of our business affairs including, relating to the allocation of investment opportunities by the Advisors and their respective affiliates; compensation to the Advisors; services that may be provided by the Advisors and their respective affiliates to issuers in which we invest; investments by us and other clients of the Advisors, subject to the limitations of the 1940 Act; the formation of additional investment funds by the Advisors; differing recommendations given by the Advisors to us versus other clients; the Advisors' use of information gained from issuers in our portfolio for investments by other clients, subject to applicable law; and restrictions on the Advisors' use of "inside information" with respect to potential investments by us.

        The Advisors may face conflicts of interest with respect to services performed for issuers in which we invest.

        The Advisors and their affiliates may provide a broad range of financial services to companies in which we invest, in compliance with applicable law, and will generally be paid fees for such services. In addition, affiliates of the Advisors may act as underwriters or placement agents in connection with an offering of securities by one of the companies in our portfolio. Any compensation received by the Advisors for providing these services will not be shared with us and may be received before we realize a return on our investment. The Advisors may face conflicts of interest with respect to services performed for these companies, on the one hand, and investments recommended to us, on the other hand.

         The Advisors have incentives to favor their respective other accounts and clients over us, which may result in conflicts of interest that could be harmful to us.

        Because our Advisors manage assets for other investment companies, pooled investment vehicles and/or other accounts (including institutional clients, pension plans and certain high net worth individuals), certain conflicts of interest are present. For instance, an Advisor may receive fees from certain accounts that are higher than the fees received by the Advisor from us, or receive a performance-based fee on certain accounts. In those instances, a portfolio manager for the Advisor has an incentive to favor the higher fee and/or performance-based fee accounts over us. In addition, a conflict of interest exists to the extent an Advisor has proprietary investments in certain accounts, where its portfolio managers or other employees have personal investments in certain accounts or when certain accounts are investment options in the Advisor's employee benefit plans. The Advisor has an incentive to favor these accounts over us. Our Board of Trustees will be responsible for monitoring these conflicts.

         The Advisors are not restricted from entering into other investment advisory relationships; and an Advisor's actions on behalf of its other accounts and clients may be adverse to us and our investments.

        Each of our Advisors manages assets for accounts other than us, including private funds (for purposes of this section, "Advisor Funds"). Actions taken by an Advisor on behalf of its Advisor Funds may be adverse to us and our investments, which could harm our performance. For example, we may invest in the same credit obligations as other Advisor Funds, although, to the extent permitted under the 1940 Act, our investments may include different obligations of the same issuer. Decisions made with respect to the securities held by one Advisor Fund may cause (or have the potential to cause) harm to the different class of securities of the issuer held by other Advisor Funds (including us). As a further example, an Advisor may manage accounts that engage in short sales of (or otherwise take short positions in) securities or other instruments of the type in which we invest, which could harm our performance for the benefit of the accounts taking short positions, if such short positions cause the market value of the securities to fall.

         Our Advisors will face restrictions on their use of inside information about existing or potential investments that they acquire through their relationships with other advisory clients, and those restrictions may limit the freedom of our Advisors to enter into or exit from investments for us, which could have an adverse effect on our results of operations.

        In the course of their respective duties, the members, officers, trustees, employees, principals or affiliates of our Advisors may come into possession of material, non-public information. The possession of such information may be detrimental to us, limiting the ability of our Advisors to buy or sell a security or otherwise to participate in an investment opportunity for us. In certain circumstances, employees of our Advisors may serve as board members or in other capacities for portfolio or potential portfolio companies, which could restrict our ability to trade in the securities of such companies. For example, if personnel of an Advisor come into possession of material non-public information with respect to our investments, such personnel will be restricted by our Advisor's information-sharing policies and procedures or by law or contract from sharing such information with our management team, even where the disclosure of such information would be in our best interests or would otherwise influence decisions taken by the members of the management team with respect to that investment. This conflict and these procedures and practices may limit the freedom of our Advisors to enter into or exit from potentially profitable investments for us, which could have an adverse effect on our results of operations. Accordingly, there can be no assurance that we will be able to fully leverage the resources and industry expertise of our Advisors' other businesses. Additionally, there may be circumstances in which one or more individuals associated with and Advisor will be precluded from providing services to us because of certain confidential information available to those individuals or to other parts of the Advisor.

         We may be obligated to pay our Advisors incentive fees even if we incur a net loss due to a decline in the value of our portfolio and even if our earned interest income is not payable in cash.

        The Investment Advisory Agreement entitles W. P. Carey to receive an incentive fee based on our pre-incentive fee net investment income regardless of any capital losses. In such case, we may be required to pay W. P. Carey an incentive fee for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter. W. P. Carey will pay 50% of any such incentive fee to Guggenheim.

        Any incentive fee payable by us that relates to our pre-incentive fee net investment income may be computed and paid on income that may include interest that has been accrued but not yet received or interest in the form of securities received rather than cash (i.e., PIK income). If a portfolio company defaults on a loan that is structured to provide accrued interest income, it is possible that accrued interest income previously included in the calculation of the incentive fee will become uncollectible.

Our Advisors are not obligated to reimburse us for any part of the incentive fee they received that was based on accrued interest income that we never received as a result of a subsequent default, and such circumstances would result in our paying a subordinated incentive fee on income we never receive. PIK income will be counted toward the incentive fee that we are obligated to pay our Advisors, even though we do not receive the income in the form of cash.

        The quarterly incentive fee on income that we pay is recognized and paid without regard to: (i) the trend of pre-incentive fee net investment income on adjusted capital over multiple quarters in arrears, which may in fact be consistently less than the preference return, or (ii) the net income or net loss in the current calendar quarter, the current year or any combination of prior periods.

        For federal income tax purposes, we may be required to recognize taxable income in some circumstances in which we do not receive a corresponding payment in cash and to make distributions with respect to such income to maintain our status as a RIC. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay a subordinated incentive fee on income with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

         Our incentive fee may induce our Advisors to make speculative investments.

        The incentive fee payable by us to W. P. Carey (50% of which will be paid to Guggenheim by W. P. Carey) may create an incentive for our Advisors to make investments on our behalf that are riskier or more speculative than would be the case in the absence of such compensation arrangements. The way in which the incentive fee is determined may encourage our Advisors to use leverage to increase the leveraged return on our investment portfolio.

        In addition, the fact that our base management fee (a portion of which will be paid to Guggenheim) is payable based upon our gross assets (which includes any borrowings for investment purposes) may encourage our Advisors to use leverage to make additional investments. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during cyclical economic downturns. Under certain circumstances, the use of substantial leverage may increase the likelihood of our default on our borrowings, which would disfavor holders of our Shares.

         Our ability to enter into transactions with our affiliates will be restricted.

        We will be prohibited under the 1940 Act from participating in certain transactions with certain of our affiliates without the prior approval of a majority of the Independent Trustees and, in some cases, the SEC. Any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the 1940 Act, and we will generally be prohibited from buying or selling any securities from or to such affiliate on a principal basis, absent the prior approval of our Board of Trustees and, in some cases, the SEC. The 1940 Act also prohibits certain "joint" transactions with certain of our affiliates, which in certain circumstances could include investments in the same portfolio company (whether at the same or different times to the extent the transaction is considered a joint transaction), without prior approval of our Board of Trustees and, in some cases, the SEC. If a person acquires more than 25% of our voting securities, we will be prohibited from buying or selling any security from or to such person or certain of that person's affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit our ability to transact business with our officers or Trustees or their affiliates. The SEC has interpreted the

BDC regulations governing transactions with affiliates to prohibit certain joint transactions involving entities that share a common investment adviser. As a result of these restrictions, we may be prohibited from buying or selling any security from or to any portfolio company that is controlled by a fund managed by either of our Advisors or their respective affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us.

        We expect to apply for an exemptive order from the SEC that would permit us to, among other things, co-invest with other funds, including funds managed by Guggenheim and certain of its affiliates. Any such order, if issued, will be subject to certain terms and conditions and there can be no assurance that such order will be granted by the SEC. Accordingly, we cannot assure you that we will be permitted to co-invest with other accounts or other entities managed by Guggenheim, other than in the limited circumstances currently permitted by applicable SEC staff guidance and interpretations or in the absence of a joint transaction. Following our receipt of SEC exemptive relief, we will adopt Guggenheim's allocation policy, which is designed to fairly and equitably distribute investment opportunities among funds or pools of capital managed by Guggenheim. Such allocation policy will provide that once an investment has been approved and is deemed to be in our best interest, we will receive a pro rata share of the investment. The adoption of this allocation policy will ensure that we will be presented with all investment opportunities that fit within our investment strategy and that we will have the ability to invest in those opportunities alongside the other clients of Guggenheim on equal terms.

        In situations when co-investment with affiliates' other clients is not permitted under the 1940 Act and related rules, existing or future staff guidance, or the terms and conditions of exemptive relief granted to us by the SEC (as discussed above), our Advisors will need to decide which client or clients will proceed with the investment. Generally, we will not have an entitlement to make a co-investment in these circumstances and, to the extent that another client elects to proceed with the investment, we will not be permitted to participate. Moreover, except in certain circumstances, we will be unable to invest in any issuer in which an affiliate's other client holds a controlling interest.

         We may make investments that could give rise to a conflict of interest.

        We do not expect to invest in, or hold securities of, companies that are controlled by affiliates' other clients. However, an affiliate's other clients may invest in, and gain control over, one of our portfolio companies. If an affiliate's other client, or clients, gains control over one of our portfolio companies, it may create conflicts of interest and may subject us to certain restrictions under the 1940 Act. As a result of these conflicts and restrictions our Advisors may be unable to implement our investment strategies as effectively as they could have in the absence of such conflicts or restrictions. For example, as a result of a conflict or restriction, our Advisors may be unable to engage in certain transactions that they would otherwise pursue. In order to avoid these conflicts and restrictions, our Advisors may choose to exit these investments prematurely and, as a result, we would forego any positive returns associated with such investments. In addition, to the extent that an affiliate's other client holds a different class of securities than we as a result of such transactions, our interests may not be aligned.

         The recommendations given to us by the Advisors may differ from those rendered to their other clients.

        The Advisors and their affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, us even though such other clients' investment objectives may be similar to ours.

         Our Advisors' liability is limited under the Investment Advisory and Investment Sub-Advisory Agreements, and we are required to indemnify our Advisors against certain liabilities, which may lead our Advisors to act in a riskier manner on our behalf than it would when acting for its own account.

        Our Advisors have not assumed any responsibility to us other than to render the services described in the Investment Advisory and Investment Sub-Advisory Agreements, and they will not be responsible for any action of our Board of Trustees in declining to follow our Advisors' advice or recommendations. Pursuant to the Investment Advisory and Investment Sub-Advisory Agreements, our Advisors and their respective trustees, officers, shareholders, members, agents, employees, controlling persons, and any other person or entity affiliated with, or acting on behalf of, the Advisors will not be liable to us for their acts under the Investment Advisory and Investment Sub-Advisory Agreements (absent willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties). We have also agreed to indemnify, defend and protect our Advisors and their respective trustees, officers, shareholders, members, agents, employees, controlling persons and any other person or entity affiliated with, or acting on behalf of, the Advisors with respect to all damages, liabilities, costs and expenses resulting from acts of our Advisors (not arising out of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of their duties). These protections may lead our Advisors to act in a riskier manner when acting on our behalf than it would when acting for its own account.

Risks Related to Business Development Companies Generally

         The requirement that we invest a sufficient portion of our assets in qualifying assets could preclude us from investing in accordance with our current business strategy; conversely, the failure to invest a sufficient portion of our assets in qualifying assets could result in our failure to maintain our status as a BDC.

        As a BDC, the 1940 Act prohibits us from acquiring any assets other than certain qualifying assets unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets. Therefore, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets. Conversely, if we fail to invest a sufficient portion of our assets in qualifying assets, we could lose our status as a BDC, which would have a material adverse effect on our business, financial condition and result of operations. Similarly, these rules could prevent us from making additional investments in existing portfolio companies, which could result in the dilution of our position, or could require us to dispose of investments at an inopportune time to comply with the 1940 Act. If we were forced to sell non-qualifying investments in the portfolio for compliance purposes, the proceeds from such sale could be significantly less than the current value of such investments.

         Failure to maintain our status as a BDC would reduce our operating flexibility.

        If we do not remain a BDC, we might be regulated as a closed-end investment company under the 1940 Act, which would subject us to substantially more regulatory restrictions and correspondingly decrease our operating flexibility.

         Regulations governing our operation as a BDC and RIC will affect our ability to raise capital and the way in which we raise additional capital or borrow for investment purposes, which may have a negative effect on our growth. As a BDC, the necessity of raising additional capital may expose us to risks, including risks associated with leverage.

        As a result of the annual distribution requirement to qualify as a RIC, we may need to access the capital markets periodically to raise cash to fund new investments in portfolio companies. We may issue "senior securities," including borrowing money from banks or other financial institutions only in amounts such that our asset coverage, as defined in the 1940 Act, equals at least 200% after such incurrence or issuance. If we issue senior securities, we will be exposed to risks associated with leverage, including an increased risk of loss. Our ability to issue different types of securities is also limited. Compliance with these distribution requirements may unfavorably limit our investment opportunities and reduce our ability in comparison to other companies to profit from favorable spreads between the rates at which we can borrow and the rates at which we can lend. Therefore, we intend to continuously issue equity securities, which may lead to shareholder dilution. For example, existing shareholders may control a smaller percentage of the Company's voting securities in the event that outside investors purchase new Shares at a greater rate.

        We may borrow for investment purposes. If the value of our assets declines, we may be unable to satisfy the asset coverage test, which would prohibit us from paying distributions and could prevent us from qualifying as a RIC, which would generally result in a corporate-level tax on any income and net gains. If we cannot satisfy the asset coverage test, we may be required to sell a portion of our investments and, depending on the nature of our debt financing, repay a portion of our indebtedness at a time when such sales may be disadvantageous. Also, any amounts that we use to service our indebtedness would not be available for distributions to our common shareholders.

        In addition, we anticipate that as market conditions permit, we may securitize our loans to generate cash for funding new investments. To securitize loans, we may create a wholly owned subsidiary, contribute a pool of loans to the subsidiary and have the subsidiary issue primarily investment grade debt securities to purchasers who we would expect to be willing to accept a substantially lower interest rate than the loans earn. We would retain all or a portion of the equity in the securitized pool of loans. Our retained equity would be exposed to any losses on the portfolio of loans before any of the debt securities would be exposed to such losses. Accordingly, if the pool of loans experienced a low level of losses due to defaults, we would earn an incremental amount of income on our retained equity but we would be exposed, up to the amount of equity we retained, to that proportion of any losses we would have experienced if we had continued to hold the loans in our portfolio.

         If we cannot obtain debt financing or equity capital on acceptable terms, our ability to acquire investments and to expand our operations will be adversely affected.

        The net proceeds from the sale of Shares will be used for our investment opportunities, and, if necessary, the payment of operating expenses and the payment of various fees and expenses, such as management fees, incentive fees, and other fees and distributions. Any working capital reserves we maintain may not be sufficient for investment purposes, and we may require additional debt financing or equity capital to operate. Pursuant to tax rules that apply to us, we will be required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders to maintain our RIC status. Accordingly, in the event that we need additional capital in the future for investments or for any other reason, we may need to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. These sources of funding may not be available to us due to unfavorable economic conditions, which could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. Consequently, if we cannot obtain further debt or equity financing on acceptable terms, our ability to acquire additional investments and to expand our operations will be adversely affected. As a result, we would be less able to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our shareholders.

Risks Related to an Investment in Our Shares

        We intend, but are not required, to offer to repurchase your Shares on a quarterly basis. As a result you will have limited opportunities to sell your Shares.

        Beginning with the first full calendar quarter following the date that we commence operations, we intend to offer to repurchase approximately 10% of our weighted average number of outstanding Shares in any 12-month period, in order to allow you to tender your Shares to us on a quarterly basis at a price that is approximately equal to our net asset value as of the last business date of each relevant calendar quarter. The share repurchase program, if implemented, will include numerous restrictions that limit your ability to sell your Shares. At the discretion of our Board of Trustees, we intend to limit the number of Shares to be repurchased during any calendar year to the number of Shares we can repurchase with cash on hand, cash available from borrowings and cash from the sale of our investments as of the end of the applicable period to repurchase Shares. We will limit repurchases in each quarter to 2.5% of the weighted average number of Shares outstanding in the prior four calendar quarters. To the extent that the number of Shares put to us for repurchase exceeds the number of Shares that we are able to purchase, we will repurchase Shares on a pro rata basis, not on a first-come, first-served basis. Further, we will have no obligation to repurchase Shares if the repurchase would violate the restrictions on distributions under federal law or Delaware law, which prohibits distributions that would cause a trust to fail to meet statutory tests of solvency. These limits may prevent us from accommodating all repurchase requests made in any year. Our Board of Trustees may amend, suspend, or terminate the share repurchase program upon 30 days' notice. We will notify our shareholders of such developments: (i) in our quarterly reports or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Exchange Act. In addition, under the quarterly share repurchase program, if implemented, we will have discretion to not repurchase Shares, to suspend the program and to cease repurchases. Further, the program will have many limitations and should not be relied upon as a method to sell Shares promptly and at a desired price.

         Our Shares will not be listed on an exchange and our shareholders will have limited liquidity. In addition, the timing of our repurchase offers pursuant to our share repurchase program may be at a time that is disadvantageous to our shareholders, and to the extent you are able to sell your Shares under the program, you may not be able to recover the amount of your investment in our Shares.

        Our Shares are illiquid investments for which there is not and will likely not be a secondary market. Liquidity for your Shares will be limited to participation in our share repurchase program, which we have no obligation to maintain.

        When we make quarterly repurchase offers pursuant to the share repurchase program, we will offer to repurchase Shares at a price that is estimated to be equal to our net asset value per share as of the end of the preceding calendar quarter.

         We may be unable to invest a significant portion of the net proceeds of this offering on acceptable terms in an acceptable timeframe.

        Delays in investing the net proceeds of this offering may impair our performance. We cannot assure you that we will be able to identify investments that meet our investment objectives or that any investment that we make will produce a positive return. We may be unable to invest the net proceeds of our offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results.

        Before making investments, we will invest the net proceeds of our public offering primarily in cash, cash equivalents, U.S. government securities, repurchase agreements and/or other high-quality debt instruments maturing in one year or less from the time of investment. This will produce returns that are significantly lower than the returns we expect to achieve when our portfolio is fully invested in securities meeting our investment objectives. As a result, any distributions that we pay while our portfolio is not fully invested in securities meeting our investment objectives may be lower than the distributions that we may be able to pay when our portfolio is fully invested in securities meeting our investment objectives.

         Your interest in us will be diluted if we issue additional Shares, which could reduce the overall value of an investment in us.

        You do not have preemptive rights to any Shares we issue in the future. Our Declaration of Trust authorizes us to issue up to 1,000,000,000 Shares. Pursuant to our Declaration of Trust, a majority of our entire Board of Trustees may amend our Declaration of Trust to increase our authorized Shares without shareholder approval. Our Board of Trustees may elect to sell additional Shares in the future or issue equity interests in Private Offerings. To the extent we issue additional equity interests at or below net asset value, your percentage ownership interest in us may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Shares.

        Under the 1940 Act, we generally are prohibited from issuing or selling our Shares at a price below net asset value per share, which may be a disadvantage as compared with certain public companies. We may, however, sell our Shares, or warrants, options or rights to acquire our Shares, at a price below the current net asset value of our Shares if our Board of Trustees and Independent Trustees determine that such sale is in our best interests and the best interests of our shareholders, and our shareholders, including a majority of those shareholders that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board of Trustees, closely approximates the fair value of such securities. If we raise additional funds by issuing Shares or senior securities convertible into, or exchangeable for, our Shares, then the percentage ownership of our shareholders at that time will decrease and you will experience dilution.

        The liquidation of Feeder Funds could cause us to sell assets at a time when it is not advantageous to do so and could reduce our ability to take advantage of future investment opportunities.

        We will periodically be required to dispose of our assets to fund the liquidation of the finite life Feeder Funds. Any given liquidating Feeder Fund may hold a significant number of Shares and we may accordingly be required to liquidate a substantial portion of our portfolio. In connection with this, we may be forced to sell assets at a time when it is not advantageous to do so and the remaining shareholders (i.e., the non-liquidating Feeder Funds) may incur higher expenses due to the loss of economies of scale. Raising sufficient cash to fund such liquidations could also reduce our ability to take advantage of future investment opportunities and may reduce our liquidity.

         Preferred stock could be issued with rights and preferences that would adversely affect holders of our Shares.

        This offering does not include an offering of preferred stock. However, under the terms of our Declaration of Trust, our Board of Trustees is authorized to issue Shares of preferred stock in one or more series without shareholder approval, which could potentially adversely affect the interests of existing shareholders.

         Certain provisions of our Declaration of Trust and actions of the Board of Trustees could deter takeover attempts and have an adverse impact on the value of our Shares.

        Our Declaration of Trust, as well as certain statutory and regulatory requirements, contains certain provisions that may have the effect of discouraging a third party from attempting to acquire us. Our

Board of Trustees may, without shareholder action, authorize the issuance of Shares in one or more classes or series, including Shares of preferred stock; and our Board of Trustees may, without shareholder action, amend our Declaration of Trust to increase the number of our Shares, of any class or series, that we will have authority to issue. These anti-takeover provisions may inhibit a change of control in circumstances that could give the holders of our Shares the opportunity to realize a premium over the value of our Shares.

         The net asset value of our Shares may fluctuate significantly.

        The net asset value and liquidity, if any, of the market for our Shares may be significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

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  changes in the value of our portfolio of investments and derivative instruments;

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  changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs;

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  loss of RIC or BDC status;

  •
  distributions that exceed our net investment income and net income as reported according to GAAP;

  •
  changes in earnings or variations in operating results;

  •
  changes in accounting guidelines governing valuation of our investments;

  •
  any shortfall in revenue or net income or any increase in losses from levels expected by investors;

  •
  departure of either of our Advisors or certain of their respective key personnel;

  •
  general economic trends and other external factors; and

  •
  loss of a major funding source.

        There are special considerations for pension or profit-sharing trusts, Keoghs, or IRAs.

        If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other retirement plan, individual retirement account ("IRA") or any other employee benefit plan subject to the Employee Retirement Income Security Act ("ERISA") or Section 4975 of the Code in us, you should consider:

  •
  whether your investment is consistent with the applicable provisions of ERISA and the Code;

  •
  whether your investment will produce unrelated business taxable income to the benefit plan; and

  •
  your need to value the assets of the benefit plan annually.

        We believe that, under current ERISA law and regulations, our assets will not be treated as "plan assets" of a benefit plan subject to ERISA and/or Section 4975 of the Code that purchases Shares, if the facts and assumptions described in this prospectus arise as expected, and based on our related representations. Our view is not binding on the IRS or the Department of Labor. If our assets were considered to be plan assets, our assets would be subject to ERISA and/or Section 4975 of the Code, and some of the transactions we will enter into with our Advisors and their affiliates could be considered "prohibited transactions," which could cause us, our Advisors and their affiliates to be subject to liabilities and excise taxes. In addition, W. P. Carey could be deemed to be a fiduciary under ERISA and subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA. Even if our assets will not be considered to be plan assets, a prohibited transaction could occur if we, our Advisors, any selected dealer, the transfer agent or any of their affiliates is a fiduciary (within the meaning of ERISA) with respect to a purchase by a benefit plan and, therefore, unless an administrative or statutory exemption applies in the event such persons are fiduciaries (within the meaning of ERISA) with respect to your purchase, Shares should not be purchased.

Federal Income Tax Risks

         We will be subject to corporate-level income tax if we are unable to maintain our qualification as a RIC under Subchapter M of the Code or if we make investments through taxable subsidiaries.

        To maintain RIC tax treatment under the Code, we must meet the following minimum annual distribution, income source and asset diversification requirements. See "Item 1(c). Description of Business—Certain U.S. Federal Income Tax Considerations—Taxation of Our Company."

        The minimum annual distribution requirement for a RIC will be satisfied if we distribute to our shareholders on an annual basis at least 90% of our net ordinary taxable income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. In addition, a RIC may, in certain cases, satisfy the 90% distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the "spillover dividend" provisions of Subchapter M. We would be taxed on any retained income and/or gains, including any short-term capital gains or long-term capital gains. We must also satisfy an additional annual distribution requirement in respect of each calendar year in order to avoid a 4% excise tax on the amount of any under-distribution. Because we may use debt financing, we are subject to (i) an asset coverage ratio requirement under the 1940 Act and may, in the future, be subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirements. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment, or could be required to retain a portion of our income or gains, and thus become subject to corporate-level income or excise tax.

        The income source requirement will be satisfied if we obtain at least 90% of our annual income from dividends, interest, gains from the sale of stock or securities, or other income derived from the business of investing in stock or securities.

        The asset diversification requirement will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy this requirement, at least 50% of the value of our assets must consist of cash, cash equivalents (including receivables), U.S. government securities, securities of other RICs and other acceptable securities; and no more than 25% of the value of our assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled (as determined under applicable Code rules) by us and that are engaged in the same or similar or related trades or businesses or of certain "qualified publicly traded partnerships." Failure to meet these requirements may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

        If we fail to qualify for or maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

        We may invest in certain debt and equity investments through taxable subsidiaries and the net taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes.

         We may have difficulty paying our required distributions if we recognize income before or without receiving cash representing such income.

        For federal income tax purposes, we may be required to recognize taxable income in circumstances in which we do not receive a corresponding payment in cash. For example, since we will likely hold debt obligations that are treated under applicable tax rules as having OID (such as debt instruments with PIK, secondary market purchase of debt securities at discount to par, interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. We may also have to include in income other amounts that we have not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. Furthermore, we may invest in non-U.S. corporations (or other non-U.S. entities treated as corporations for U.S. federal income tax purposes) that could be treated under the Code and U.S. Treasury regulations as "passive foreign investment companies" and/or "controlled foreign corporations." The rules relating to investment in these types of non-U.S. entities are designed to ensure that U.S. taxpayers are either, in effect, taxed currently (or on an accelerated basis with respect to corporate level events) or taxed at increased tax rates at distribution or disposition. In certain circumstances this could require us to recognize income where we do not receive a corresponding payment in cash.

        We anticipate that a portion of our income may constitute OID or other income required to be included in taxable income prior to receipt of cash. Further, we may elect to amortize market discounts with respect to debt securities acquired in the secondary market and include such amounts in our taxable income in the current year, instead of upon disposition, as an election not to do so would limit our ability to deduct interest expenses for tax purposes. Because any OID or other amounts accrued will be included in our investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy the annual distribution requirement, even if we will not have received any corresponding cash amount. As a result, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. We may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, make a partial share distribution, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, and choose not to make a qualifying share distribution, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Item 2.    Financial Information

Management's Discussion and Analysis of Financial Condition and Results of Operations.

  Overview

        We were formed under the laws of the State of Delaware on September 5, 2014. We intend to file an election to be treated as a BDC under the 1940 Act, and as a RIC for federal income tax purposes. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in "qualifying assets," source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See "Item 1(c). Description of Business—Regulation as a Public Business Development Company" and "Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences—Taxation of Our Company."

        The Company is currently in the development stage and has not commenced commercial operations. To date our efforts have been limited to organizational and initial operating activities, the cost of which has been borne by the Advisor. We have entered into an Expense Support Agreement, pursuant to which the Advisors jointly and severally have agreed to pay to us all of our operating expenses for each month during the Expense Support Payment Period in which our Board of Trustees declares a distribution to its shareholders. The Advisors are entitled to be reimbursed promptly by the us for such payments, subject to the limitation that no Reimbursement Payment may be made by us to the extent that it would cause our other operating expenses to exceed [        ]% of our net assets. For this purpose, "other operating expenses" means all of our operating expenses, excluding organizational and offering expenses, advisor fees and advisor incentive fees, financing fees and interest, and brokerage commissions and extraordinary expenses. In addition, our obligation to reimburse each Expense Support Payment will terminate [three years] from the end of the fiscal year in which such Expense Support Payment is made. As there has been no formal commitment of external capital to date, no such costs have been recorded by the Company.

  Revenues

        We plan to generate revenue primarily in the form of interest on the debt securities of portfolio companies that we acquire and hold for investment purposes. We expect that our investments in debt securities will generally have an expected maturity of three to ten years, although we have no lower or upper constraint on maturity, and we expect to earn interest at fixed or floating rates. Interest on our debt securities is generally payable to us quarterly or semi-annually. In some cases, our debt investments may partially defer cash interest payments with payment-in-kind provisions. Any outstanding principal amount of our debt securities and any accrued but unpaid interest will generally become due at the maturity date. In addition, we may generate revenue in the form of prepayment fees, commitment fees, origination fees and fees for providing significant managerial assistance.

  Expenses

        We expect our primary annual operating expenses to include advisor fees and the reimbursement of expenses under the Investment Advisory Agreement and the Administrative Services Agreement with W. P. Carey. W. P. Carey will be responsible for compensating Guggenheim for its investment sub-advisory services and we will not be directly responsible for paying such amounts. We will bear all other expenses, which are expected to include, among other things:

  •
  corporate, organizational, and offering expenses relating to offerings of our Shares, subject to limitations included in the Investment Advisory Agreement;

  •
  the cost of calculating our net asset value, including the related fees and cost of any third-party valuation services;

  •
  the cost of effecting sales and repurchases of our Shares and other securities;

  •
  fees payable to third parties relating to, or associated with, monitoring our financial and legal affairs, and making and valuing investments (including fees and expenses associated with performing due diligence reviews of prospective investments);

  •
  fees, expenses, and interest payable on debt, if any, incurred to finance our investments;

  •
  transfer agent and custodial fees;

  •
  fees and expenses associated with marketing efforts;

  •
  fees and expenses associated with the Company's compliance program, including but not limited to the Chief Compliance Officer;

  •
  federal and state registration fees, and any stock exchange listing fees;

  •
  federal, state, and local taxes;

  •
  Independent Trustees' fees and expenses, including travel expenses;

  •
  costs of Trustee and shareholder meetings, proxy statements, and shareholders' reports and notices;

  •
  costs of fidelity bonds, Trustees and officers errors and omissions liability insurance, and other types of insurance;

  •
  direct costs (including those relating to printing of shareholder reports and advertising or sales materials) mailing, long distance telephone and staff;

  •
  fees and expenses associated with internal and independent audits and outside legal costs, including compliance with the Sarbanes-Oxley Act, the 1940 Act and applicable federal and state securities laws;

  •
  brokerage commissions for our investments;

  •
  annual fees of the Delaware Trustee

  •
  all other expenses incurred by us or the Advisors in connection with administering our business, including expenses incurred by our Advisors in performing their obligations (to the extent that each such reimbursement amount is annually approved by our Independent Trustee Committee and subject to the limitations included in the Administrative Services Agreement).

        We have had no operating history and therefore this statement concerning additional expenses is an estimate and may not match our actual results of operations in the future.

  Hedging

        We may hedge against interest rate and currency exchange rate fluctuations by using standard hedging instruments such as futures, options and forward contracts, subject to the requirements of the 1940 Act. While hedging activities may insulate us against adverse changes in interest rates, they may also limit our ability to participate in benefits of lower interest rates with respect to our portfolio of investments with fixed interest rates.

  Financial Condition, Liquidity and Capital Resources

        We will generate cash primarily from the net proceeds of this offering and from cash flows from interest, dividends and fees earned from our investments, and principal repayments and proceeds from sales of our investments. Our primary use of cash will be investments in portfolio companies, payments of our expenses and cash distributions to our shareholders.

        We may borrow funds to make investments, including before we have fully invested the proceeds of this offering, to the extent we determine that leveraging its portfolio would be appropriate. We have not decided whether, and to what extent, we will finance portfolio investments using debt or the specific form that any such financing would take. Accordingly, we cannot predict with certainty what terms any such financing would have or the costs we would incur in connection with any such arrangement. We do not currently anticipate issuing any preferred stock.

  Current Economic Environment

        The U.S. capital markets have been experiencing extreme volatility and disruption for more than two years, and we believe that the U.S. economy has not fully emerged from a period of recession. Disruptions in the capital markets have increased the spread between the yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. We believe these conditions may continue for a prolonged period of time or worsen in the future. A prolonged period of market illiquidity may have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions could also increase our portfolio companies' funding costs, limit their access to the capital markets or result in a decision by lenders not to extend credit to them. These events could limit our investment originations, limit our ability to grow, negatively impact our operating results, and delay or prevent us from effecting a liquidity event.

  Quantitative and Qualitative Disclosures about Market Risk

        We are subject to financial market risks, including changes in interest rates. To the extent that we borrow money to make investments, our net investment income will be dependent upon the difference between the rate at which we borrow funds and the rate at which we invest these funds. In periods of rising interest rates, our cost of funds would increase, which may reduce our net investment income. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.

        In addition, any investments we make that are denominated in a foreign currency will be subject to risks associated with changes in currency exchange rates. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved. See "Item 9. Market Price of and Distributions on the Registrant's Common Equity and Related Shareholder Matters—Valuation of Investments."

Item 3.    Properties

        We maintain our principal executive office at 50 Rockefeller Plaza, New York, New York 10020. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

Item 4.    Security Ownership of Certain Beneficial Owners and Management.

        W. P. Carey and an affiliate of Guggenheim have each invested $25 million in the Company in exchange for our Shares (collectively, the "Seed Capital Investments"). The Seed Capital Investments were made at the initial price of $9.00 per share. The Shares issued by the Company to the providers of its Seed Capital Investments and the Shares to be issued by the Company to its Feeder Funds will possess identical characteristics, rights, priorities, and preferences.

Item 5.    Trustees and Executive Officers.

        Pursuant to the Company's Declaration of Trust and bylaws, the Company's business and affairs are managed under the direction of the Board of Trustees, which has overall responsibility for monitoring and overseeing the Company's management and operations. The Board of Trustees consists of five members, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Company's Declaration of Trust. The initial Trustees serving on the Board of Trustees have been elected by the organizational shareholders of the Company.

Board of Trustees

        Our business is managed under the direction of our Board of Trustees. The responsibilities of the Board of Trustees include the oversight of our investment activities, quarterly valuations of our assets, financing arrangements, and corporate governance activities. The Board of Trustees currently has an Independent Trustee Committee, an audit committee, and a nominating and governance committee, and it may establish additional committees from time to time as necessary to fulfill their obligations.

Our Board of Trustees consists of five members, three of whom are Independent Trustees. The same Trustees also serve on the Feeder Funds' Board of Trustees.

        Our Board of Trustees, including the Independent Trustees, oversees and monitors our investment performance and, beginning with the second anniversary of the effective date of the Investment Advisory Agreement, will annually review the compensation we pay to W. P. Carey and the compensation W. P. Carey pays to Guggenheim to determine that the provisions of the Investment Advisory Agreement and the Investment Sub-Advisory Agreement, respectively, are carried out.

        Information regarding our Board of Trustees is set forth below. Unless otherwise noted, the address for each Trustee is c/o Carey Credit Income Fund, 50 Rockefeller Plaza, New York, New York 10020.

Name and Age of Trustee	Position(s) Held with Company	Term of Office-Length of Time Served	Principal Occupation(s) Past Five Years	Other Directorships Held by Trustee
Interested Trustees
Trevor P. Bond, 53	Chief Executive Officer and Chairman of the Board of Trustees	Appointed December 2014	Chief Executive Officer, W. P. Carey Inc., 09/2010-present.	Trustee, CCIF 2015 A, 01/2015-present; Trustee, CCIF 2015 T, 01/2015-present; Director, W. P. Carey Inc., 2007-present; Director, President, and Chief Executive Officer, Corporate Property Associates 18—Global Incorporated, 09/2012-present; Director, Corporate Property Associates 17—Global Incorporated, 06/2012-present; Chairman and Director, Carey Watermark Investors Incorporated, 09/2010-present.
Jeffrey B. Abrams, 38	Interested Trustee	Appointed February 2015	Senior Managing Director, Guggenheim Partners 05/2002-present	Director, Provo Craft Holdings, LLC, 09/2013-present
Independent Trustees
[ ]	Trustee	[ ]	[ ]	[ ]
[ ]	Trustee	[ ]	[ ]	[ ]
[ ]	Trustee	[ ]	[ ]	[ ]

        Trustees' beneficial interest in the Company is as follows:

Name of Trustee	Dollar Range of Equity Securities Owned in Company
Interested Trustees:
Trevor P. Bond	none
Jeffrey B. Abrams	none
Independent Trustees:
[ ]	none

(1)
As of December 31, 2014.

        Independent Trustee ownership interest in our Advisors or a control person of these entities is as follows:

Name of Trustee	Name of Trustee and Relationship to Trustee	Company	Title of Class	Value of Security	Percent of Class(1)
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]	[ ]	[ ]

  Interested Trustees

        Trevor P. Bond is the Chief Executive Officer, Chairman of the Board of Trustees of the Company and serves on the Investment Committee of Carey Credit Advisors, LLC. Mr. Bond has served as a Director of W. P. Carey Inc. since 2007. He has also served as President and Chief Executive Officer of W. P. Carey Inc. and Chief Executive Officer of Corporate Property Associates 17—Global Incorporated ("CPA®:17—Global") since September 2010, having served previously as Interim Chief Executive Officer since July 2010. Mr. Bond has served as President of CPA®:17—Global since October 2012 and as a director of that entity since June 2012. He has also served as Director, President and the Chief Executive Officer of Corporate Property Associates 18—Global Incorporated ("CPA®:18—Global" and, together with CPA®:17—Global, the "CPA® REITs" which are publicly owned, non-traded real estate investment trusts, or REITs, sponsored by W. P. Carey Inc.) since September 2012. He had also served as Interim Chief Executive Officer of Corporate Property Associates 16—Global Incorporated ("CPA®:16—Global"), another publicly owned, non-traded REIT sponsored by W. P. Carey Inc., from July 2010 to September 2010 and then as Chief Executive Officer from September 2010, and as a Director from June 2012, through January 31, 2014, when CPA®:16—Global merged with and into W. P. Carey Inc. (the "CPA®:16 Merger"). Since September 2010 and May 2014, respectively, Mr. Bond has also served as Chairman of the Board of Directors of each Carey Watermark Investors Incorporated ("CWI") and Carey Watermark Investors 2 ("CWI 2"), which are also publicly owned, non-traded REITs sponsored by W. P. Carey Inc. Mr. Bond has been the managing member of a private investment vehicle investing in real estate limited partnerships, Maidstone Investment Co., LLC, since March 2002. Mr. Bond served in several management capacities for Credit Suisse First Boston ("CSFB") from 1992 to 2002, including: co-founder of CSFB's Real Estate Equity Group, which managed approximately $3 billion of real estate assets; founding team member of Praedium Recovery Fund, a $100 million fund managing distressed real estate and mortgage debt; and as a member of the Principal Transactions Group managing $100 million of distressed mortgage debt. Prior to CSFB, Mr. Bond served as an associate to the real estate and finance departments of Tishman Realty & Construction Co. and Goldman Sachs & Co. in New York. He has also been elected to serve as a member of the 2014 Board of Governors of NAREIT. He is also a member of the Real Estate Roundtable and serves as well on the International Advisory Board of the Harvard Real Estate Academic Initiative. Mr. Bond received an M.B.A. from Harvard University.

        Jeffrey B. Abrams serves on the Investment Committee of Guggenheim the sub-advisor to the Company. He is a Senior Managing Director and portfolio manager in Guggenheim's Corporate Credit Group. He is also a member of the Investment Committee overseeing Guggenheim's corporate credit investing activities. Mr. Abrams' prior roles at Guggenheim include covering the retail and consumer sectors as a senior analyst. He led an industry team focused on investing across the leveraged credit markets in a number of industries including financial institutions, retail, food and beverage and consumer products. Mr. Abrams has also focused on sourcing and structuring directly negotiated middle market debt investments. Prior to joining Guggenheim, Mr. Abrams worked in the Leveraged Finance Group at Bear Stearns where he focused on various leveraged debt transactions across multiple industries. Mr. Abrams received his B.A. in History and a BBA in Finance from Emory University.

  Executive Officers

        The following persons serve as our executive officers in the following capacities:

Name and Age of Officer	Position(s) Held with Company	Term of Office-Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director
Trevor P. Bond, 53	Chief Executive Officer and Chairman of the Board of Trustees	Appointed December 2014	Chief Executive Officer, W. P. Carey Inc., 09/2010-present.	Trustee, CCIF 2015 A, 01/2015-present; Trustee CCIF 2015 T, 01/2015-present; Director, W. P. Carey Inc., 2007-present; Director, President, and Chief Executive Officer, Corporate Property Associates 18—Global Incorporated, 09/2012-present; Director, Corporate Property Associates 17—Global Incorporated, 06/2012-present; Chairman and Director, Carey Watermark Investors Incorporated, 09/2010-present.
Mark M. Goldberg, 53	President	Appointed December 2014	President, Carey Financial, LLC, 04/2008-present; Managing Director, W. P. Carey Inc., 09/2008-present.
Managing Director, Corporate Property Associates 18—Global Incorporated, 04/2013-present; Managing Director, Corporate Property Associates 17—Global Incorporated, 01/2010-present; Managing Director, Carey Watermark Investors Incorporated, 12/2010-present.
Paul S. Saint-Pierre, 60	Chief Financial Officer, Secretary and Treasurer	Appointed December 2014
Senior Vice President, W. P. Carey Inc., 12/2014-present; Senior Vice President and Group Chief Financial Officer, CNL Financial Group, LLC, 2011-11/2014; Senior Vice President and Chief Financial Officer, CNL Fund Advisors Company, 01/2007-11/2014.
[ ]	Chief Compliance Officer

Name and Age of Officer	Position(s) Held with Company	Term of Office-Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director
Kamal Jafarnia, 48	Senior Vice President	Appointed December 2014	Senior Vice President, W. P. Carey Inc., 10/2014-present; Chief Compliance Officer and General Counsel, Carey Financial, LLC, 10/2014-present; Counsel, Greenberg Traurig, LLP, 03/2014-10/2014; Counsel, Alston & Bird LLP, 08/2012-03/2014; Senior Vice President, American Realty Capital, 11/2008-08/2012.
John V. Palmer, 30	Vice President	Appointed December 2014	Vice President, W. P. Carey Inc., 05/2014-present; Director of Fund Management, CNL Financial Group, LLC, 05/2009-05/2014.

        The address for each executive officer is c/o Carey Credit Income Fund, 50 Rockefeller Plaza, New York, New York 10020.

Biographies of Executive Officers Who are Not Trustees

        Mark M. Goldberg is the President of the Company and Carey Credit Advisors, LLC. Mr. Goldberg has served as a Managing Director of W. P. Carey Inc. since September 2008 and as President of Carey Financial since April 2008. He has also served on the Board of Managers of Carey Financial since June 2008. Mr. Goldberg has also served as a Managing Director of CPA®:17—Global since January 2010, CPA®:18—Global since April 2013, and of CWI since December 2010. Prior to joining W. P. Carey Inc., Mr. Goldberg served as President and Chief Executive Officer of Royal Alliance Associates, Inc., an independent broker-dealer, part of one of the nation's largest networks of independent advisors, from 2001 to 2006. Prior to his position at Royal Alliance, Mr. Goldberg served, in the same organization, as Executive Vice President of SunAmerica Financial Network, a subsidiary of SunAmerica and the parent company for six national broker-dealers, and as President of a Tokyo-based securities firm, which was an affiliate of the SunAmerica Financial Network, among other positions. Prior to his position in Tokyo, Mr. Goldberg resided in Israel, where he was an active investor in early-stage technology companies and served on the Board of the Jerusalem Institute of Technology. Mr. Goldberg was a founding Director of the Financial Services Institute and currently serves as Chairman Emeritus of the Board of Directors of the Investment Program Association. He also serves on the Board of Directors of St. Mary's Healthcare System for Children and Invest in Others. Mr. Goldberg is a General Securities Principal (Series 24) registered with FINRA. He received a B.A. in Economics from Yeshiva University and attended graduate studies in finance at Baruch College.

        Paul S. Saint-Pierre serves as Chief Financial Officer ("CFO"), Treasurer and Secretary of the Company. Mr. Saint-Pierre joined W. P. Carey, Inc. in December 2014; he also currently serves as CFO, Treasurer and Senior Vice President of Carey Credit Advisors, LLC. Prior to his appointment to the Company, between January 2007 and November 2014, Mr. Saint-Pierre was employed at CNL Financial Group in the capacity of Senior Vice President and was appointed Group CFO in 2013. Since the formation of Corporate Capital Trust, Inc. in 2010, he also served as its CFO, Treasurer and Secretary;

Corporate Capital Trust, Inc. is a business development company with more than $2.5 billion in assets as of September 30, 2014. Since 2007 he also served as CFO, Treasurer, and Senior Vice President of CNL Fund Advisors Inc., a registered investment advisor and the investment advisor to Corporate Capital Trust, Inc. and The CNL Funds. From February 2007 to March 2010, he served as Principal Financial Officer, Principal Accounting Officer, and Treasurer to the CNL Funds, an open-end mutual fund. From January 2007 to December 2008, he served as Senior Vice President and CFO of CNL Fund Management Company, a sub-advisor to a public, non-traded real estate investment trust. From February 2005 to January 2007, Mr. Saint-Pierre served as CFO of Hovnanian Land Investment Group, a land development and institutional investment firm. Mr. Saint-Pierre received his Bachelor of Arts from Michigan State University and an MBA from the University of California, Berkeley.

        Kamal Jafarnia serves as Senior Vice President of the Company. Mr. Jafarnia is currently Senior Vice President of W. P. Carey Inc., Chief Compliance Officer ("CCO") and General Counsel of Carey Financial, LLC, and acts as Senior Vice President and CCO of Carey Credit Advisors, LLC. Mr. Jafarnia joined W. P. Carey Inc. in October of 2014. Prior to joining W. P. Carey Inc., he served as Counsel to two separate international American Lawyer Global 100 law ("Am Law 100") firms in New York, New York. Immediately prior to W. P. Carey Inc., he was a corporate and securities attorney in the REIT practice group at the law firm of Greenberg Traurig, LLP ("GT") and, before GT, Mr. Jafarnia was counsel in the Financial Services & Products Group and was a member of the REIT practice group in the New York office of the law firm of Alston & Bird, LLP. Before his tenure at these two separate Am Law 100 firms, Mr. Jafarnia served as a senior executive, in house counsel and CCO for several alternative investment program sponsors. Between 2008 and 2012, he was the counsel at American Realty Capital ("ARC"), a real estate investment program sponsor, and served as CCO of its affiliated broker-dealer, Realty Capital Securities, LLC. Before joining ARC in 2008, he served as Executive Vice President of Franklin Square Capital Partners, an investment management firm in Philadelphia, Pennsylvania, and as CCO of FB Income Advisors, LLC, a registered investment advisory affiliate of Franklin Square. Between 2006 and 2008, he also served as Assistant General Counsel of Behringer Harvard and as CCO of Behringer Securities, LP. Additionally, prior to that, between 2004 and 2006, Mr. Jafarnia served as Vice President of legal for CNL Capital Markets, Inc. and as CCO to CNL Fund Advisors, Inc. and CNL Institutional Advisors, Inc. Mr. Jafarnia received his LL.M. in securities and financial regulation in 2011 from Georgetown University Law Center and his J.D. from Temple University School of Law. He is a graduate of the University of Texas at Austin where he received his B.A. in Economics/Government.

        John V. Palmer serves as Vice President of the Company. Mr. Palmer is currently Vice President of Carey Credit Advisors, LLC as well as Vice President of Product Management for W. P. Carey Inc. In this role, Mr. Palmer is responsible for new product initiatives, including new product development and partner relations. Prior to joining W. P. Carey Inc., Mr. Palmer spent six years at CNL Financial Group where he was instrumental in the successful development and operations of Corporate Capital Trust, a non-traded business development company with over $2 billion in AUM. Prior to CNL, Mr. Palmer worked in Government sales for Yukon Advanced Optics where he focused on all government marketing and sales initiatives. Mr. Palmer received his B.B.A with a concentration in marketing from The University of Texas at Arlington and his M.B.A. with a concentration in finance from the Crummer Graduate School of Business at Rollins College.

  Board Committees

        Our Trustees will also serve on one or more of the following committees, which have been established by our Board of Trustees to handle certain designated responsibilities. The Board of Trustees has designated a chairman of each committee. The Board of Trustees may establish additional committees, change the membership of any committee, fill all vacancies and designate alternate members to replace any absent or disqualified member of any committee, or to dissolve any committee as it deems necessary and in our best interest.

        Committee service by our Trustees is as follows:

Name and Age of Trustee	Position(s) Held with Company	Term of Office-Length of Time Served	Principal Occupation Past Five Years	Other Directorships Held by Trustee

  Independent Trustee Committee, Audit Committee, Nominating and Governance Committee

        Independent Trustee Committee.    Our Independent Trustee Committee consists of all of our Independent Trustees. [            ] currently serves as chairman of the Independent Trustee Committee. The Independent Trustee Committee assists the Board of Trustees by acting as a liaison between the Board of Trustees and our principal service providers, including without limitation, our Advisors. The Independent Trustee Committee is responsible for assessing the flow of information between our management and the Board of Trustees and overseeing the annual approval process of the Investment Advisory Agreement, the Administrative Services Agreement and the Investment Sub-Advisory Agreement. The Independent Trustee Committee is also responsible for addressing conflict of interest matters and directing the retention of any consultants that the Board of Trustees may deem necessary or appropriate. Time is allotted at each quarterly meeting of our Board of Trustees for the Independent Trustees to meet and discuss any issues that they deem necessary or appropriate. The Independent Trustees may also choose to meet in executive session outside the presence of the interested Trustees during the course of other meetings of our Board of Trustees or at other times as they deem necessary or appropriate.

        Audit Committee.    Our audit committee consists of all of our Independent Trustees, each of whom meets the independence standards established by the SEC for audit committees and is not an "interested person" for purposes of the 1940 Act. [            ] serves as chairman of the audit committee. Our Board of Trustees has determined that [            ] is an "audit committee financial expert" as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The audit committee operates pursuant to a written charter and meets periodically as necessary. A copy of the audit committee's charter is available on our website: www.careycredit.com. The audit committee is responsible for selecting, engaging, and discharging our independent accountants; reviewing the plans, scope, and results of the audit engagement with our independent accountants; approving professional services provided by our independent accountants (including compensation therefore); reviewing the independence of our independent accountants; and reviewing the adequacy of our internal controls over financial reporting.

        Nominating and Governance Committee.    Our nominating and governance committee consists of all of our Independent Trustees. [            ] serves as chairman of the nominating and governance committee. The nominating and governance committee operates pursuant to a written charter and meets periodically as necessary. A copy of the nominating and governance committee's charter is available on our website: www.careycredit.com. The nominating and governance committee is responsible for selecting, researching, and nominating Trustees for election by our shareholders, selecting nominees to fill vacancies on the Board of Trustees or a committee of the Board of Trustees, developing and recommending to the Board of Trustees a set of corporate governance principles, and overseeing the evaluation of the Board of Trustees and our management. Our nominating and governance committee will consider shareholders' proposed nominations for Trustees. A shareholder who desires to recommend a nominee must submit a request in writing pursuant to the relevant provisions of our Declaration of Trust. Our nominating and governance committee will consider nominees recommended in writing by a shareholder (other than shareholder recommendations of himself or herself) to serve as Trustees, provided that: (i) such person is a shareholder of our Company at the time he, she, or it recommends such nominee and is entitled to vote at the meeting of shareholders at which Trustees will be elected; and (ii) the committee will make the final determination as to the qualifications of the individual to be nominated. The committee will evaluate each nominee recommended by a shareholder to serve as Trustee in the same manner as it would evaluate potential nominees identified by the committee.

  Board Leadership Structure

        Our business and affairs are managed under the direction of our Board of Trustees. Among other things, our Board of Trustees sets broad policies for us and approves the appointment of our Advisors, Administrator, and officers. The role of our Board of Trustees, and of any individual Trustee, is one of oversight and not of management of our day-to-day affairs.

        Under our Declaration of Trust, our Board of Trustees may designate one of our Trustees as chair to preside over meetings of our Board of Trustees and meetings of shareholders, and to perform such other duties as may be assigned to him or her by our Board of Trustees. Presently, Mr. Bond serves as chairman of our Board of Trustees and is an "interested person" by virtue of his professional association with W. P. Carey. We believe that it is in the best interests of our shareholders for Mr. Bond to serve as chair of our Board of Trustees because of his significant experience in matters of relevance to our business. Our Board of Trustees has determined that the compositions of the audit committee and the Independent Trustee Committee are appropriate means to address any potential conflicts of interest that may arise from the chair's status as an interested person of us. We believe that our Board of Trustees' flexibility to determine its chair and reorganize its leadership structure from time to time is in the best interests of us and our shareholders.

        Each year, our Independent Trustees will designate an independent Trustee to serve as the lead independent Trustee on our Board of Trustees. The designation of a lead independent Trustee is for a one-year term, but the lead independent Trustee may succeed himself or herself in that position. If the lead independent Trustee is unavailable for a meeting, his or her immediate predecessor will serve as lead independent Trustee for such meeting. The lead independent Trustee will preside over meetings of our Independent Trustee Committee. The lead independent Trustee will also serve as a liaison between our Independent Trustee Committee and our management on a wide variety of matters, including agenda items for our Board of Trustees meetings. Designation as such does not impose on the lead independent Trustee any obligations or standards greater than or different from those of our other Trustees.

        All of the Independent Trustees play an active role on the Board of Trustees. The Independent Trustees compose a majority of our Board of Trustees and will be closely involved in all material deliberations related to us. Our Board of Trustees believes that, with these practices, each independent Trustee has an equal involvement in the actions and oversight role of our Board of Trustees and equal accountability to us and our shareholders. Our Independent Trustees are expected to meet separately (i) as part of each regular Board of Trustees meeting and (ii) with our chief compliance officer, as part of at least one Board of Trustees meeting each year. Our Independent Trustee Committee may hold additional meetings at the request of the lead independent Trustee or another independent Trustee.

        Our Board of Trustees, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of us.

  Board Role in Risk Oversight

        Our Board of Trustees will oversee our business and operations, including certain risk management functions. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk, and business continuity risk). Our Board of Trustees will implement its risk oversight function both as a whole and through its committees. In the course of providing oversight, our Board of Trustees and its committees will receive reports on our Advisors' activities, including reports regarding our investment portfolio and financial accounting and reporting. Our Board of Trustees will also receive a quarterly report from our chief compliance officer, who reports on our compliance with the federal and state securities laws and our internal compliance policies and procedures, as well as those of our Advisors, Administrator, and transfer agent. The audit committee's meetings with our independent public accounting firm will also contribute to its oversight of certain internal control risks. In addition, our Board of Trustees will meet periodically with our Advisors to receive reports regarding our operations, including reports on certain investment and operational risks, and our Independent Trustees will be encouraged to communicate directly with senior members of our management.

        Our Board of Trustees believes that this role in risk oversight is appropriate. We believe that we have robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect us can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are beyond the control of us, our Advisors, the Administrator, and our other service providers.

The Delaware Trustee

        Wilmington Trust, National Association (the "Delaware Trustee") serves as our sole Trustee in the State of Delaware. The Delaware Trustee's principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is unaffiliated with us. The Delaware Trustee's duties and liabilities with respect to the offering of our Shares and the management of the Company will be limited to its express obligations under our Declaration of Trust.

        The rights and duties of the Delaware Trustee will be governed by the provisions of the Delaware Statutory Trust Act and by our Declaration of Trust.

        The Delaware Trustee will accept service of legal process on us in the State of Delaware. The duties of the Delaware Trustee will be limited to the execution of any certificates required to be filed with the Delaware Secretary of State, which the Delaware Trustee is required to execute under the Delaware Statutory Trust Act. The Delaware Trustee does not owe any other duties to us or our shareholders. The Declaration of Trust provides that the Delaware Trustee is permitted to resign upon at least 30 days' notice to us, provided, that any such resignation will not be effective until a successor Trustee is appointed by our Board of Trustees or a successor is appointed by a court pursuant to a court petition by the Delaware Trustee. The Declaration of Trust provides that the Delaware Trustee is compensated by us in accordance with a separate fee agreement, and is indemnified by us, as appropriate, against any expenses it incurs relating to or arising out of the formation, operation or termination of the Company or the performance of its duties pursuant to our Declaration of Trust, except to the extent that such expenses result from the gross negligence, bad faith or willful misconduct of the Delaware Trustee. Our Board of Trustees will have discretion to replace the Delaware Trustee.

        Under our Declaration of Trust, the Delaware Trustee's duties are limited to (i) accepting legal process served on the Company in Delaware through its subsidiary, the National Registered Agents, Inc. and (ii) execution of documents required to be filed with the Delaware Secretary of State under the Delaware Statutory Trust Act. The Delaware Trustee will have no duty or liability to supervise or monitor the performance of our Board of Trustees, nor will the Delaware Trustee have any liability for the acts or omissions of our Board of Trustees. Because the Delaware Trustee will delegate substantially all of its authority over our operations to our Board of Trustees, the Delaware Trustee itself is not registered in any capacity with the SEC.

        Our Board of Trustees has adopted a corporate code of ethics that applies to our executive officers. See "Item I(c). Description of Business—Regulation as a Business Development Company—Code of Ethics."

Item 6.    Executive Compensation.

(a)
Compensation of Executive Officers

        As an externally managed BDC, we will rely on the services of W. P. Carey as investment advisor under the Investment Advisory Agreement and the services of Guggenheim as investment sub-advisor under the Investment Sub-Advisory Agreement. W. P. Carey will also provide administrative services to us under the Administrative Services Agreement. In connection with its services, W. P. Carey has also agreed to provide us with personnel to serve as our appointed officers. While associated with W. P. Carey, our appointed executive officers will serve on behalf of our Company and consist of our chief executive officer, president, chief financial officer, secretary, senior vice president, and vice president. We do not pay any compensation to any of our executive officers, with the exception of agreed-upon reimbursement payments to W. P. Carey pursuant to the Administrative Services Agreement.

        Messrs. Bond and Abrams, our two interested Trustees, will be among the senior executives of W. P. Carey and Guggenheim who provide services to us on behalf of our Advisors.

(b)
Compensation of Independent Trustees

        Each independent Trustee shall be entitled to compensation for his or her services as a Trustee in the amount of $[            ] per year, plus $[            ] per each regular Board of Trustees meeting and $[            ] for (i) all committee meetings held during any regular Board of Trustees meeting and (ii) any telephonic meeting of the Board of Trustees or committee. We will not pay compensation to our interested Trustees. In addition, the Independent Trustees will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attending Board of Trustees and committee meetings. Each independent Trustee will serve as chairman of one of our separate Board of Trustees committees. No pension or retirement benefits are currently contemplated for our Trustees.

        The table below sets forth the estimated compensation to be received by each Trustee from the Company for the fiscal year ending December 31, 2015.

Name of Trustee	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred	Compensation Earnings	All Other Compensation	Total Compensation
Interested Trustees:	—	—	—	—	—	—	—	—
Independent Trustees:	[ ]	—	—	—	—	—	—	[ ]

Item 7.    Certain Relationships and Related Transactions, and Trustee Independence.

(a)
Transactions with Related Persons; Review Approval or Ratification of Transaction with Related Persons

Potential Conflicts of Interest

        The respective members, directors, officers and other personnel of the Advisors allocate their time between advising us and managing other investment and business affairs in an appropriate manner. However, our Advisors will continue to devote the time, resources and other services necessary to managing their other investment and business activities and the Advisors are not precluded from conducting activities unrelated to our business affairs. As a result of these business activities, the Advisors may have conflicts of interest in allocating management time, services and functions among us and other business ventures or clients.

        We may compete with certain affiliates for investments, subjecting such Advisor and its affiliates to certain conflicts of interest in evaluating the suitability of investment opportunities or making acquisitions on our behalf.

        The compensation payable by us to our Advisors will be approved by our Board of Trustees consistent with the exercise of the requisite standard of care applicable to trustees under Delaware law. Such compensation is payable, in most cases, regardless of the quality of the assets acquired, the services provided to the Company or whether the Company makes distributions to its shareholders.

        Our Advisors and their respective affiliates may give advice and recommend securities to other clients which may differ from advice given to, or securities recommended or bought for, us even though their investment objectives may be similar to ours. As a result, the Advisors may at certain times be simultaneously seeking to purchase or dispose of investments for the Company and for other clients for which they serve as advisor.

        To the extent not restricted by confidentiality requirements or applicable law, our Advisors may apply experience and information gained in providing services to our portfolio companies in providing services to competing companies invested in by our affiliates' other clients.

        As a BDC, we are limited in our ability to invest in any portfolio company in which an affiliate's other client has an investment. We are also limited in our ability to co-invest in a portfolio company with our Advisors or one or more of their respective affiliates. Some of these co-investments are only permitted pursuant to reliance on previous no-action letters or an exemptive order from the SEC.

        From time to time, and to the extent consistent with the 1940 Act and the rules and regulations promulgated thereunder, or with exemptive relief we may receive from the SEC, if any, we and other clients for which our Advisors provide investment management services or carry on investment activities may make investments at different levels of an investment entity's capital structure or otherwise in different classes of an issuer's securities. These investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by us and such other clients, including in the case of financial distress of the investment entity.

        Our Advisors and their respective affiliates may, in the future, advise a broad range of investment funds, vehicles, and other accounts, including proprietary vehicles, that make investments worldwide. Each of our Advisors may also make investments for its own account.

        By reason of the advisory, investment banking and/or other activities of the Advisors and their affiliates, the Advisors may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities. This may also happen if, for example, any members of the board of directors of a portfolio company are nominated or designated by the Advisors or any of their affiliates. The Advisors will not be free to divulge, or to act upon, any such confidential or material non-public information, and because of these restrictions, the Advisors may not be able to initiate a transaction for the Company that they otherwise might have initiated (including taking a new position or adding to an existing position). As a result, the Company may be frozen in an investment position that it otherwise might have liquidated or closed out or may not be able to acquire a position that it might otherwise have acquired.

        Our Advisors and their respective affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships of from engaging in other business activities, even though such activities may compete with us or may require substantial resources.

        Our Advisors may have, or enter into, advisory relationships with other advisory clients that could lead to circumstances in which a conflict of interest between the Advisors and advisory clients could exist or develop. In addition, to the extent that another client of our Advisor or Sub-Advisor holds a different class of securities of the same issuer than us, the interest of such client and our interest may not be aligned. As a result of these conflicts and restrictions, our Advisors may be unable to implement our investment strategies as effectively as they could have in the absence of such conflicts or restrictions. In order to avoid these conflicts and restrictions, our Advisors may choose to exit these investments prematurely and, as a result, we would forgo any future positive return associated with such investments.

        Various potential and actual conflicts of interest may arise as a result of the investment banking, commercial banking, asset management, financing and financial advisory services and products provided by the Advisors and their affiliates. The Advisors and their affiliates may purchase, hold and sell, both for their respective accounts or for the account of their respective clients, on a principal or agency basis, loans, securities, and other obligations and financial instruments and engage in private equity investment activities. Subject to applicable law, the Advisors and their affiliates will not be restricted in their performance of any such services or in the types of debt or equity investments which they may make. In conducting the foregoing activities, the Advisors and their affiliates will be acting for their own account or the account of their clients and, subject to applicable law, will have no obligation to act in the interest of the Company.

Control Persons and Principal Shareholders

        The following table sets forth, as of the date of this Registration Statement, information with respect to the beneficial ownership of our Shares by:

  •
  each person known to us to beneficially own more than 5% of the outstanding Shares;

  •
  each of our Trustees and each executive officer; and

  •
  all of our Trustees and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Shares subject to options that are currently exercisable or exercisable within 60 days of the date of this Registration Statement. Ownership information for those persons who beneficially own 5% or more of our Shares is based upon information furnished by the Company's transfer agent and other information provided by such persons, if available. A shareholder that owns more than 25% of our Shares will be deemed to control us (as such term is defined in the 1940 Act).

Name	Number	Percentage of current ownership(2)	Percentage assuming maximum amount is purchased(2)
Beneficial Owners of More Than 5%:(1)(2)
Trustees and Executive Officers:(1)
Interested Trustees:
Trevor P. Bond
Jeffrey B. Abrams
Independent Trustees:
[ ]
[ ]
[ ]
Executive Officers:
Mark M. Goldberg
Paul S. Saint-Pierre
Kamal Jafarnia
John V. Palmer

All Trustees and officers as a group ([ ] persons)	—

*
Less than one percent.

(1)
The address of each beneficial owner is c/o Carey Credit Income Fund, 50 Rockefeller Plaza, New York, New York 10020. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.

(2)
Based on a total of [      ] Shares issued and outstanding as of [      ], 2015.

Fees

        In the course of our investing activities, we will pay Management Fees and Incentive Fees to the Advisor, incur direct expenses and will reimburse the Advisor for certain expenses it incurs. See "Item 1(c). Description of Business—General—Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administrative Services Agreement."

Certain Business Relationships

        Certain of the current Trustees and officers of the Company are officers of the Advisors. See Item 7(b) below for a description of the Investment Advisory Agreement and the Administrative Services Agreement.

Indebtedness of Management

        None.

(b)
Promoters and Certain Control Persons

        The Advisor may be deemed a promoter of the Company. The Company will enter into the Investment Advisory Agreement and the Administrative Services Agreement with the Advisor.

        Our investment process is a collaborative effort between W. P. Carey and Guggenheim and benefits from the combined business and specific industry knowledge, transaction expertise and deal-sourcing capabilities of both Advisors. Through their services to the Company, W. P. Carey will be responsible for the overall management of our activities and Guggenheim will be responsible for the day-to-day management of our investment portfolio. W. P. Carey will provide its services under the Investment Advisory Agreement and the Administrative Services Agreement, and Guggenheim will provide its services under the Investment Sub-Advisory Agreement with W. P. Carey. The activities of both of our Advisors will be subject to the supervision and oversight of our Board of Trustees and our Board of Trustees.

        W. P. Carey will oversee our day-to-day operations, including the provision of general ledger accounting, fund accounting, investor relations and other administrative services. W. P. Carey will also perform, or oversee the performance of, our corporate operations and required administrative services, which includes being responsible for the financial records that we are required to maintain and preparing reports for our shareholders and reports filed with the SEC. In addition, W. P. Carey will assist us in calculating our net asset value, overseeing the preparation and filing of tax returns, the printing and dissemination of reports to our shareholders, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others.

        For providing these services, facilities and personnel, we will reimburse W. P. Carey for administrative expenses it incurs in performing its obligations. The amount of this reimbursement is set at the lesser of (i) W. P. Carey's actual costs and (ii) the amount that we would be required to pay for comparable administrative services in the same geographic location. W. P. Carey is required to allocate the cost of such services to us based on objective factors such as total assets, revenues, time allocations and/or other reasonable metrics. Our Board of Trustees assesses the reasonableness of such reimbursements based on the breadth, depth and quality of such services as compared to the estimated cost to us of obtaining similar services from third-party providers known to be available. In addition, our Board of Trustees considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, our Board of Trustees compares the total amount paid to W. P. Carey for such services as a percentage of our net assets to the same ratio as reported by other comparable BDCs. We will not reimburse W. P. Carey for any services for which it receives a separate fee, or for rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of W. P. Carey.

        Under the terms of the Investment Advisory Agreement and the Investment Sub-Advisory Agreement, our Advisors will be responsible for the following:

  •
  determining the composition and allocation of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such strategies;

  •
  identifying, evaluating, negotiating and structuring the investments we make;

  •
  performing due diligence on prospective portfolio companies;

  •
  executing, closing, servicing and monitoring the investments we make;

  •
  arrangement of debt financing;

  •
  determining the securities and other assets that we will purchase, retain or sell; and

  •
  providing us with such other investment advisory, research and related services as we may, from time to time, reasonably require for the investment of our capital.

        Guggenheim will be primarily responsible for initially identifying, evaluating, negotiating, and structuring our investments. These activities will be carried out by its investment teams and are subject to the oversight of Guggenheim's senior investment personnel. Each investment that we make will require the approval of both our Advisors. Certain affiliated co-investment transactions may require the additional approval of our Independent Trustee Committee.

        Additionally, as a BDC, we must offer managerial assistance to our EPCs. This managerial assistance may include monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of our EPCs and providing other organizational and financial guidance. Our Advisors or our administrator make available such managerial assistance, on our behalf, to our EPCs, whether or not they request this assistance. We may receive fees for these services and will reimburse our Advisors for their allocated costs in providing such assistance, subject to review and approval by our Board of Trustees.

        The compensation payable to our Advisors will be approved by our Board of Trustees, consistent with the exercise of the requisite standard of care applicable to Trustees under Delaware law. Such compensation is payable, in most cases, regardless of the quality of the assets acquired, the services provided or whether we make distributions to our shareholders.

        The Advisor, for its services to the Company, will be entitled to receive fees as described under "Item 1(c). Description of Business—General—Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administrative Services Agreement."

        Under the Advisory Agreement, the Company expects, to the extent permitted by applicable law and in the discretion of the Board of Trustees, to indemnify the Advisor and certain of its affiliates, as described under "Item 1(c). Description of Business—General—Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administrative Services Agreement."

        Each of the Investment Advisory Agreement, the Investment Sub-Advisory Agreement and the Administrative Services Agreement were approved by our Board of Trustees on [      ], 2015. A discussion regarding the basis for our Board of Trustees' approval of these agreements will be included in the first periodic report we file with the SEC following the commencement of this offering. Unless earlier terminated as described below, each agreement will remain in effect for a period of two years from the date it first becomes effective and will remain in effect from year-to-year thereafter if approved annually by a majority of our Independent Trustees and either our Board of Trustees or the holders of a majority of our outstanding voting securities.

        Each of the Investment Advisory Agreement, the Investment Sub-Advisory Agreement and the Administrative Services Agreement will automatically terminate in the event of its assignment. In accordance with the 1940 Act, the Company may terminate the Investment Advisory Agreement and the Administrative Services Agreement with W. P. Carey and cause W. P. Carey to terminate the Investment Sub-Advisory Agreement with Guggenheim upon 60 days' written notice. The decision to terminate any agreement may be made by a majority of our Independent Trustees or the holders of a majority of our outstanding Shares. W. P. Carey and Guggenheim have separately agreed between themselves that, in the event that one of them is removed as investment advisor (other than for cause), the other will also terminate its advisory agreement.

        W. P. Carey will be permitted to voluntarily terminate the Investment Advisory Agreement and the Administrative Services Agreement, and Guggenheim will be permitted to voluntarily terminate the Investment Sub-Advisory Agreement, upon 120 days' prior written notice. W. P. Carey may not terminate the Investment Sub-Advisory Agreement without the consent of our Independent Trustees or the holders of a majority of our outstanding Shares.

Item 8.    Legal Proceedings

        Neither we nor our Advisors are currently subject to any material legal proceedings; nor, to our knowledge, is any material legal proceeding threatened against us or against our Advisors.

        From time to time, we and individuals employed by us, may be party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. In addition, our business and the businesses of our Advisors are subject to extensive regulation, which may result in regulatory proceedings. Legal proceedings, lawsuits, claims and regulatory proceedings are subject to many uncertainties and their ultimate outcomes are not predictable with assurance.

Item 9.    Market Price of and Distributions on the Registrant's Common Equity and Related Shareholder Matters

Market Information

        Our outstanding Shares will be offered and sold in transactions exempt from registration under the Securities Act under section 4(2) and Regulation D. See "Item 10. Recent Sales of Unregistered Securities" for more information. There is currently no public market for our Shares, nor can we give any assurance that one will develop.

        Because our Shares are being acquired by investors in one or more transactions "not involving a public offering," they are "restricted securities" and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Holders

        See "Item 4. Security Ownership of Certain Beneficial Owners and Management" for disclosure regarding the holders of the Company's Shares.

Valuation of Investments

        We will measure the value of our investments in accordance with fair value accounting guidance promulgated under GAAP, which establishes a hierarchical disclosure framework that prioritizes and ranks the level of market price observability used in measuring investments at fair value. Market price observability is affected by a number of factors, including the type of investment and the characteristics specific to the investment. Investments with readily available actively quoted prices or for which fair value can be measured from actively quoted prices, generally, will have a higher degree of market price observability and a lesser degree of judgment used in measuring fair value.

        Investments measured and reported at fair value will be classified and disclosed in one of the following categories:

  •
  Level 1—Quoted prices are available in active markets for identical investments as of the reporting date. Publicly listed equities and publicly listed derivatives will be included in Level 1. In addition, securities sold, but not yet purchased and call options will be included in Level 1. We will not adjust the quoted price for these investments, even in situations where we hold a large position and a sale could reasonably affect the quoted price.

  •
  Level 2—Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined through the use of models or other valuation methodologies. In certain cases, debt and equity securities are valued on the basis of prices from an orderly transaction between market participants provided by reputable dealers or pricing services. In determining the value of a particular investment, pricing services may use certain information with respect to transactions in such investments, quotations from dealers, pricing matrices, market transactions in comparable investments, and various relationships between investments. Investments that are generally expected to be included in this category include corporate bonds and loans, convertible debt indexed to publicly listed securities and certain over-the-counter derivatives.

  •
  Level 3—Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant judgment or estimation. Investments that are expected to be included in this category are our private portfolio companies.

        In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy will be based on the lowest level of input that is significant to the fair value measurement. Our assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and we will consider factors specific to the investment.

Distributions

        Subject to our Board of Trustees' discretion and applicable legal restrictions, we intend to authorize and declare ordinary cash distributions on a weekly, semi-monthly, or monthly basis and intend to pay such declared distributions on a monthly basis. Any distributions to our shareholders will be declared out of assets legally available for distribution. Once we commence making distributions to our shareholders, we expect to continue making weekly, semi-monthly, or monthly distributions unless our results of operations, our general financial condition, general economic conditions, or other factors prohibit us from doing so. From time to time, but not less than quarterly, we will review our accounts to determine whether distributions to our shareholders are appropriate. We have not established any limit on the extent to which we may use borrowings, if any, our equity capital, or proceeds from this offering to fund distributions (which may reduce the amount of capital we ultimately invest in assets).

        We have adopted an "opt-in" Distribution Reinvestment Plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional Shares.

Reports to Shareholders

        Within 45 days after the end of each fiscal quarter, we are required to file our quarterly report on Form 10-Q. Within 90 days after the end of each fiscal year, we are required to file our annual report on Form 10-K. We intend to provide a copy of our annual report on Form 10-K to all shareholders of record as of the end of each fiscal year shortly after filing it with the SEC, or to all shareholders of record in preparation for our annual shareholders meeting. These reports, including any prospectus supplements, current reports on Form 8-K and any amendments to these listed reports are made available free of charge on our website at www.careycredit.com and on the SEC's website at www.sec.gov.

Item 10.    Recent Sales of Unregistered Securities

        W. P. Carey and an affiliate of Guggenheim have each invested $25 million in the Company in exchange for 5,555,556 Shares at the initial price of $9.00 per share. These Shares were issued and sold in reliance upon the available exemption from registration requirements of Section 4(2) of the Securities Act.

Item 11.    Description of Registrant's Securities to be Registered

Description of our Shares

  General.

        The following description is based on portions of the Delaware Statutory Trust Act, the General Corporation Law of the State of Delaware (the "DGCL") and on our Declaration of Trust, that are relevant to an investment in the Company. This summary is not intended to be complete and we refer you to our Declaration of Trust, a copy of which is filed as an exhibit to this Registration Statement, for a more detailed description of the provisions summarized below.

  Outstanding Securities.

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by our Company or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under (3) As of February 9, 2015
Common	1,000,000,000	[-0-]	5,555,556
Preferred	100,000,000	[-0-]	[ ]

  Capital Stock.

        Our authorized shares consist of 1,100,000,000 shares of beneficial interest, par value $0.001 per share, of which 1,000,000,000 shares are classified as Shares and 100,000,000 shares are classified as shares of preferred stock. There is currently no market for our Shares, and we do not expect that a market for our Shares will develop in the foreseeable future. No Shares have been authorized for issuance under any equity compensation plans. Under Delaware law, our shareholders are entitled to the same limitation of personal liability extended to shareholders of private corporations organized for profit under the DGCL and therefore generally will not be personally liable for our debts or obligations.

  Common Shares.

        Under the terms of our Declaration of Trust, all our Shares will have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid, and non-assessable. Distributions may be paid to the holders of our Shares if, as, and when authorized by our Board of Trustees and declared by us out of funds legally available therefor. Except as may be provided by our Board of Trustees in setting the terms of classified or reclassified shares, our Shares will have no preemptive, exchange, conversion, or repurchase rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In addition, our Shares are not subject to any mandatory repurchase obligations by us. In the event of our liquidation, dissolution, or winding up, each Share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay, or make reasonable provision for the payment of, all claims and obligations, and subject to any preferential rights of holders of our shares of preferred stock (if any shares of preferred stock are outstanding at such time). Each Share will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of Trustees. Except as may be provided by the DGCL, the Statutory Trust Act, or by our Board of Trustees in setting the terms of shares of preferred stock or classified or reclassified shares, the holders of our Shares will possess exclusive voting power. There will be no cumulative voting in the election of Trustees, which means that holders of a majority of the outstanding Shares will be able to elect all of our Trustees, provided that there are no shares of any other class or series of shares outstanding entitled to vote in the election of Trustees, and holders of less than a majority of such Shares will be unable to elect any Trustee.

  Shares of Preferred Stock.

        Under the terms of our Declaration of Trust, our Board of Trustees, with approval from a majority of our Independent Trustees, is authorized to issue shares of preferred stock in one or more classes or series without shareholder approval. Our Board of Trustees has discretion to determine the rights, preferences, covenants, privileges, and restrictions (including voting rights, distribution rights, conversion rights, repurchase privileges, and liquidation preferences) of each class or series of shares of preferred stock.

        Shares of preferred stock could be issued with rights and preferences that would adversely affect the holders of Shares. Shares of preferred stock could also be used as an anti-takeover device. Every issuance of shares of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance and before any distribution is made with respect to our Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such shares of preferred stock, together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities, must not exceed an amount equal to 50% of our total assets after deducting the amount of such distribution or purchase price, as the case may be, and (ii) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of Trustees if distributions on such shares of preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding shares of preferred stock. We believe that the availability for issuance of shares of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

Transferability of Shares

        Our Shares will not be registered under the Securities Act. The Shares are exempt from registration requirements pursuant to Section 4(2) of and Regulation D under the Securities Act.

        Because our Shares will be acquired by investors in one or more transactions "not involving a public offering," they will be "restricted securities" and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) our consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.

Provisions of Our Declaration of Trust

        Our Declaration of Trust contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Trustees. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Trustees

        As set forth in our Declaration of Trust, our Trustees will be elected by a plurality of all votes cast by holders of the outstanding Shares entitled to vote at a meeting at which a quorum is present.

Number of Trustees; Vacancies; Removal

        Our Declaration of Trust provides that the number of Trustees will be set by our Board of Trustees in accordance with our Declaration of Trust. Our Declaration of Trust provides that a majority of our entire Board of Trustees may at any time increase or decrease the number of Trustees. Our Declaration of Trust provides that the number of Trustees generally may not be less than three or more than 12. Except as otherwise required by applicable requirements of the 1940 Act and as may be provided by our Board of Trustees in setting the terms of any class or series of Shares of preferred stock, pursuant to an election under our Declaration of Trust, any and all vacancies on our Board of Trustees may be filled only by the affirmative vote of a majority of the remaining Trustees in office (even if the remaining Trustees do not constitute a quorum) and any Trustee elected to fill a vacancy will serve for the remainder of the full term of the Trustee for whom the vacancy occurred and until a successor is elected and qualified (subject to any applicable requirements of the 1940 Act). Independent Trustees will nominate replacements for any vacancies among the Independent Trustees' positions.

        Pursuant to the DGCL, our shareholders may remove a Trustee, with or without cause, by the affirmative vote of a majority of all Shares entitled to vote in the election of the Trustee.

        Our Board of Trustees consists of five members, three of whom are Independent Trustees. Our Declaration of Trust provides that a majority of our Board of Trustees must consist of Independent Trustees, except for a period of up to 60 days after the death, removal or resignation of an independent Trustee pending the election of his or her successor.

Action by Shareholders

        Our Declaration of Trust provides that shareholder action can be taken only at an annual or special meeting of shareholders, or by unanimous consent in lieu of a meeting. These provisions, combined with the other requirements of our Declaration of Trust regarding the calling of a shareholder-requested special meeting of shareholders (discussed below), may have the effect of delaying consideration of a shareholder proposal until the next annual meeting.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

        Our Declaration of Trust provides that with respect to an annual meeting of shareholders, nominations of persons for election to our Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by our Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the Declaration of Trust. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our Board of Trustees at a special meeting may be made only (x) pursuant to our notice of the meeting, (y) by our Board of Trustees or (z) provided that our Board of Trustees has determined that Trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Declaration of Trust.

        The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board of Trustees a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Trustees, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our Declaration of Trust does not give our Board of Trustees any power to disapprove shareholder nominations for the election of Trustees or proposals recommending certain action, they may have the effect of precluding a contest for the election of Trustees or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of Trustees or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders

        Our Declaration of Trust provides that special meetings of shareholders may be called by our Board of Trustees and certain of our officers. In addition, our Declaration of Trust provides that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Company upon the written request of shareholders entitled to cast 10% or more of the votes entitled to be cast at the meeting. Any special meeting called by such shareholders shall be held not less than 15 nor more than 60 days after we are provided notice by such shareholders of the request for a special meeting.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust

        Pursuant to (and except as provided otherwise in) our Declaration of Trust, provided that our Trustees then in office have approved and declared the action advisable and submitted such action to the shareholders, an action that requires shareholder approval, including a dissolution, merger, or a sale of all or substantially all of our assets, or a similar transaction outside the ordinary course of business, must be approved by the affirmative vote of shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter. In addition, our Declaration of Trust provides that shareholders are entitled to vote upon a proposed amendment to the Declaration of Trust if the amendment would alter or change the powers, preferences or special rights of the Shares held by such shareholders so as to affect them adversely. Approval of any such amendment shall require at least a majority of the votes cast by such shareholders at a meeting of shareholders duly called and at which a quorum is present. Notwithstanding the foregoing, amendments to our Declaration of Trust to make our Shares a "redeemable security" or to convert the Company, whether by merger or otherwise, from a closed-end company to an open-end company each must be approved by the affirmative vote of shareholders entitled to cast at least 75% of the votes entitled to be cast on the matter.

        Our Declaration of Trust provides that our Board of Trustees will have the exclusive power to make, alter, amend, or repeal any provision of our bylaws.

        In addition, subject to the applicable mandatory provisions of the DGCL, our Declaration of Trust provides that holders of at least 75% of our Shares outstanding and entitled to vote thereon is required, without the necessity of any concurrence by the Advisors, direct that the Board of Trustees cause the Company to:

  •
  dissolve the Company;

  •
  approve or disapprove the sale of all or substantially all of our assets other than in the ordinary course of our business; or

  •
  cause the merger or other reorganization of the Company.

        Except as described above, our Declaration of Trust provides that our Board of Trustees may amend our Declaration of Trust without any vote of our shareholders.

No Appraisal Rights

        In certain extraordinary transactions, some jurisdictions provide the right to dissenting shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. Our Declaration of Trust provides that, except as may be provided by the Board of Trustees in setting the terms of any class or series of Shares of preferred stock and except as contemplated by the DGCL, holders of our Shares will not be entitled to exercise appraisal rights.

Delaware Business Combination Statute

        Pursuant to our Declaration of Trust, we have elected to be governed by Section 203 of the DGCL, which, in general, prohibits a business combination between a corporation and an interested shareholder within three years of the time such shareholder became an interested shareholder, unless:

  •
  prior to such time, the board of trustees of the corporation approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

  •
  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive (for the purposes of determining the voting stock outstanding) of shares owned by trustees who are also officers and by certain employee stock plans; or

  •
  at or subsequent to such time, the business combination is approved by the Board of Trustees and authorized by the affirmative vote at a shareholders' meeting (and not by written consent) of at least 66.66% of the outstanding voting stock that is not owned by the interested shareholder.

        The term "business combination" is defined in Section 203 of the DGCL to include, among other transactions between an interested shareholder and a corporation or any direct or indirect majority owned subsidiary thereof: a merger or consolidation; a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that result in the issuance or transfer by the corporation or by any direct or indirect majority-owned subsidiary of the corporation of any stock of the corporation or any stock of such subsidiary to the interested shareholder; certain transactions that would increase the interested shareholder 's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, pursuant to Section 203 of the DGCL, an "interested shareholder" is any person who is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the determination date, and the affiliates and associates of such persons. The term "owner" is broadly defined to include any person that individually or with or through such person's affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of options or other convertible securities or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock.

Conflict with 1940 Act

        Our Declaration of Trust provides that if and to the extent that any provision of the Delaware Statutory Trust Act, the DGCL or any provision of our Declaration of Trust conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Item 12.    Indemnification of Trustees and Officers

        Delaware law permits a Delaware statutory trust to include in its Declaration of Trust a provision to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever. Our Declaration of Trust provides that our Trustees will not be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a trustee to the fullest extent permitted by the current DGCL or as the DGCL may hereafter be amended. Our Declaration of Trust provides for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may hereafter be amended. In addition, we have entered into indemnification agreements with each of our Trustees and officers in order to effect the foregoing. In accordance with the 1940 Act, we will not indemnify certain persons for any liability to which such persons would be subject by reason of such person's willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

        Pursuant to our Declaration of Trust and subject to certain exceptions described therein, we will indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Trustee or officer of the Company and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; (ii) any individual who, while a Trustee or officer of the Company and at the request of the Company, serves or has served as a Trustee, officer, partner or trustee of any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or; (iii) the Advisors or any of their affiliates acting as an agent of the Company (each such person, an "Indemnitee"), in each case to the fullest extent permitted by Delaware law. Notwithstanding the foregoing, we will not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by an Indemnitee unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction, or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made.

        We will not indemnify an Indemnitee against any liability or loss suffered by such Indemnitee unless (i) the Company determines in good faith that the course of conduct that caused the loss or liability was in the best interest of the Company, (ii) the Indemnitee was acting on behalf of or performing services for the Company, (iii) in the case that the Indemnitee is an Advisor or an affiliate of an Advisor, or an officer of the Company, such liability or loss was not the result of negligence or misconduct, (iv) in the case that the Indemnitee is a Trustee of the Company (and not also an officer of the Company, either of the Advisors or an affiliate of either Advisor), such liability or loss was not the result of gross negligence or willful misconduct and (v) such indemnification or agreement to hold harmless is recoverable only out of assets of the Company and not from the shareholders.

        In addition, Delaware law permits a trust to advance reasonable expenses to a Trustee or officer, and we will do so in advance of final disposition of a proceeding if (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the legal proceeding was initiated by a third party who is not a shareholder or, if by a shareholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement and (iii) upon the Company's receipt of (A) a written affirmation by the Trustee or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company and (B) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the Company if it is ultimately determined that the standard of conduct was not met.

        Under the Investment Advisory Agreement, the Company may, to the extent permitted by applicable law, in the discretion of the Board of Trustees, indemnify the Advisor and certain of its affiliates, as described under "Item 1(c). Description of Business—General—Investment Advisory Agreement; Investment Sub-Advisory Agreement; Administrative Services Agreement."

Item 13.    Financial Statements and Supplementary Data

        We set forth below a list of our audited financial statements included in this Registration Statement.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

        There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15.    Financial Statements and Exhibits.

(a)
List separately all financial statements filed

        The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-1.

(b)
Exhibits

CAREY CREDIT INCOME FUND
Index to Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of
Carey Credit Income Fund

        In our opinion, the accompanying statement of assets and liabilities presents fairly, in all material respects, the financial position of Carey Credit Income Fund (the "Fund") at December 31, 2014, in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Fund's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this financial statement in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 10, 2015

CAREY CREDIT INCOME FUND
Statement of Assets and Liabilities
December 31, 2014

Assets:
Cash	$50,000,000

Total assets	$50,000,000

Net Assets:
Common stock, $0.001 par value, 5,555,556 shares authorized, 5,555,556 shares issued and outstanding	5,556
Paid-in-capital in excess of par value	49,994,444

Net assets	$50,000,000

Net asset value per share of common stock	$9.00

See Notes to Financial Statement.

CAREY CREDIT INCOME FUND
Notes to Financial Statement

Note 1. Principal Business and Organization

        Carey Credit Income Fund (the "Fund") was formed as a Delaware statutory trust on September 5, 2014, and has been inactive since that date except for routine matters relating to its organization and registration as a non-diversified, closed-end management investment company. It is intended that the Fund will serve as the master fund in a master/feeder fund structure in that one or more feeder funds will invest substantially all of their assets in the Fund's common shares. The Fund intends to elect to be treated as a business development company under the Investment Company Act of 1940, as amended, prior to the time that shares of its common stock are sold to the feeder funds in a continuous series of private placement transactions.

Note 2. Summary of Significant Accounting Policies

        Basis of Presentation:    The Fund's Statement of Assets and Liabilities has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and Regulation S-X. In the opinion of management, all adjustments of a normal recurring nature considered necessary for the fair presentation of the Statement of Assets and Liabilities have been made.

        Cash:    Cash consists of demand deposits held at a U.S. major financial institution and amounts exceed the Federal Deposit Insurance Corporation insured limit.

        Income Taxes:    The Fund intends to elect to be treated for federal income tax purposes, and intends to qualify thereafter, as a registered investment company ("RIC"). Generally, a RIC is not subject to federal income taxes on distributed income and gains if it distributes at least 90% of its "Investment Company Taxable Income," as defined in the Internal Revenue Code of 1986, as amended. The Fund intends to distribute sufficient dividends to maintain its RIC status each year.

        The Fund is also generally subject to nondeductible federal excise taxes if it does not distribute an amount at least equal to the sum of (i) 98% of net ordinary income for a calendar year, (ii) 98.2% of the Fund's capital gains in excess of capital losses for the one-year period generally ending on October 31, and (iii) any ordinary income and net capital gains for preceding years that were not distributed during such years and on which the Fund paid no federal income tax.

        Use of Estimates:    Management may make estimates and assumptions related to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare the consolidated financial statements in conformity with GAAP. Actual results could differ materially from those estimates under different assumptions and conditions.

        New Accounting Standards:    Management does not believe any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying financial statement.

Note 3. Related Party Transactions

Compensation of the Investment Advisers

        The Fund intends to enter into an investment advisory agreement with Carey Credit Advisors, LLC ("CCA"). CCA is an indirect wholly owned subsidiary of W. P. Carey Inc. All of the Fund's executive officers, except the Fund's chief executive officer, also serve as executive officers of CCA.

CAREY CREDIT INCOME FUND
Notes to Financial Statement (Continued)

Note 3. Related Party Transactions (Continued)

        CCA intends to enter into a sub-investment advisory agreement with Guggenheim Partners Investment Management, LLC ("GPIM"). Payments for investment advisory services under such agreements in future periods will include (a) an annual base management fee based on the Fund's gross assets and (b) an incentive fee based on the Fund's performance.

Capital Contributions and Ownership

        On December 19, 2014, the Fund entered into capital contribution agreements for the sale of (i) 2,777,778 shares of its common stock to CCA for consideration of $25,000,000 and (ii) 2,777,778 shares of its common stock to a related party affiliate of GPIM for consideration of $25,000,000.

Organization and Offering Costs

        As of December 31, 2014, CCA and its affiliates have incurred and paid organization and offering costs on behalf of the Fund. Under the terms of an agreement between the Fund and CCA, there is no liability on the part of the Fund to reimburse CCA for organization and offering costs until such time, if any, that the Fund and CCA or an affiliate thereof enter into an investment advisory or other agreement, which includes a provision that defines any conditions and terms of the reimbursement of organization and offering expenses. As of December 31, 2014, no such agreement existed; therefore no organization and offering costs were payable by the Fund as of such date.

Note 4. Subsequent Events

        The Fund's management evaluated subsequent events through February 10, 2015, the date the financial statements were available to be issued, and has determined that there have been no subsequent events that occurred during such period which would require disclosure in, or would be required to be recognized in, the Statement of Assets and Liabilities as of February 10, 2015.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Credit Income Fund
By:	/s/ TREVOR BOND
	Name:	Trevor Bond
	Title:	Chief Executive Officer

Date: February 10, 2015